Exhibit 10.1

Execution Version

FOURTH AMENDMENT

FOURTH AMENDMENT, dated as of December 15, 2021 (this “Amendment”), to the Credit Agreement, dated as of May 22, 2015 (as amended by Amendment No. 1, dated as of December 22, 2017, as amended by the Second Amendment, dated as of May 14, 2019, as amended by Amendment No. 3, dated as of January 28, 2021, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RESOLUTE FOREST PRODUCTS INC., a Delaware corporation (the “Company”), RESOLUTE FP CANADA INC., a Canadian corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto from time to time, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, as lenders (the “Lenders”), BANK OF AMERICA, N.A., as the Administrative Agent under the U.S. Subfacility (in such capacity, the “U.S. Administrative Agent”), a U.S. Issuing Bank and the U.S. Swingline Lender, and BANK OF AMERICA, N.A. (acting through its Canada Branch), as the Administrative Agent under the Canadian Subfacility (in such capacity, the “Canadian Administrative Agent” and together with the U.S. Administrative Agent, the “Administrative Agent”), the Canadian Issuing Bank and the Canadian Swingline Lender.

R E C I T A L S

WHEREAS, Section 13.12 of the Credit Agreement permits certain amendments to the Credit Agreement with the consent of each of the Lenders affected thereby, the Issuing Banks, the Administrative Agent and the Credit Parties;

WHEREAS, the Credit Parties, the Administrative Agent, all of the Lenders and all of the Issuing Banks wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, BofA Securities, Inc., as sole lead arranger and sole bookrunner for this Amendment (the “Lead Arranger”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Capitalized Terms. Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2. Amendment.

(a) The Credit Agreement is, hereby amended, as of the Fourth Amendment Effective Date (as defined below), to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the Credit Agreement as amended hereby, the “Amended Credit Agreement”).

(b) Schedule 2.01 to the Amended Credit Agreement shall be in the form attached as Exhibit B hereto.

Section 3. Representations and Warranties. Each Credit Party makes the following representations and warranties as of the Fourth Amendment Effective Date:

(a) each Credit Party has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b) neither the execution, delivery or performance by any Credit Party of this Amendment, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, other than any law, statute, rule or regulation the violation of which could not reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, the violation of which could reasonably be expected to result in a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party; and

(c) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Fourth Amendment Effective Date and which remain in full force and effect on the Fourth Amendment Effective Date, (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents and (z) periodic reports under the Securities and Exchange Act of 1934, as amended), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Amendment.

Section 4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date hereof (such date, the “Fourth Amendment Effective Date”) upon the satisfaction of the following conditions:

(a) (i) the Credit Parties constituting all Credit Parties as of the Fourth Amendment Effective Date shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) the Lenders constituting all Lenders as of the Fourth Amendment Effective Date shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (iii) each Issuing Bank as of the Fourth Amendment Effective Date shall have executed and delivered counterparts of this Amendment to the Administrative Agent and (iv) each of the U.S. Administrative Agent and the Canadian Administrative Agent shall have executed a counterpart of this Amendment;

(b) the Company (or its designee) shall have paid, or caused to be paid, all reasonable documented out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the fees and expenses of (i) Cahill Gordon & Reindel LLP as U.S. counsel to the Administrative Agent, (ii) McMillan LLP as Canadian counsel to the Administrative Agent and (iii) NautaDutilh New York P.C. as Dutch counsel to the Administrative Agent) for which invoices have been presented to the Company at least two business days prior to the Fourth Amendment Effective Date;

(c) the Company (or its designee) shall have paid, or caused to be paid, all fees owed to the Lead Arranger pursuant to that certain Engagement Letter dated November 11, 2021 by and between the Company and BofA Securities, Inc.;

(d) the Administrative Agent shall have received from (i) Troutman Pepper Hamilton Sanders LLP, U.S. counsel to the Credit Parties, (ii) McCarthy Tétrault, special Canadian counsel to the Credit Parties and (iii) NautaDutilh New York P.C., special Dutch counsel to the Administrative Agent, in each case, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders party to the Amended Credit Agreement on the Fourth Amendment Effective Date and dated the Fourth Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(e) prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(f) each of the representations and warranties made by any Credit Party set forth in Section 8 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty);

(g) the Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date and signed on behalf of the Company (and not in any individual capacity) by a Responsible Officer of the Company, certifying on behalf of the Company that the conditions set forth in Sections 4(e) and 4(f) hereof have been satisfied;

(h) the Administrative Agent shall have received a certificate from the Company and each other Credit Party, dated the Fourth Amendment Effective Date, signed by a Responsible Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in each case, on behalf of such Credit Party (and not in any individual capacity), certifying (i) that the copies of such Credit Party’s certificate or articles of incorporation and by-laws (or equivalent organizational documents) (x) as previously certified and delivered to the Administrative Agent remain in full force and effect as of the Fourth Amendment Effective Date without modification or amendment since such original delivery or (y) as certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of such Credit Party’s organization or formation and attached to such officer’s certificate are true, correct, and complete and in full force and effect as of the Fourth Amendment Effective Date and (ii) that the copies of the Credit Parties’ resolutions approving and adopting this Amendment and the transactions contemplated hereby, and authorizing the execution and delivery hereof, as attached to such officer’s certificate, are true, correct, and complete copies and in full force and effect as of the Fourth Amendment Effective Date;

(i) the Administrative Agent shall have received good-standing certificates (or similar instrument, if applicable) with respect to each Credit Party certified by proper governmental authorities in such Credit Party’s jurisdiction of organization or formation, and such bring-down telegrams or certificates thereof as the Administrative Agent shall reasonably request; and

(j) each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent reasonably requested by such Person in writing at least ten (10) Business Days prior to the Fourth Amendment Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), any Lender that has requested, in a written notice to the Company at least ten (10) Business Days prior to the Fourth Amendment Effective Date, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (a “Beneficial Ownership Certification”) shall have received such Beneficial Ownership Certification.

Section 5. Counterparts. This Amendment may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 6. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AMENDMENT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) Sections 13.08(b) and (c) of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

Section 7. Headings. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 8. Effect of this Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Credit Document, (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document and (iii) each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each of the Credit Parties hereby consents to this Amendment and confirms and reaffirms (i) that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its Guarantees of the Relevant Guaranteed Obligations, (iii) its pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Security Documents and (iv) such Guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Creditors. In connection with the Netherlands Pledge Agreement, dated December 16, 2015, in connection with the Credit Agreement, between RFP Canada as pledgor and Bank of America, N.A. as pledgee, RFP Canada confirms that the pledge created thereunder is and has always been intended to extent to RFP Canada’s obligations under the Credit Documents as amended and restated from time to time, including as amended by this Amendment, and shall so extend thereto in accordance with the terms of the Credit Documents. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. On and after the effectiveness of this Amendment, each reference in any Credit Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or of any other Credit Documents as in effect prior to the Fourth Amendment Effective Date.

Section 9. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the Credit Parties and their respective successors and permitted assigns, and upon the Administrative Agent, the Issuing Banks and the Lenders and their respective successors and permitted assigns.

Section 10. Perfection Certificate Update; Change to Notice Information.

(a) Effective as of January 1, 2022, (i) Schedule 2(a) of the U.S. Perfection Certificate is updated in its entirety as set forth on Exhibit C and (ii) Schedule 2(a) of the Canadian Perfection Certificate is updated in its entirety as set forth on Exhibit D. Each of the U.S. Administrative Agent, the Canadian Administrative Agent and the Collateral Agent acknowledge and agree that this Amendment constitutes notice of such changes for purposes of Section 9.01(c) of the Credit Agreement.

(b) Each of the U.S. Administrative Agent, the Canadian Administrative Agent and the Collateral Agent acknowledge and agree that this Amendment (including the amendments to Section 13.03(a) of the Amended Credit Agreement) constitutes notice of a change to the Credit Parties’ address for notices and other communications under Section 13.03 of the Credit Agreement and of a change of registration office, head office, chief executive office, principal place of business or domicile (within the meaning of the Civil Code of Québec) under any Security Document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BORROWERS

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Treasurer and Vice President for Investor Relations

RESOLUTE FP US INC.

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

CANADIAN BORROWER

RESOLUTE FP CANADA INC.

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

U.S. GUARANTORS

ATLAS SOUTHEAST PAPERS, INC.
BOWATER NUWAY MID-STATES INC.
DONOHUE CORP.
FIBREK U.S. INC.
FIBREK RECYCLING U.S. INC.
CALHOUN NEWSPRINT COMPANY
RESOLUTE FP FLORIDA INC.
ATLAS TISSUE HOLDINGS, INC.
RESOLUTE US LUMBER INC.
RESOLUTE EL DORADO INC.

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Vice President and Treasurer

[Signature Page to Fourth Amendment]

ABITIBI CONSOLIDATED SALES LLC
RESOLUTE GROWTH US LLC

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Treasurer and Vice President for Investor Relations

AUGUSTA NEWSPRINT HOLDING LLC

By: Abitibi Consolidated Sales LLC, its Member

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Treasurer and Vice President for Investor Relations

RESOLUTE FP AUGUSTA LLC

By: Abitibi Consolidated Sales LLC, its Manager

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Treasurer and Vice President for Investor Relations

BOWATER NEWSPRINT SOUTH LLC

By:	/s/ Sylvain A. Girard
Name:	Sylvain A. Girard
Title:	Manager

FD POWERCO LLC

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Manager

[Signature Page to Fourth Amendment]

GLPC RESIDUAL MANAGEMENT, LLC

By: Fibrek Recycling U.S. Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Vice President and Treasurer

ACCURATE PAPER FLEET, LLC

By: Accurate Paper Holdings, LLC, its Sole Member

By: Atlas Tissue Holdings, Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Vice President and Treasurer

ATLAS PAPER MANAGEMENT, LLC

By: Atlas Paper Mills, LLC, its Sole Member

By: Atlas Tissue Holdings, Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Vice President and Treasurer

ACCURATE PAPER HOLDINGS, LLC
ATLAS PAPER MILLS, LLC

By: Atlas Tissue Holdings, Inc., its Sole Member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Vice President and Treasurer

[Signature Page to Fourth Amendment]

RESOLUTE TISSUE LLC

By: Resolute Growth US LLC, its sole member

By: Resolute Forest Products Inc., its sole member

By:	/s/ Marianne Limoges
Name:	Marianne Limoges
Title:	Treasurer and Vice President for Investor Relations

RESOLUTE HAGERSTOWN LLC

By: Resolute FP US Inc., its Sole Member

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

RESOLUTE NAVCOR LLC
RESOLUTE CADDO RIVER, LLC
RESOLUTE CROSS CITY LLC
RESOLUTE CROSS CITY REAL ESTATE HOLDINGS LLC
RESOLUTE CROSS CITY TIMBER MANAGEMENT LLC
RESOLUTE GLENWOOD LLC

By: RESOLUTE US Lumber Inc., its Sole Member

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment]

CANADIAN GUARANTORS

ABITIBIBOWATER CANADA INC.
BOWATER CANADIAN LIMITED
BOWATER LAHAVE CORPORATION
FIBREK INTERNATIONAL INC.
SFK PULP FINCO INC.

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

FIBREK GENERAL PARTNERSHIP

By: Resolute FP Canada Inc., its Managing Partner

By:	/s/ Marianne Limoges
Name: Marianne Limoges
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as U.S. Administrative Agent, U.S. Issuing Bank and U.S. Swingline Lender

By:	/s/ Brad Handrich
Name: Brad Handrich
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Administrative Agent, Canadian Issuing Bank and Canadian Swingline Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brad Handrich
Name: Brad Handrich
Title: Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature Page to Fourth Amendment]

Bank of Montreal, as a U.S. Lender

By:	/s/ William J. Kennedy
Name: William J. Kennedy
Title: Vice President

Bank of Montreal, as a Canadian Lender

By:	/s/ Helen Alvarez-Hernandez
Name: Helen Alvarez-Hernandez
Title: Managing Director

[Signature Page to Fourth Amendment]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Jake Elliot
Name: Jake Elliot
Title: Authorized Signatory

Wells Fargo Capital Finance Corporation Canada, as a Lender

By:	/s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President

[Signature Page to Fourth Amendment]

Canadian Imperial Bank of Commerce, as a Lender

By:	/s/ Kazim Mehdi
Name: Kazim Mehdi
Title: Executive Director

By:	/s/ Mark Saraiva
Name: Mark Saraiva
Title: Executive Director

[Signature Page to Fourth Amendment]

TD Bank, N.A., as a Lender

By:	/s/ Edmundo Kahn
Name: Edmundo Kahn
Title: Vice-President

[Signature Page to Fourth Amendment]

The Toronto-Dominion Bank, as a Lender

By:	/s/ Ron Gordon
Name: Ron Gordon
Title: Director

By:	/s/ Michelle White
Name: Michelle White
Title: Senior Manager, Commercial Credit

[Signature Page to Fourth Amendment]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Stuart Coulter
Name: Stuart Coulter
Title: Authorized Signatory

[Signature Page to Fourth Amendment]

Exhibit A

Amended Credit Agreement

[See attached]

CREDIT AGREEMENT

among

RESOLUTE FOREST PRODUCTS INC.,

as Company,

RESOLUTE FP CANADA INC.,

Certain of the Company’s subsidiaries from time to time party hereto as Borrowers and Guarantors,

VARIOUS LENDERS,

BANK OF AMERICA, N.A.,

as U.S. ADMINISTRATIVE AGENT and COLLATERAL AGENT,

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH),

as CANADIAN ADMINISTRATIVE AGENT

Dated as of May 22, 2015

(as amended by the First Amendment dated as of December 22, 2017 as further amended by the Second Amendment dated as of May 14, 2019 as further amended by the Third Amendment dated as of January 28, 2021 and as further amended by the ~~Third~~Fourth Amendment dated as of ~~January 28~~December 15, 2021),

TD BANK, N.A.

and

CANADIAN IMPERIAL BANK OF COMMERCE,

as CO-DOCUMENTATION AGENTS

BMO CAPITAL MARKETS CORP.

and

WELLS FARGO BANK, N.A.,

as CO-SYNDICATION AGENTS,

BOFA SECURITIES, INC.,

BMO CAPITAL MARKETS CORP.,

and

WELLS FARGO BANK, N.A.,

as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

TABLE OF CONTENTS

Page
SECTION 1	DEFINITIONS AND ACCOUNTING TERMS	1

1.01.	Defined Terms	1
1.02.	Terms Generally	~~61~~66
1.03.	Uniform Commercial Code and PPSA	~~61~~66
1.04.	Exchange Rates; Currency Equivalent	~~62~~66
1.05.	Interpretation (Quebec)	~~62~~67
1.06.	Currency Fluctuations	~~62~~67
1.07.	Divisions	~~63~~68
1.08.	Limited Condition Transactions	68

SECTION 2	AMOUNT AND TERMS OF CREDIT	~~63~~69

2.01.	Commitments	~~63~~69
2.02.	Loans	~~64~~70
2.03.	Borrowing Procedure	~~65~~72
2.04.	Evidence of Debt; Repayment of Loans	~~66~~73
2.05.	Fees	~~67~~73
2.06.	Interest on Loans	~~68~~75
2.07.	Termination and Reduction of Commitments	~~70~~76
2.08.	Interest Elections	~~71~~77
2.09.	Optional and Mandatory Prepayments of Loans	~~72~~78
2.10.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~75~~82
2.11.	Defaulting Lenders	~~77~~83
2.12.	Swingline Loans	~~77~~84
2.13.	Letters of Credit	~~79~~86
2.14.	Settlement Amongst Lenders	~~85~~92
2.15.	Revolving Commitment Increase	~~86~~93
2.16.	[Reserved]	~~88~~94
2.17.	Overadvances	~~88~~95
2.18.	Protective Advances	~~88~~95
2.19.	Extended Loans	~~89~~96
2.20.	Adjustment of Revolver Commitments	~~91~~98
2.21.	FILO Exchange	~~92~~99
2.22.	Subsidiary Borrowers	~~93~~100
2.23.	Sustainability Adjustments	101

SECTION 3	YIELD PROTECTION, ILLEGALITY AND REPLACEMENT OF LENDERS	~~94~~102

3.01.	Increased Costs, Illegality, etc.	~~94~~102
3.02.	Compensation	~~96~~103
3.03.	Change of Lending Office	~~96~~104
3.04.	Replacement of Lenders	~~97~~104
3.05.	Inability to Determine Rates	~~97~~105
3.06.	LIBOR Successor Rate	~~98~~105

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Page
SECTION 4	[RESERVED]	~~99~~108

SECTION 5	TAXES	~~99~~108

5.01.	Net Payments	~~99~~108

SECTION 6	CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE CLOSING DATE	~~101~~110

6.01.	Closing Date; Credit Documents	~~101~~110
6.02.	Officer’s Certificate	~~101~~111
6.03.	Opinions of Counsel	~~102~~111
6.04.	Corporate Documents; Proceedings, etc.	~~102~~111
6.05.	Solvency Certificate	~~102~~111
6.06.	Borrowing Base Certificate	~~102~~111
6.07.	Material Adverse Effect	~~102~~111
6.08.	Fees, etc	~~102~~111
6.09.	Security Agreements	~~102~~111
6.10.	Lender Loss Sharing Agreement	~~103~~112
6.11.	Financial Statements	~~103~~112
6.12.	Patriot Act	~~103~~112
6.13.	Insurance	~~103~~112
6.14.	Repayment of Obligations of Existing Credit Agreement	~~103~~112

SECTION 7	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	~~104~~113

7.01.	Notice of Borrowing	~~104~~113
7.02.	Availability	~~104~~113
7.03.	No Default	~~104~~113
7.04.	Representations and Warranties	~~104~~113

SECTION 8	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~104~~113

8.01.	Organizational Status	~~104~~113
8.02.	Power and Authority	~~105~~114
8.03.	No Violation	~~105~~114
8.04.	Approvals	~~105~~114
8.05.	Financial Statements; Financial Condition; Projections	~~105~~115
8.06.	Litigation	~~106~~115
8.07.	True and Complete Disclosure	~~106~~115
8.08.	Use of Proceeds; Margin Regulations	~~106~~115
8.09.	Tax Returns and Payments	~~107~~116
8.10.	ERISA	~~107~~116
8.11.	The Security Documents	~~107~~116
8.12.	[Reserved]	~~108~~117
8.13.	~~EEA~~Affected Financial Institutions	~~108~~117
8.14.	Subsidiaries	~~108~~117
8.15.	Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA	~~108~~117
8.16.	Investment Company Act	~~109~~118
8.17.	[Reserved]	~~109~~118
8.18.	Environmental Matters	~~109~~118

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Page
8.19.	Labor Relations	~~110~~119
8.20.	Intellectual Property	~~110~~119
8.21.	[Reserved]	~~110~~119
8.22.	Borrowing Base Certificate	~~110~~119
8.23.	[Reserved]	~~110~~119
8.24.	Canadian Pension Plans	~~110~~120

SECTION 9	AFFIRMATIVE COVENANTS	~~111~~120

9.01.	Information Covenants	~~111~~120
9.02.	Books, Records and Inspections	~~113~~123
9.03.	Maintenance of Property; Insurance	~~114~~123
9.04.	Existence; Franchises	~~115~~124
9.05.	Compliance with Statutes, etc.	~~115~~125
9.06.	Compliance with Environmental Laws	~~115~~125
9.07.	ERISA	~~116~~125
9.08.	[Reserved]	~~116~~125
9.09.	[Reserved]	~~116~~125
9.10.	Payment of Taxes	~~116~~125
9.11.	Use of Proceeds	~~116~~126
9.12.	Additional Security; Further Assurances; etc.	~~116~~126
9.13.	Post-Closing Actions	~~118~~128
9.14.	Collateral Requirement	~~119~~128
9.15.	Canadian Pension Plans	~~120~~130
9.16.	Designation of Unrestricted Subsidiaries	~~121~~130
9.17.	Collateral Monitoring and Reporting	~~122~~131

SECTION 10	NEGATIVE COVENANTS	~~127~~136

10.01.	Liens	~~127~~136
10.02.	Consolidation, Merger, or Sale of Assets, etc.	~~132~~141
10.03.	Restricted Payments	~~135~~144
10.04.	Indebtedness	~~136~~146
10.05.	Advances, Investments and Loans	~~139~~149
10.06.	Transactions with Affiliates	~~143~~152
10.07.	Limitations on Payments of Indebtedness; Modifications of Senior Notes Indenture, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.	~~143~~153
10.08.	Limitation on Certain Restrictions on Subsidiaries	~~144~~154
10.09.	Business	~~146~~155
10.10.	Negative Pledges	~~146~~155
10.11.	Financial Covenant	~~147~~157
10.12.	Canadian Pension Plans	~~148~~157

SECTION 11	EVENTS OF DEFAULT	~~149~~158

11.01.	Payments	~~149~~158
11.02.	Representations, etc.	~~149~~158
11.03.	Covenants	~~149~~158
11.04.	Default Under Other Agreements	~~149~~159
11.05.	Bankruptcy, etc.	~~150~~159

-iii-

Page
11.06.	ERISA; Canadian Pension Plans	~~150~~160
11.07.	Credit Documents	~~151~~160
11.08.	Guaranties	~~151~~160
11.09.	Judgments	~~151~~161
11.10.	Change of Control	~~151~~161
11.11.	Application of Funds	~~152~~161

SECTION 12	THE ADMINISTRATIVE AGENT	~~155~~165

12.01.	Appointment and Authorization	~~155~~165
12.02.	Delegation of Duties	~~156~~165
12.03.	Liability of Agents	~~156~~165
12.04.	Reliance by the Agents	~~156~~166
12.05.	Notice of Default	~~157~~167
12.06.	Credit Decision; Disclosure of Information by the Agents	~~157~~167
12.07.	Indemnification of the Agents	~~157~~167
12.08.	Administrative Agent in Its Individual Capacity	~~158~~168
12.09.	Successor Administrative Agent	~~158~~168
12.10.	Administrative Agent May File Proofs of Claim	~~159~~169
12.11.	Collateral and Guaranty Matters	~~160~~170
12.12.	Bank Product Providers	~~161~~171
12.13.	Administrative Agent and the Collateral Agent	~~161~~171
12.14.	Withholding Taxes	~~161~~171
12.15.	Certain ERISA Matters	~~162~~171
12.16.	Recovery of Erroneous Payments	172

SECTION 13	MISCELLANEOUS	~~163~~173

13.01.	Payment of Expenses, etc.	~~163~~173
13.02.	Right of Setoff	~~164~~174
13.03.	Notices	~~164~~175
13.04.	Benefit of Agreement; Assignments; Participations, etc.	~~165~~176
13.05.	No Waiver; Remedies Cumulative	~~167~~178
13.06.	Severability	~~167~~178
13.07.	Calculations; Computations	~~167~~178
13.08.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~168~~179
13.09.	Counterparts	~~169~~180
13.10.	Canadian Severability	~~169~~181
13.11.	Headings Descriptive	~~169~~181
13.12.	Amendment or Waiver; etc.	~~169~~181
13.13.	Survival	~~171~~183
13.14.	Domicile of Loans	~~171~~183
13.15.	Register	~~171~~184
13.16.	Confidentiality	~~172~~184
13.17.	USA Patriot Act Notice	~~173~~185
13.18.	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~173~~185
13.19.	Waiver of Sovereign Immunity	~~174~~186
13.20.	Canadian Anti-Money Laundering Legislation	~~174~~186

-iv-

Page
13.21.	Entire Agreement	~~174~~186
13.22.	Absence of Fiduciary Relationship	~~174~~187
13.23.	Electronic Signatures	~~175~~187
13.24.	Judgment Currency	~~175~~187
13.25.	Acknowledgement Regarding Any Supported QFCs	~~175~~187

SECTION 14	CREDIT PARTY GUARANTY	~~176~~188

14.01.	The Guaranty	~~176~~188
14.02.	Bankruptcy	~~177~~189
14.03.	Nature of Liability	~~177~~189
14.04.	Independent Obligation	~~177~~189
14.05.	Authorization	~~177~~190
14.06.	Reliance	~~178~~190
14.07.	Subordination	~~178~~190
14.08.	Waiver	~~179~~191
14.09.	Maximum Liability	~~179~~191
14.10.	Payments	~~180~~192
14.11.	Keepwell	~~180~~192
14.12.	Information	~~180~~192

SCHEDULE 1.01A	Unrestricted Subsidiaries
SCHEDULE 1.01B	Existing Letters of Credit
SCHEDULE 1.01C	Immaterial Subsidiaries
SCHEDULE 1.01D	U.K. Tax Schedule
SCHEDULE 2.01	Commitments
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.24	Canadian Pension Plans
SCHEDULE 9.13	Post-Closing Actions
SCHEDULE 9.17(e)	Deposit Accounts
SCHEDULE 10.01(iii)	Existing Liens
SCHEDULE 10.04(vii)	Existing Indebtedness
SCHEDULE 10.05(iii)	Existing Investments

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of U.S. Revolving Note
EXHIBIT B-2	Form of Canadian Revolving Note
EXHIBIT B-3	Form of U.S. Swingline Note
EXHIBIT B-4	Form of Canadian Swingline Note
EXHIBIT C	Form of U.S. Tax Compliance Certificate
EXHIBIT D	Form of Lender Loss Sharing Agreement
EXHIBIT E-1	Form of U.S. Security Agreement
EXHIBIT E-2	Form of Canadian Security Agreement
EXHIBIT F	Form of Solvency Certificate
EXHIBIT G	Form of Compliance Certificate
EXHIBIT H	Form of Assignment and Assumption Agreement
EXHIBIT I	Form of Assignment Notice
EXHIBIT J	[Reserved]
EXHIBIT K	Form of Borrower Designation Request and Assumption Agreement
EXHIBIT L	Form of Borrower Designation Notice

-v-

THIS CREDIT AGREEMENT, dated as of May 22, 2015, among RESOLUTE FOREST PRODUCTS INC. (the “Company”), RESOLUTE FP CANADA INC. ( “RFP Canada”) and each of the other Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) party hereto, the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as the Administrative Agent under the U.S. Subfacility (in such capacity, the “U.S. Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) and BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as the Administrative Agent under the Canadian Subfacility (in such capacity, the “Canadian Administrative Agent”). All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $~~500,000,000~~450,000,000 , consisting of a U.S. Subfacility in an initial aggregate principal amount of $200,000,000 (the “U.S. Subfacility”) and a Canadian Subfacility in an initial aggregate principal amount of $~~300,000,000~~250,000,000 (the “Canadian Subfacility” and, together with the U.S. Subfacility, the “Subfacilities”), (b) the Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $200,000,000 and (c) the Borrowers have requested the Swingline Lenders to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $60,000,000; and

WHEREAS, pursuant to the First Amendment, this Agreement was amended to cure certain errors or omissions of a technical or immaterial nature.

NOW THEREFORE, the Lenders are willing to extend such credit to the Borrowers, the Swingline Lenders are willing to make Swingline Loans to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein.

Section 1 Definitions and Accounting Terms.

1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Priority Collateral” shall mean all present and future right, title and interest of the Credit Parties in the following types of Collateral, whether now owned or hereafter acquired, existing or arising and wherever located: (i) all Accounts, including all Accounts (as such term is defined in the U.S. Security Agreement and in the Canadian Security Agreement); (ii) all cash and all Deposit Accounts and all monies deposited therein; (iii) all Inventory; (iv) all commodities contracts, commodities accounts, securities and securities accounts (and security entitlements or financial assets credited thereto), in each case other than Equity Interests of any Person; (v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), (A) all documents, (B) all chattel paper (including all tangible chattel paper and all electronic chattel paper), (C) all general intangibles (excluding Intellectual Property), (D) all contracts (together with all contract rights arising thereunder) and (E) all instruments; (vi) the Pledged Debt Securities (as defined in the applicable Security Agreements); (vii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (v), all supporting obligations, commercial tort claims and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (viii) all books and records pertaining to the foregoing; and (ix) all products and proceeds of the foregoing (including all insurance and claims for insurance effected or held for the benefit of the Credit Parties or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing).

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC (or, with respect to any Canadian Credit Party, the PPSA, or in the case of any accounts of the English Credit Party means any obligation (present, future or contingent) of an Account Debtor to make payment under a contract of sale of goods or services together with all associated and related rights) in which any Person now or hereafter has rights, including all rights to payment for goods sold or leased or for services rendered.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Wholly-Owned Subsidiary of the Company (or shall be merged or amalgamated with and into the Company or a Wholly-Owned Subsidiary of the Company).

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjustment Date” shall mean the first day of January, April, July and October of each fiscal year.

“Administrative Agent” shall mean the U.S. Administrative Agent and/or the Canadian Administrative Agent, as the context may require, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Company or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Agent-Related Persons” shall mean the Administrative Agent, the Collateral Agent, their respective affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, the Collateral Agent and their respective affiliates.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Co-Syndication Agents and any other agent with respect to the Credit Documents, including, without limitation, the Joint Lead Arrangers.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended (including pursuant to the First Amendment, the Second Amendment ~~and~~, the Third Amendment and the Fourth Amendment), restated (including any amendment and restatement hereof), extended or renewed from time to time.

“AML Legislation” shall have the meaning provided in Section 13.20.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including the PATRIOT Act, the Beneficial Ownership Regulation, the Criminal Code R.S.C. 1985, c. c-46, as amended, AML Legislation, the United Nations Act, R.S.C. 1985 c. u-2, as amended, Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Qaida and Taliban Regulations promulgated under the United Nations Act, together with any similar Canadian legislation, rules, regulations and interpretations thereunder or related thereto.

“Applicable Collateral” shall mean (a) with respect to the Obligations of the U.S. Credit Parties, the U.S. Collateral, (b) with respect to the Obligations of the Canadian Credit Parties, the Canadian Collateral, the U.S. Collateral and the U.K. Collateral and (c) with respect to the Obligations of the English Credit Parties, the U.K. Collateral.

“Applicable Margin” shall mean with respect to any Type of Revolving Loan, the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans	LIBO Rate Loans and CDOR Rate Loans
I	< 50%	0.50%	1.50%
II	> 50%	0.25%	1.25%

provided that whenever the Company is in compliance with a Total Leverage Ratio of 1.75:1.00, the Applicable Margin shall be set forth as in the below:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans	LIBO Rate Loans and CDOR Rate Loans
I	< 50%	0.25%	1.25%
II	> 50%	0.00%	1.00%

Until completion of the first full fiscal quarter after the Second Amendment Effective Date, the Applicable Margin with respect to any Type of Revolving Loan shall be determined as if Level II when the Company is in compliance with a Total Leverage Ratio of 1.75:1.00 were applicable. Thereafter, the Applicable Margin with respect to any Type of Revolving Loan shall be subject to increase or decrease on each Adjustment Date based on Average Availability, as determined by the Administrative Agent’s system of record, and each such increase or decrease in the Applicable Margin shall be effective on the Adjustment Date occurring immediately after the last day of the fiscal quarter most recently ended. If (i) the Borrowers fail to deliver any Borrowing Base Certificate on or before the date required for delivery thereof or (ii) any Event of Default exists, then, at the option of the Required Lenders, the Applicable Margin with respect to any Type of Revolving Loan shall be determined as if Level II were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered or from the date such Event of Default occurred, as applicable, until the date of delivery of such Borrowing Base Certificate or when such Event of Default is no longer continuing.

The Applicable Margin with respect to any Type of FILO Loan shall be the per annum margin(s) set forth in the relevant FILO Amendment.

“Applicable Specified Secured Indebtedness” shall have the meaning assigned that term in Section 9.14(a).

“Approved Country” shall mean (1) the United States, Canada, Australia, Hong Kong, New Zealand, Norway, Switzerland, Singapore Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, and (2) any other country which the Administrative Agent at any time may agree in its Permitted Discretion shall constitute an Approved Country (but such determination shall not become effective until three Business Days after written notice of such determination is received by the Company); provided that no country shall constitute an Approved Country pursuant to this clause (2):

(i) whose government or central bank (x) shall have prohibited the sale of the currency of such country in exchange for Dollars or Canadian Dollars or (y) shall have admitted in writing its inability to pay its debts as the same become due or shall have declared a moratorium on the payment of its debts or the debts of any national governmental authority of such country; provided, however, that this clause (y) shall not apply to any Account which would otherwise constitute an Eligible Insured and Letter of Credit Backed Account; or

(ii) with respect to which the United States shall have imposed economic sanctions.

“Approved DIP Account” shall mean an Account (i) in respect of which the Account Debtor is debtor in a case under Chapter 11 of the Bankruptcy Code, (ii) which arises after the commencement of the case described in (i) and is therefore entitled to priority as an administrative expense in such case and (iii) which has been approved for purposes of this Agreement by the Collateral Agent in its Permitted Discretion.

“Approved Fund” shall mean any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Exchange” shall mean any transfer of operating properties or assets by the Company or any of its Restricted Subsidiaries to any Person in which at least 75% of the consideration received by the transferor consists of operating properties or assets to be used by the Company or any of its Restricted Subsidiaries in its business; provided that a transfer of ABL Priority Collateral the consideration of which consists of assets that are not ABL Priority Collateral shall not constitute an Asset Exchange.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) or such other form as shall be acceptable to the Administrative Agent.

“Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the Revolving Exposures on such date.

“Availability Conditions” shall be deemed satisfied only if:

(a) each Lender’s U.S. Revolving Exposure does not exceed such Lender’s U.S. Revolving Commitment;

(b) each Lender’s Canadian Revolving Exposure does not exceed such Lender’s Canadian Revolving Commitment;

(c) the sum of (i) the aggregate U.S. Revolving Exposure of all Lenders plus (ii) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans made to the U.S. Borrowers plus (iii) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans made to the Canadian Borrowers in reliance on clause (d) of the definition of “Canadian Borrowing Base” does not exceed the U.S. Borrowing Base then in effect; and

(d) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans to the Canadian Borrowers does not exceed the Canadian Borrowing Base then in effect.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Average Availability” shall mean, at any Adjustment Date, the average daily Availability for the fiscal quarter immediately preceding such Adjustment Date, or such other period of days as the context may require.

“Average Usage” shall mean the average utilization of Revolving Commitments during the immediately preceding fiscal quarter.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of Company’s Subsidiaries: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) guarantees and indemnities with respect to transactions of the type described in clauses (a) through (c) above and any other banking products or services as may be requested by any Borrower, other than Letters of Credit.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of Company’s Subsidiaries relating to Bank Products.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.06(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.06(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body at such time for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body at such time for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length;

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.06(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. Section 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrowers” shall mean the U.S. Borrowers, the Canadian Borrowers and the U.K. Borrowers, if any.

“Borrowing” shall mean the borrowing of the same Type and Class of Revolving Loan or FILO Loan (as applicable) by the Borrowers from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date), having in the case of LIBO Rate Loans and CDOR Rate Loans, the same Interest Period; provided that U.S. Base Rate Loans and Canadian Prime Rate Loans incurred pursuant to Section 3.01 shall be considered part of the related Borrowing of LIBO Rate Loans or CDOR Rate Loans, as applicable, and Canadian Prime Rate Loans incurred pursuant to Section 3.01 shall be considered part of the related Borrowing of CDOR Rate Loans.

“Borrowing Base” shall mean (a) with respect to the U.S. Revolving Commitment, the U.S. Borrowing Base, (b) with respect to the Canadian Revolving Commitment, the Canadian Borrowing Base, (c) with respect to the U.S. FILO Commitment, if any, the U.S. FILO Borrowing Base, (d) with respect to the Canadian FILO Commitment, if any, the Canadian FILO Borrowing Base and (e) the sum of the U.S. Borrowing Base, the Canadian Borrowing Base, the U.S. FILO Borrowing Base and Canadian FILO Borrowing Base, as the context may require. The Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a).

“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of the Company in form and substance satisfactory to the Administrative Agent.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, Toronto, Ontario, Canada or Montreal, Quebec, Canada a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York or London interbank Eurodollar market.

“Canadian Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Canadian Base Rate” shall mean, for any day, the greatest of (a) a per annum rate of interest announced by Bank of America, N.A. (acting through its Canada branch) from time to time as its base rate for commercial loans made by it in Canada in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate, (b) the Federal Funds Rate plus 1⁄2 of 1%; or (c) the LIBO Rate for a LIBO Rate Loan with a one month Interest Period commencing on such day plus 1.00% (which, if negative, shall be deemed to be 0.00%). Any change in the Canadian Base Rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Base Rate Loan” shall mean a Canadian Revolving Loan or Canadian FILO Loan denominated in Dollars that bears interest based on the Canadian Base Rate.

“Canadian Borrower” shall mean (i) Resolute FP Canada Inc. and (ii) each Canadian Subsidiary of the Company that is designated as an additional Canadian borrower hereunder in accordance with Section 2.22.

“Canadian Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) (I) 85% of the aggregate Outstanding Balance of Eligible Canadian/English Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (II) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts owned by Canadian Credit Parties and English Credit Parties at such time plus (III) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts owned by Canadian Credit Parties and English Credit Parties at such time plus (b) the lesser of (i) 70% of Eligible Canadian/English Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Canadian/English Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible Canadian/English Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)) plus (c)(i) 100% of all amounts on deposit in Canadian Dominion Accounts and English Dominion Accounts (in each case to the extent such amounts constitute cash held in deposit accounts) and (ii) 95% of all other amounts on deposit in securities accounts of a Canadian Credit Party or English Credit Party that are subject to the control of the Collateral Agent (in each case to the extent such amounts constitute Cash Equivalents of the type described in clause (a) of the definition thereof held in such securities accounts) plus (d) the positive amount, if any, by which the U.S. Borrowing Base exceeds the total U.S. Revolving Exposure of all Lenders minus (e) any Reserves established from time to time by the Administrative Agent in accordance with its Permitted Discretion; provided, however, that the aggregate amount arising under the preceding clause (c), together with the aggregate amount arising under clause (c) of the first sentence of the definition of “U.S. Borrowing Base,” shall not exceed $100,000,000. The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii)) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the Canadian Borrowing Base of Eligible Accounts, Eligible Inventory, Eligible Insured and Letter of Credit Backed Accounts or Eligible Investment Grade Accounts reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“Canadian Collateral” shall mean all the “Collateral” (or equivalent term) as defined in each Canadian Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the Canadian Credit Parties pursuant to any Security Document (including any Additional Security Documents) or is required to be granted in accordance with the requirements set forth in Section 2.22, Section 9.12, Section 9.13 or Section 9.14.

“Canadian Collection Account” shall mean each account established at a Canadian bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c)(ii).

“Canadian Collection Bank” shall mean any bank that maintains a Canadian Collection Account.

“Canadian Credit Party” shall mean the Canadian Borrowers and each Canadian Subsidiary Guarantor.

“Canadian Dilution Reserve” shall mean, at any date, (i) the amount by which the consolidated Dilution Ratio of Eligible Canadian/English Accounts exceeds five percent (5%) multiplied by (ii) the Eligible Canadian/English Accounts on such date.

“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.

“Canadian Dominion Account” shall have the meaning set forth in Section 9.17.

“Canadian Employee Benefits Legislation” shall mean the Pension Benefits Act (Ontario), as amended and any regulations promulgated thereunder, and any Canadian federal, provincial or local counterparts or equivalents, and includes the Canadian Pension Regulations and the Government Pension Agreements.

“Canadian FILO Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) an advance rate to be agreed between the Canadian FILO Lenders and the Canadian Borrowers (which such advance rate shall be set forth in the relevant FILO Amendment) of the aggregate Outstanding Balance of Eligible Canadian/English Accounts plus (b) an advance rate to be agreed between the Canadian FILO Lenders and the Canadian Borrowers (which such advance rate shall be set forth in the relevant FILO Amendment) of Eligible Canadian/English Inventory at such time, minus any Reserves established from time to time by the Administrative Agent in accordance herewith (without duplication of Reserves otherwise established in connection with the Canadian Borrowing Base). The Canadian FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the Canadian FILO Borrowing Base of Eligible Accounts or Eligible Inventory reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“Canadian FILO Commitment” shall mean the commitment of the Canadian FILO Lenders under the Canadian FILO Subfacility to make Canadian FILO Loans hereunder up to the Canadian FILO Line Cap.

“Canadian FILO Exchange Offer” shall have the meaning given in Section 2.21(a).

“Canadian FILO Exposure” shall mean, with respect to the Canadian FILO Lenders under a Canadian FILO Subfacility at any time, the aggregate principal amount at such time of all outstanding Canadian FILO Loans of such Lender under the Canadian FILO Subfacility.

“Canadian FILO Lender” shall mean any Lender hereunder that accepts a Canadian FILO Exchange Offer pursuant to Section 2.21 and has a resulting FILO Commitment under the Canadian FILO Subfacility.

“Canadian FILO Line Cap” shall mean an amount equal to the lesser of (a) the FILO Commitments under the Canadian FILO Subfacility and (b) the Canadian FILO Borrowing Base.

“Canadian FILO Loans” shall mean advances made to or at the instructions of a Canadian Borrower pursuant to Section 2 hereof under the Canadian FILO Subfacility.

“Canadian FILO Subfacility” shall mean the subfacility resulting from a Canadian FILO Exchange Offer, if any.

“Canadian Issuing Bank” shall mean, as the context may require, (a) Bank of America, N.A. (acting through its Canada branch) or any affiliates or branches of Bank of America, N.A. with respect to Canadian Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; (c) with respect to any Existing Letter of Credit, the Lender which is the issuer of such Existing Letter of Credit; or (d) collectively, all of the foregoing.

“Canadian LC Credit Extension” shall mean, with respect to any Canadian Letter of Credit under the Canadian Subfacility, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Canadian LC Disbursement” shall mean a payment or disbursement made by the Canadian Issuing Bank pursuant to a Canadian Letter of Credit under the Canadian Subfacility.

“Canadian LC Documents” shall mean all documents, instruments and agreements delivered by a Canadian Borrower or any other Person to the Canadian Issuing Bank or the Administrative Agent in connection with any Canadian Letter of Credit under the Canadian Subfacility.

“Canadian LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate principal amount of all Canadian LC Disbursements that have not yet been reimbursed at such time. The Canadian LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate Canadian LC Exposure at such time.

“Canadian LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Canadian Borrowers in respect of any Canadian LC Disbursements (including any bankers’ acceptances or other payment obligations arising therefrom) and (b) the stated amount of all outstanding Canadian Letters of Credit.

“Canadian Letter of Credit” shall mean any letters of credit, usance letter of credit or foreign guarantee issued or to be issued by the Canadian Issuing Bank under the Canadian Subfacility requested by a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, pursuant to Section 2.13.

“Canadian Line Cap” shall mean an amount that is equal to the lesser of (a) the Canadian Revolving Commitments and (b) the then applicable Canadian Borrowing Base.

“Canadian Pension Plan” shall mean each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by a Canadian Subsidiary of the Company for its or any of its current or previous Affiliates’ employees or former employees and includes for greater certainty “target benefit” and “multi- employer pension plans” as defined in the Pension Benefits Act (Ontario),” all Ontario Pension Plans and Quebec Pension Plans but shall not include the Canada Pension Plan (CPP) as maintained by the government of Canada or the Quebec Pension Plan (QPP) as maintained by the government of Quebec.

“Canadian Pension Regulations” shall mean, collectively, the Ontario Pension Regulations and the Quebec Pension Regulations.

“Canadian Perfection Certificate” shall mean the Canadian Perfection Certificate in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 9.01(c) or otherwise.

“Canadian Prime Rate Loan” shall mean a Canadian Revolving Loan or Canadian FILO Loan to the Canadian Borrowers denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.

“Canadian Prime Rate” shall mean, for any period, the rate per annum determined by the Administrative Agent to be the higher of (i) the per annum rate of interest announced by Bank of America, N.A. (acting through its Canada branch) from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (ii) the CDOR Rate for a one-month interest period as of such day, plus 1.00%; provided that in no event shall the Canadian Prime Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Priority Payables” shall mean, at any time, with respect to the Canadian Borrowing Base:

(a) the amount due on or prior to the date as of which the Canadian Borrowing Base is to be determined and remaining unpaid at the time of determination by any Canadian Credit Party (or any other Person for which any Canadian Credit Party has joint and several liability), for which each Canadian Credit Party has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations including wind-up deficiencies on any wind-up or termination of any Ontario Pension

Plan and employee and employer pension plan contributions (including “normal cost,” “special payments” and any other payments in respect of any funding deficiency or shortfall), (ii) employment insurance, (iii) goods and services taxes, sales taxes, employee income taxes, excise tax and other taxes payable or to be remitted or withheld, (iv) workers’ compensation, (v) wages, salaries, commission or compensation, including vacation pay, and (vi) other like charges and demands, in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents (a “Priority Lien”); and

(b) the aggregate amount due on or prior to the date as of which the Canadian Borrowing Base is to be determined and remaining unpaid at the time of determination of any other liabilities of the Canadian Credit Parties (or any other Person for which the Canadian Credit Parties have joint and several liability) (i) in respect of which a trust has been or may be imposed on Collateral of any Canadian Credit Party to provide for payment or (ii) which are secured by a security interest, hypothecation, prior claim, pledge, charge, right, or claim or other Lien on any Collateral of any Canadian Credit Party, in each case pursuant to any applicable law, rule or regulation and which trust, security interest, hypothecation, prior claim, pledge, charge, right, claim or other Lien ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Canadian Priority Payables Reserve” shall mean, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Collateral Agent in its Permitted Discretion in such amount as the Collateral Agent may reasonably determine in respect of Canadian Priority Payables of the Canadian Credit Parties; provided, that without otherwise limiting the Collateral Agent’s Permitted Discretion, the Canadian Priority Payables Reserve shall include a reserve for Canadian Priority Payables in an amount up to the amount of Canadian Priority Payables set forth on the most recent Borrowing Base Certificate (as the same may be reduced or increased by the next succeeding Borrowing Base Certificate) delivered to the Administrative Agent pursuant to Section 9.17(a).

“Canadian Protective Advances” shall have the meaning assigned to such term in Section 2.18.

“Canadian Revolving Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans or Canadian FILO Loans.

“Canadian Revolving Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “Canadian Revolving Commitment,” or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Canadian Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments on the ~~Second~~Fourth Amendment Effective Date is $~~300,000,000~~250,000,000.

“Canadian Revolving Exposure” shall mean, with respect to any Canadian Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s Canadian LC Exposure, plus the aggregate amount of such Lender’s Canadian Swingline Exposure.

“Canadian Revolving Lender” shall mean any Lender under the Canadian Subfacility. Each Canadian Revolving Lender (or any Affiliate or branch of any such Lender that is acting on behalf of such Lender) that is not resident in Canada or is deemed not to be resident in Canada for purposes of the ITA shall be a financial institution that deals at arm’s length with the Canadian Borrowers for purposes of the ITA.

“Canadian Revolving Loans” shall mean advances made to or at the instructions of a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, pursuant to Section 2.01(ii) hereof under the Canadian Subfacility and may constitute Canadian Revolving Loans and Canadian Swingline Loans but shall not include Canadian FILO Loans, whether borrowed by any Canadian Borrower, any U.S. Borrower or any U.K. Borrower, if any.

“Canadian Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-2 hereto.

“Canadian Security Agreement” shall mean the Canadian Security Agreement dated as of the Closing Date, by and between the Collateral Agent and each of the Canadian Credit Parties substantially in the form set out in Exhibit E-2 and to the extent that a Canadian Credit Party has a place of business, registered office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable.

“Canadian Subfacility” shall have the meaning set forth in the recitals hereto.

“Canadian Subsidiary” shall mean any Subsidiary of the Company organized now or hereinafter under the laws of Canada or a province or territory thereof.

“Canadian Subsidiary Guarantor” shall mean (i) each Canadian Wholly-Owned Subsidiary (other than the Canadian Borrowers) in existence on the ~~Second~~Fourth Amendment Effective Date that is party to the ~~Second~~Fourth Amendment and (ii) each Canadian Subsidiary established, created or acquired after the ~~Second~~Fourth Amendment Effective Date which becomes a party to this Agreement in accordance with the requirements of this Agreement pursuant to Section 9.12 or otherwise.

“Canadian Swingline Commitment” shall mean the commitment of the Canadian Swingline Lender to make loans under the Canadian Subfacility pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07.

“Canadian Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Canadian Swingline Loans. The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Canadian Swingline Exposure at such time.

“Canadian Swingline Lender” shall mean Bank of America, N.A. (acting through its Canada branch).

“Canadian Swingline Loan” shall mean any Loan made by the Canadian Swingline Lender pursuant to Section 2.12.

“Canadian Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-4 hereto.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of the principal portion of all Capitalized Lease Obligations incurred by such Person.

“Capital Lease” shall have the meaning provided in the definition of the term “Capitalized Lease Obligations.”

“Capitalized Lease Obligations” of any Person shall mean, subject to Section 13. 07 hereof, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof (each, a “Capital Lease”), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. For the purposes of this Agreement and subject to the terms of Section 13.07, the amount of such obligations at any time shall be the capitalized amount thereof at such time, determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks or the Swingline Lenders (as applicable) and the Lenders, cash as collateral for the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), in accordance with Section 2.13(j). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” shall mean the occurrence of a date when either (x) (a) Specified Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $~~45,000,000~~40,000,000 , in either case for 5 consecutive Business Days, until such date as (b) Specified Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $~~45,000,000~~40,000,000 over a period of 30 consecutive calendar days or (y) a Specified Event of Default has occurred and is continuing.

“Cash Dominion Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Cash Dominion Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Administrative Agent on a daily basis, (b) to cease following directions or instructions given to such bank or other depository by any Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Cash Dominion Period” shall mean any period throughout which a Cash Dominion Event has occurred and is continuing.

“Cash Equivalents” shall mean:

(a) any evidence of Indebtedness, maturing not more than one year after the acquisition thereof, issued by the United States of America or Canada, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America or Canada;

(b) any certificate of deposit, banker’s acceptance or time deposit (including Eurodollar time deposits), maturing not more than one year after the date of purchase, issued or guaranteed by or placed with (i) the Agent, any Lender or any bank providing Cash Management Services to the Company or any of its Subsidiaries, (ii) any Farm Credit Lender (as defined in the Farm Credit Agreement) under the Farm Credit Agreement, or (iii) a commercial banking institution that has long-term debt rated “A2” or higher by Moody’s or “A” or higher by S&P and which has a combined capital and surplus of not less than $500,000,000;

(c) commercial paper (i) maturing not more than 270 days after the date of purchase and (ii) issued by a corporation (other than a Credit Party or any Affiliate of a Credit Party) with a rating, at the time as of which any determination thereof is to be made, of “P-1” or higher by Moody’s or “A-1” or higher by S&P (or equivalent rating in the case of Cash Equivalents held by a Foreign Subsidiary of the Company);

(d) investments in fully collateralized repurchase agreements with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank or trust company meeting the qualifications specified in clause (b) above;

(e) demand deposits with any bank or trust company;

(f) money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

(g) in the case of the Foreign Subsidiaries of the Company, short-term investments comparable to the foregoing.

“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of the Company’s Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CCAA Plan” shall mean the plan to reorganize pursuant to the second amended and restated plan of reorganization and compromise of the Company and certain of its Subsidiaries dated November 1, 2010 which has been filed with the Canadian Bankruptcy Court and as may be further amended, supplemented or otherwise modified from time to time.

“CDOR Rate” shall mean, for the relevant Interest Period, the arithmetic average of the Canadian Dollar bankers’ acceptance rate as published on the Reuters Screen CDOR page at or about 10:15 a.m., Toronto time, on the first day of the applicable Interest Period (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the Interest Period (or, if not available, such other commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances designated by the Administrative Agent in a manner consistent with market practice from time to time; provided that to the extent such market practice is not administratively feasible by the Administrative Agent, such designated rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent); provided, further, that in no event shall the CDOR Rate be less than zero.

“CDOR Rate Loan” shall mean a Canadian Revolving Loan or Canadian FILO Loan denominated in Canadian Dollars made by the Lenders to the Canadian Borrowers which bears interest at a rate based on the CDOR Rate.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean the occurrence after the ~~Second~~Fourth Amendment Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.01, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan of liquidation of the Company that is a liquidation for tax purposes only);

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the voting stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(5) any event constituting a “change of control” under the Senior Notes Indenture or any other instruments governing any Indebtedness in excess of the Threshold Amount.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the

Company and its Restricted Subsidiaries shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (E) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of the Company or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company or the New Parent.

“Chattel Paper” shall have the meaning provided in Article 9 of the UCC.

“Class,” (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan, Protective Advances or Commitment with respect to the U.S. Subfacility, the Canadian Subfacility, the U.S. FILO Subfacility or the Canadian FILO Subfacility, (b) when used with respect to Commitments, refers to whether such Commitments are U.S. Revolving Commitments, Canadian Revolving Commitments, U.S. FILO Commitments or Canadian FILO Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the U.S. Subfacility, Loans under the Canadian Subfacility, Loans under the U.S. FILO Subfacility, Loans under the Canadian FILO Subfacility or Protective Advances under the U.S. Subfacility or the Canadian Subfacility.

“Closing Date” shall mean May 22, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” shall mean TD Bank, N.A. and Canadian Imperial Bank of Commerce, in their respective capacities as co-documentation agents, as applicable, under this Agreement.

“Co-Syndication Agent” shall mean BMO Capital Markets Corp. and Wells Fargo Bank, N.A., in their respective capacities as co-syndication agents, as applicable, under this Agreement.

“Collateral” shall mean, collectively, the Canadian Collateral, the U.S. Collateral and the U.K. Collateral.

“Collateral Access Agreement” shall mean any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord mortgagee of any Credit Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Collateral Requirement” shall have the meaning assigned that term in Section 10.01(vi).

“Collection Accounts” shall mean, collectively, the U.S. Collection Accounts, the Canadian Collection Accounts and the English Collection Accounts.

“Commingled Inventory” shall mean Inventory of any U.S. Credit Party, Canadian Credit Party or English Credit Party that is commingled (whether pursuant to a consignment (as defined in Section 9-102 of the UCC), a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another applicable Credit Party) at a location owned or leased by an applicable Credit Party to the extent that such Inventory of such Credit Party is not readily identifiable.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment, or any Extended Revolving Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning assigned that term in Section 13.09(a).

“Company” shall have the meaning provided in the preamble hereto.

“Compliance Certificate” shall mean a certificate of the Responsible Officer of the Company substantially in the form of Exhibit G hereto, and in any case, in form and substance reasonably satisfactory to the Administrative Agent.

“Concentration Limit” for any Account Debtor shall mean at any time an amount equal to (a) the aggregate Outstanding Balance of Eligible Accounts included in the Borrowing Base, after giving effect to the limits on concentration specified in the definition of Eligible Accounts (on an iterative basis), multiplied by (b) the applicable percentage set forth below:

(i) if and so long as (1) such Account Debtor has Debt Ratings of at least BBB- by S&P and Baa3 by Moody’s, or (2) the Administrative Agent in its sole discretion shall permit such Account Debtor to be included in this clause (i) notwithstanding the terms of clause (1), 15.0%; or

(ii) if ~~and so long as such Account Debtor has Debt Ratings from S&P or Moody’s and~~ the preceding clause (i) is not applicable, 10.0%~~; or~~.

~~(iii) if neither of the preceding clauses is applicable, 5.0%.~~

If the Debt Rating of any Account Debtor is downgraded such that the Concentration Limit for such Account Debtor would be reduced, such reduction in such Concentration Limit shall not occur until three Business Days after the Company becomes aware of such downgrade.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) Consolidated Interest Expense for such period;

(ii) provision for taxes based on income, profits or losses (determined on a consolidated basis) during such period;

(iii) all amounts attributable to depreciation, depletion and amortization for such period, including, but not limited to, any acceleration thereof;

(iv) any extraordinary losses for such period;

(v) any Non-Cash Charges for such period;

(vi) non-recurring charges and/or restructuring charges for such period relating to current or anticipated future cash expenditures, including closure costs, impairment and other related charges in connection with asset closures, optimization initiatives or consolidation of assets, in an aggregate amount not to exceed in any Test Period 20% of Consolidated EBITDA for such Test Period (prior to giving effect to this clause (vi)); and

(vii) deferred financing fees (and any write-offs thereof);

provided that, to the extent not reflected in Consolidated Net Income for the period in which such cash payment is made, any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income:

(i) any extraordinary gains for such period; and

(ii) any non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);

in each case of clauses (a) and (b), determined on a consolidated basis in accordance with GAAP; provided, further, that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A) the cumulative effect of any changes in GAAP or accounting principles applied by management;

(B) any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition or abandonment of assets by the Company or any of the Restricted Subsidiaries, other than dispositions or sales of inventory and other dispositions in the ordinary course of business;

(C) any income or loss for such period attributable to the early extinguishment of Indebtedness or accounts payable;

(D) any non-cash gains or losses on foreign currency derivatives and any foreign currency transaction non-cash gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations; and

(E) mark-to-market adjustments in the valuation of derivative obligations resulting from the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period minus the sum of (A) the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries during such period (other than (x) Capital Expenditures to the extent financed with equity net cash proceeds, asset sale net cash proceeds, condemnation net cash proceeds, insurance net cash proceeds or Indebtedness but including Capital Expenditures to the extent financed with proceeds of Loans and (y) the aggregate amount of Growth Capital Expenditures made with cash on the balance sheet by the Company and its Restricted Subsidiaries solely up to ~~the lesser of (x)~~ $250,000,000 in the aggregate ~~and (y) the total amount of unrestricted cash on hand at the Company as of the Closing Date~~; provided that (i) the Company provides the Administrative Agent promptly after the end of each fiscal quarter with a report of the Capital Expenditures made with such unrestricted cash from the balance sheet for such fiscal quarter and (ii) such Growth Capital Expenditures shall only be excluded to the extent there are no outstanding Borrowings of Revolving Loans or FILO Loans at the time of calculation of the Consolidated Fixed Charge Coverage Ratio) plus (B) the amount of all cash payments during such period made by Company and its Restricted Subsidiaries in respect of income taxes (net of cash income tax refunds during such period) (excluding such cash payments related to asset sales not in the ordinary course of business) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (a) cash Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period plus (b) the scheduled principal payments made during such period on all Indebtedness for borrowed money and Capital Leases of the Company and its Restricted Subsidiaries for such period plus (c) the aggregate amount of all regularly scheduled Restricted Payments paid in cash by the Company with respect to its Equity Interests during such period; plus (d) (i) actual cash pension funding payments made by the Company and its Restricted Subsidiaries with respect to pension funding obligations for such period, minus (ii) the profit and loss statement charge (or benefit) with respect to such pension funding obligations for such period; provided that in no event shall actual voluntary cash pension funding payments made by the Company and its Restricted Subsidiaries with respect to pension funding obligations for such period be included.

“Consolidated Interest Expense” shall mean, for any period, the interest expense (other than for the purposes of Consolidated Fixed Charges, net of interest income on Cash Equivalents) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Hedging Agreements, but excluding any gain or loss recognized under GAAP that results from the mark-to-market valuation of any Hedging Agreement.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded from such calculation (a) the income (or loss) of any Restricted Subsidiary of the Company that is not wholly owned by the Company to the extent such income (or loss) is attributable to the noncontrolling interest in such Restricted Subsidiary, and (b) the income (or loss) of any Person accrued prior to the date it becomes (or, for pro forma purposes, is deemed to have become) a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or the date that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter end for which financial statements have been delivered.

“Consolidated Total Debt” shall mean, at any time, the Indebtedness of the Company or any of its Restricted Subsidiaries included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter end for which financial statements have been delivered.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Core Canadian Concentration Account” shall have the meaning provided in Section 9.17(c)(iii).

“Core Concentration Accounts” shall mean, collectively, the Core U.S. Concentration Accounts and the Core Canadian Concentration Accounts.

“Core U.S. Concentration Account” shall have the meaning provided in Section 9.17(c)(iii).

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, any intercreditor agreement contemplated by this Agreement, any collateral cooperation agreement contemplated by Section 10.01(vi) and each Incremental Revolving Commitment Agreement.

“Credit Event” shall mean the making of any Loan.

“Credit Extension” shall mean, as the context may require, (i) a Credit Event or (ii) an LC Credit Extension; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans.

“Credit Parties” shall mean the U.S. Credit Parties, the Canadian Credit Parties and the English Credit Parties.

“Credit Party Guaranty” shall mean the guaranty of each Credit Party pursuant to Section 14.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Rating” for any Person, shall mean the public rating by S&P of such Person’s long term non-credit enhanced, senior unsecured debt, or the corporate family rating assigned to such Person by Moody’s.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, statutory proceedings for the restructuring of debts (akkoordprocedure), or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect, including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it and each of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(f).

“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s reasonable determination in good faith that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination in good faith that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed

Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for a Borrower or any other Credit Party, in each case as required by and in accordance with the terms of Section 9.17 and in form and substance reasonably satisfactory to the Collateral Agent or, in the case of any Deposit Account which is the subject of security created under any U.K. Security Document, a notice sent pursuant to the terms of the relevant U.K. Security Document by the Credit Party in whose name such account is held to the depositary bank, the securities intermediary, future intermediary or commodity intermediary, as the case may be, with which such account is maintained and duly acknowledged by the addressee of such notice.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with a sale of assets that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all bad debt write-downs, discounts, credits, returns, rebates, and other dilutive items.

“Dilution Ratio” shall mean, at any date, as to the Accounts owned by any Person, the amount (expressed as a percentage) that is the result of dividing the Dollar aggregate amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars) of (a) the applicable Dilution Factors for the twelve most recently ended fiscal months with respect to such Person’s Accounts, by (b) such Person’s total gross sales with respect to their Accounts for the twelve most recently ended fiscal months.

“Dilution Reserve” shall mean, in the case of the Canadian Borrowing Base, the Canadian Dilution Reserve, and in the case of the U.S. Borrowing Base, the U.S. Dilution Reserve.

“Disqualified Equity Interests” shall mean that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, on or prior to the date that is six months after the Maturity Date; provided, however, that any Equity Interest that would not constitute a Disqualified Equity Interest but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interest upon the occurrence of a “change of control” shall not constitute a Disqualified Equity Interest if:

(1) the “change of control” provisions applicable to such Equity Interest are not more favorable to the holders of such Equity Interest than the terms applicable to the Loans; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Loans.

“Division” means the division of the assets, liabilities or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dodd-Frank and Basel III” shall have the meaning set forth in Section 3.01(d).

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” shall have the meaning given to such term in Section 9.17(c).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Company has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.06(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Revolving Loans, the effective yield on such Revolving Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, underwriting, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Electronic Copy” shall have the meaning assigned that term in Section 13.09(a).

“Electronic Record” shall have the meaning assigned that term in Section 13.09(a).

“Electronic Signature” shall have the meaning assigned that term in Section 13.09(a).

“Eligible Account” shall mean, at any time, an Account created by a U.S. Credit Party, Canadian Credit Party or English Credit Party in the ordinary course of its business, that arises out of its sale of goods (other than promotional products not held for sale) or rendition of services:

(a) which is subject to a first priority perfected Lien (or, in the case of the Eligible English Accounts, the English Security Agreement) in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) which is not subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, (ii) a Lien (if any) permitted by Section 10.01 which is junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, and (iii) an unregistered Lien in respect of Canadian Priority Payables that are not yet due and payable;

(c) which (i) arises from the sale of goods or performance of services in the ordinary course of business, (ii) is evidenced by an invoice or other documentation reasonably satisfactory to the Collateral Agent which has been sent to the Account Debtor (which may include electronic transmission) and (iii) does not represent a progress billing, a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

(d) the Account Debtor of which is (i) except with respect to Eligible Non-approved Country Accounts, an Eligible Account Debtor, and ~~is~~(ii) not an Affiliate of any Credit Party; provided, for the avoidance of doubt, Tradepak Internacional S.A. de C.V. does not constitute an Affiliate of the Credit Parties as of the Closing Date, and shall not constitute an Affiliate unless any additional equity interests of such entity are acquired by a Credit Party);

(e) except with respect to Qualified Power Accounts, that is not owing from an Account Debtor that is an agency, department or instrumentality of the United States, any state thereof, of the federal government of Canada, or any province, territory or subdivision thereof or that is an agency, department or instrumentality of any country other than the United States or Canada or any state, territory, province or other political subdivision of a country other than the United States or Canada unless the applicable U.S. Credit Party or Canadian Credit Party shall have satisfied the requirements of the Assignment of Claims Act of 1940 in the case of Accounts owing from any agency, department or instrumentality of the United States, the Financial Administration Act (Canada) in the case of Accounts owing from an agency, department or instrumentality of the federal government of Canada or any province, territory or subdivision thereof, and any similar state, federal or provincial legislation or any similar foreign legislation and the Administrative Agent is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such Account Debtor;

(f) that is not subject to any late payment for longer than 90 days (or 60 in the case of an International Account) from the original due date for such payment;

(g) that is not the obligation of an Account Debtor (other than an individual) of which 50% or more of the dollar amount of all Accounts owing by such Account Debtor are ineligible under the criteria set forth in clause (f) above;

(h) which has been billed and, according to the Contract related thereto, is required to be paid in full within 90 days; provided that such period may be extended to (1) solely in the case of Accounts that are not International Accounts, 120 days of the original billing date therefor, if so agreed by the Collateral Agent in its Permitted Discretion, or (2) if such Account is an International Account, 180 days of the original billing date (such Accounts in clauses (1) and (2) collectively, “Long Dated Accounts”), so long as such Long Dated Accounts are covered by the Insurance Policy and the “maximum payment terms” with respect to such Long Dated Account set forth in the Insurance Policy specifically permits such payment terms; provided, further, that (A) Long Dated Accounts that are Eligible Canadian/English Accounts shall not account for more than 25% of the aggregate Outstanding Balance of all Eligible Canadian/English Accounts and (B) Long Dated Accounts that are Eligible U.S. Accounts shall not account for more than 25% of the aggregate Outstanding Balance of all Eligible U.S. Accounts;

(i) which is not subject to any deduction, offset, counterclaim, defense or dispute (other than (i) sales discounts given in the ordinary course of the applicable Credit Party’s business and reflected in the amount of such Account as set forth in the invoice or other supporting material therefor or (ii) an offset or counterclaim of a nature specifically addressed in the determination of the applicable Borrowing Base); provided, however, that if an Account satisfies all of the requirements of an Eligible Account other than this clause (i), such Account shall be an Eligible Account, but only to the extent the amount of such Account exceeds such deduction, offset, counterclaim, defense or dispute or other conditions;

(j) which is denominated and payable only in Dollars, Canadian Dollars, Euros or Pounds Sterling;

(k) which represents a bona fide, legal, valid and binding obligation of the Account Debtor of such Account to pay the stated amount, as to which the applicable Credit Party has satisfied and fully performed all obligations with respect to such Account required to be fulfilled by it as a condition to payment thereon by the applicable Account Debtor;

(l) which, together with the contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in a manner that would affect the enforceability of such Account and with respect to which none of the Credit Parties or the Account Debtor is in violation of any such law, rule or regulation in any material respect in a manner that would affect the enforceability of such Account;

(m) which arises under a contract which does not contain a legally enforceable provision requiring the Account Debtor thereunder to consent to the creation of a lien thereon (unless a written consent of such Account Debtor has been obtained) or that otherwise restricts in a legally enforceable manner the ability of the Administrative Agent, Collateral Agent or Lenders to exercise their rights under the Credit Documents, including, without limitation, their right to review the related invoice or the payment terms of such contract;

(n) in the case of an Account originated by a Canadian Credit Party, the Account Debtor of which has a billing address in Canada, (i) which was not issued for an amount in excess of the fair market value of the merchandise, insurance or services provided by the Canadian Credit Party to which the Account relates and (ii) as to which no Contract or any other books, records or other information relating to such Account contain any “personal information” as defined in, or any other information regulated under, (x) the Personal Information Protection and Electronic Documents Act (Canada) or (y) any other similar statutes of Canada or any province or territory thereof in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information;

(o) which, when aggregated with all other Accounts of the same Account Debtor, is not in excess of such Account Debtor’s Concentration Limit (but the portion of the Accounts not in excess of such Concentration Limit shall not be deemed ineligible due to this clause (o));

(p) in the case of an Account of an Account Debtor with a billing address in any Approved Country other than Canada, the United States, the U.K., the Netherlands or Northern Ireland (other than an Eligible Insured and Letter of Credit Backed Account, which shall not be deemed ineligible due to this clause (p) or count towards the sublimit for Eligible Accounts contained in this clause (p)), the aggregate amount of such Account, together with (1) the amount of all other Accounts of Account Debtors with a billing address in any Approved Country other than Canada, the United States, the U.K., the Netherlands or Northern Ireland (other than an Eligible Insured and Letter of Credit Backed Account, which shall not be deemed ineligible due to this clause (p) or count towards the sublimit for Eligible Accounts contained in this clause (p)), and (2) all Eligible Non-approved Country Accounts included in the Borrowing Base at such time, is not in excess of ~~7.5~~10 % of the Revolving Commitments at such time (but the portion of the Accounts not in excess of such limit shall not be deemed ineligible due to this clause (p));

(q) in relation to which, if the security interest in such Account has been granted pursuant to the U.K. Security Documents, the English Credit Parties have informed the relevant Account Debtor in writing that it has assigned by way of security to the Collateral Agent certain rights in respect of its assets, including those represented by the Eligible Accounts, and has requested such Account Debtor to acknowledge receipt of such notice;

(r) which Accounts are not subject to, or included or expected to be included, as part of an accounts receivable factoring program or supply chain financing program, other than Qualified Factored Accounts;

(s) (i) the Account Debtor obligated upon such Account has not suspended business or made a general assignment for the benefit of creditors or has failed to pay its debts generally as they come due and (ii) no petition is filed by or against the Account Debtor obligated upon such Account under any Debtor Relief Law; provided, however, that if an Approved DIP Account satisfies all of the requirements of an Eligible Account other than this clause (s), such Account shall be an Eligible Account;

(t) in the case of an Account originated by an English Credit Party, the Account Debtor of which has a place of establishment in the U.K. as to which no Contract or any other books, records or other information relating to such Account contain any “personal data” as defined in, or any other information regulated under (x) the Data Protection Act 1998 or (y) any other similar statutes of the U.K. in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information, unless the Account Debtor has consented to the disclosure of such data for the purpose of the English Credit Party obtaining finance in relation to the relevant Account; and

(u) which is not otherwise unacceptable to the Collateral Agent in its Permitted Discretion.

Accounts acquired by a Borrower, Canadian Credit Party or English Credit Party after the Closing Date (other than from another Borrower, Canadian Credit Party or English Credit Party) that ~~have a fair market value of $30,000,000 or more~~, taken together with Eligible Inventory included in the Borrowing Base pursuant to clause (t) of the definition thereof, constitute more than 20% of the Borrowing Base in the aggregate, shall not be deemed Eligible Accounts until the completion of an appraisal and field examination of such Accounts, in each case, reasonably satisfactory to the Collateral Agent.

“Eligible Account Debtor” shall mean an Account Debtor which:

(i) has a billing address in an Approved Country (it being understood that clause (i)(y) of proviso to the definition thereof shall not apply under this clause (i) to any Account which otherwise constitutes an Eligible Insured and Letter of Credit Backed Account);

(ii) is not a Person with respect to which the United States, Canada or any other Approved Country shall have imposed sanctions;

(iii) is not in violation of any Anti-Terrorism Laws or AML Legislation;

(iv) is not a Person (A) that is listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (B) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (C) with which a Lender or a Credit Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or AML Legislation, (D) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (E) that is named as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or any similar lists published in Canada or any country within the European Area; and

(v) is not a Person (A) whose property or interest in property is otherwise blocked or subject to blocking pursuant to Section 1 of the Executive Order or any other Anti-Terrorism Law, or (B) that engages in any dealings or transactions prohibited by Section 2 of the Executive Order or any other Anti-Terrorism Law or AML Legislation, or is otherwise associated with any such Person in any manner violative of such Section 2 or any other Anti-Terrorism Law or AML Legislation.

“Eligible Assignee” shall mean a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by the Company (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten days after notice of the proposed assignment), the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank; or (c) during an Event of Default under Section 11.01 or 11.05, any Person acceptable to the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank in their discretion; provided that no Person who is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a Canadian Credit Party or is a “specified shareholder” as such term is defined in subsection 18(5) of the Income Tax Act (Canada) or does not deal at arm’s length with such a “specified shareholder” (as defined in the Income Tax Act (Canada)) shall be an Eligible Assignee.

“Eligible Canadian Accounts” shall mean the Eligible Accounts owned by the Canadian Credit Parties.

“Eligible Canadian/English Accounts” shall mean Eligible Canadian Accounts and Eligible English Accounts.

“Eligible Canadian Inventory” shall mean the Eligible Inventory owned by the Canadian Credit Parties.

“Eligible Canadian/English Inventory” shall mean Eligible Canadian Inventory and Eligible English Inventory.

“Eligible English Accounts” shall mean the Eligible Accounts owned by the English Credit Parties.

“Eligible English Inventory” shall mean the Eligible Inventory owned by the English Credit Parties.

“Eligible Insured and Letter of Credit Backed Account” shall mean an Account created by a Credit Party in the ordinary course of its business which is either (i) fully insured (to the extent provided for therein) by the Insurance Policy or (ii) secured by a letter of credit acceptable to the Collateral Agent which, upon the request of the Collateral Agent during a Cash Dominion Period, has been assigned to the Collateral Agent in a manner satisfactory to the Collateral Agent, and otherwise qualified as an “Eligible Account” hereunder (excluding the effect of clause (p) of the definition thereof).

“Eligible Inventory” shall mean, at any time, the Inventory of the Credit Parties, but excluding any Inventory:

(a) which is not subject to a first priority perfected Lien (or, in the case of the Eligible English Inventory, the English Security Agreement) in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, (ii) a Lien (if any) permitted by Section 10.01 which is junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents (unless as to any particular Lien, the Collateral Agent has established a Reserve in lieu of obtaining an agreement subordinating such Lien of the Collateral Agent), and (iii) an unregistered Lien in respect of Canadian Priority Payables that are not yet due and payable;

(c) which is determined, based on the applicable Credit Parties’ historical practices and procedures, in each case, which are reasonably acceptable to the Collateral Agent, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, or unacceptable due to age, type, category or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Documents has been breached or is not true in any material respect and which does not conform in any material respect to all applicable standards imposed by any Governmental Authority, including the Fair Labor Standards Act of 1938, that would affect the ability of the applicable Credit Parties to sell such Inventory;

(e) in which any Person other than such Credit Party or any other applicable Credit Party shall (i) have any direct or indirect ownership, interest or title (including any retention of title right) to such Inventory, other than in respect of the interest of any carrier of Inventory in transit or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not located in the United States, Canada, the U.K., the Netherlands, Northern Ireland or, following the execution of collateral and perfection documentation satisfactory to the Collateral Agent, such other jurisdiction as may be acceptable to the Collateral Agent in its Permitted Discretion, or is in transit (other than between locations in the United States, Canada, the U.K., Northern Ireland, the Netherlands or such other jurisdiction as may be acceptable to the Collateral Agent in its Permitted Discretion, controlled by the applicable Credit Parties, to the extent included in current perpetual inventory reports of any such Credit Party);

(g) which (i) is located in any location leased by an applicable Credit Party unless (A) the lessor has delivered to the Collateral Agent a Collateral Access Agreement or (B) a Rent Reserve with respect to such facility has been established by the Collateral Agent in its Permitted Discretion; (ii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or, to the extent permitted by Section 10.01(vi), the holders of Specified Secured Indebtedness (or the representative thereof) or is located in any third party warehouse or other storage facility or is in the possession of a bailee unless (A) such mortgagee, warehouseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement and such other documentation as the Collateral Agent may require in its Permitted Discretion or (B) a Rent Reserve or other Reserve has been established by the Collateral Agent in its Permitted Discretion; or (iii) is located in any location where the aggregate Eligible Inventory is less than $100,000;

(h) which is being processed offsite at a third party location or outside processor, or is in-transit to said third party location or outside processor, unless (i) solely in the case of Inventory at a third party location or outside processor, the owner of such third party location or outside processor has delivered to the Collateral Agent a Collateral Access Agreement or (ii) an appropriate Reserve has been established with respect to such Inventory;

(i) which is a discontinued product;

(j) which is the subject of a consignment;

(k) which contains or bears any intellectual property rights licensed to such Credit Party unless the Collateral Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(l) which is not reflected in a current inventory report of such Credit Party (unless such Inventory is reflected in a report to the Collateral Agent as “in transit” Inventory);

(m) for which reclamation or revendication rights have been asserted by the seller;

(n) which consists of goods that are not in salable condition;

(o) which is Commingled Inventory;

(p) which is not covered by casualty insurance as and to the extent required by the terms of this Agreement;

(q) which consists of Hazardous Materials or goods (other than fuels) that can be transported or sold only with licenses that are not readily available;

(r) in which any portion of the cost of such Inventory is attributable to intercompany profit between any such Credit Party and any of its Affiliates (but only to the extent of such portion);

(s) which could be subject to repossession pursuant to Section 81.1 or Section 81.2 of the Bankruptcy and Insolvency Act (Canada) or similar provisions of applicable law except to the extent the applicable vendor has entered into an agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, waiving its right to repossession;

(t) which was acquired after the Closing Date (other than from another U.S. Credit Party, Canadian Credit Party or English Credit Party) and that ~~has a fair market value of $10,000,000 or more in the aggregate~~, taken together with Eligible Accounts included in the Borrowing Base prior to the completion of an appraisal and field examination of such Accounts, constitutes more than 20% of the Borrowing Base, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Collateral Agent;

(u) which in the case of Inventory owned by the English Credit Parties has been sold or constructively delivered to Account Debtors; or

(v) which is otherwise unacceptable to the Collateral Agent in its Permitted Discretion.

“Eligible Investment Grade Account” shall mean an Eligible Account with an Account Debtor that has an Investment Grade Rating as of the relevant date of calculation of the Borrowing Base.

“Eligible Non-approved Country Accounts” shall mean Accounts (i) with Account Debtors that (a) would qualify as Eligible Account Debtors but for the application of clause (i) of the definition thereof, and (b) that have Investment Grade Ratings as of the relevant date of calculation of the Borrowing Base, which (ii) in the aggregate total no more than 2% of the Revolving Commitments at the relevant time of calculation.

“Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. Credit Parties.

“Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. Credit Parties.

“English Credit Parties” shall mean the English Guarantors and an English Subsidiary which becomes a Canadian Borrower pursuant to Section 2.22(a).

“English Collection Account” shall mean each account established at an English bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c)(iii).

“English Collection Bank” shall mean any bank that maintains an English Collection Account.

“English Dominion Account” shall have the meaning set forth in Section 9.17.

“English Guarantor” shall mean each Wholly-Owned English Subsidiary established, created or acquired after the Closing Date which becomes a party to this Agreement in accordance with the requirements of this Agreement pursuant to Section 9.12 or otherwise.

“English Priority Payables” shall mean, at any time, with respect to the Canadian Borrowing Base, the amount estimated on or prior to the date as of which the Canadian Borrowing Base is to be determined (i) as payable in the administration of any English Credit Party to preferential creditors as specified in Schedule 6 to the Insolvency Act 1986 as having preferential debts and any other person which in the Collateral Agent’s opinion may be entitled to receive payment out of floating charge realisations in priority to or equally with the Lenders and includes, without limitation, all amounts falling within the “prescribed part” for the purposes of Section 176A of the Insolvency Act 1986 and the Insolvency Act (Prescribed Part) Order 2003 or (ii) in respect of which any Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents (a “Priority Lien”).

“English Priority Payables Reserve” shall mean, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Collateral Agent in its Permitted Discretion in such amount as the Collateral Agent may reasonably determine in respect of English Priority Payables of the English Credit Parties.

“English Security Agreement” shall mean the English law security agreement over all assets of the English Credit Parties, including, without limitation, the shares of the English Credit Parties, the Eligible English Accounts, the English Dominion Account, the English Collection Account and the Eligible English Inventory to be entered into among the Credit Parties party thereto and the Collateral Agent, for the benefit of the Secured Creditors.

“English Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized under the laws of England and Wales.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata, sediments and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens and/or notices of noncompliance or violation, relating to any Environmental Law or, any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health or the Environment due to any Release or threat of Release of any Hazardous Materials not in compliance with Environmental Law.

“Environmental Law” shall mean any applicable federal, state, provincial, foreign, municipal, local or foreign statute, law, rule, regulation, ordinance, code, binding guideline and rule of common law, now or hereafter in effect and in each case as amended, and any applicable published judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to pollution or protection of the Environment, occupational safety or health or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act (commonly known as the Clean Water Act), 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and any federal, state, provincial, municipal, local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company or unlimited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan or Multiemployer Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Sections 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by the Company, a Restricted Subsidiary, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Company, a Restricted Subsidiary, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the receipt by the Company, a Restricted Subsidiary, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (e) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by the Company, a Restricted Subsidiary, or an ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of the Company, a Restricted Subsidiary, or an ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Company or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any Restricted Subsidiary could reasonably be expected to have liability, (h) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (i) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (j) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (k) the receipt by the Company, a Restricted Subsidiary or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, in endangered or critical status under Section 305 of ERISA or (l) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Escrow Indebtedness Escrow Account” shall mean an escrow account subject to a customary escrow agreement holding the proceeds of Indebtedness permitted hereunder and providing for the release of such proceeds upon the occurrence of a specified contingency.

“ESG” shall have the meaning set forth in Section 2.23(a).

“ESG Amendment” shall have the meaning set forth in Section 2.23(a).

“ESG Pricing Provisions” shall have the meaning set forth in Section 2.23(a).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Account” shall mean a Deposit Account, securities account or commodities account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, including, but not limited to, any Escrow Indebtedness Escrow Account, (iv) which is a zero balance Deposit Account, (v) which is a Specified Secured Indebtedness Collateral Account, (vi) all of the funds on deposit of which are subject to a Permitted Lien specified in Section 10.01(xii), (xxiii), (xxxiv), (xxxv) or (xxxvi), (vii) which is held by a Subsidiary that is not a Credit Party, or (viii) Deposit Accounts, securities accounts and commodities accounts, the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed (x) $50,000,000 in the aggregate for all such accounts if Availability is greater than $150,000,000 or (y) $20,000,000 in the aggregate for all such accounts if Availability is less than or equal to $150,000,000; provided, however, that, notwithstanding the above, an account shall not be an Excluded Account if such account is a Core Concentration Account or a Collection Account.

“Excluded Collateral” shall, with respect to (i) a U.S. Credit Party, have the meaning provided in the U.S. Security Agreement, (ii) a Canadian Credit Party, mean all assets specifically described in a Canadian Security Agreement as being excluded from the grant of security and (iii) an English Credit Party, mean all assets specifically described in a U.K. Security Document as being excluded from the grant of security.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.11 hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) income Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, either pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof) or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 3.04), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Tax pursuant to Section 5.01, (d) any withholding Tax that is attributable to such recipient’s failure to comply with Section 5.01(b) or Section 5.01(c) (in each case, subject to Section 5.01(d)), (e) solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, any withholding Taxes imposed under FATCA, (f) U.S. federal backup withholding Taxes pursuant to Code Section 3406, (g) solely with respect to the Canadian Subfacility or the Canadian FILO Subfacility (excluding any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility), any Canadian Taxes as a result of such Lender not dealing at arm’s length (within the meaning of the ITA) with a Canadian Credit Party, and (h) solely with respect to the Canadian Subfacility or the Canadian FILO Subfacility (excluding any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility), any Canadian Taxes as a result of such Lender being a “specified shareholder” (within the meaning of subsection 18(5) of the ITA) of a Canadian Credit Party or not dealing at arm’s length with such specified shareholder of a Canadian Credit Party.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing effective September 24, 2001.

“Existing Credit Agreement” shall mean the ABL Credit Agreement, dated as of December 9, 2010, among the Company, certain subsidiaries of the Company party thereto, certain lenders party thereto and Citibank N.A., as the administrative agent (as amended, restated or otherwise modified from time to time prior to the Closing Date).

“Existing Letters of Credit” shall mean those Letters of Credit set forth on Schedule 1.01B.

“Existing Indebtedness” shall have the meaning provided in Section 10.04(vii).

“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan Commitments” shall mean one or more commitments hereunder to convert Existing Revolving Loans to Extended Revolving Loans of a given Extension Series pursuant to an Extension Amendment.

“Extending Lender” shall have the meaning provided in Section 2.19(c).

“Extension Amendment” shall have the meaning provided in Section 2.19(d).

“Extension Election” shall have the meaning provided in Section 2.19(c).

“Extension Request” shall have the meaning provided in Section 2.19(a).

“Extension Series” shall have the meaning provided in Section 2.19(a).

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries taken as a whole would change hands between an independent willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Farm Credit Act” shall mean the Farm Credit Act of 1971.

“Farm Credit Agreement” shall mean that certain Credit Agreement, dated as of September 7, 2016, by and among the Company, certain of the Company’s subsidiaries party thereto from time to time as borrowers and guarantors, the lenders party thereto from time to time and American AgCredit PCA, as administrative agent, as modified, supplemented, amended, restated (including any amendment and restatement hereof), refinanced, extended or renewed from time to time.

~~“Farm Credit Agreement Reserves” shall mean, on any date when the Farm Credit Agreement or any successor thereto is in effect and matures on a date (the “Farm Credit Maturity Date”) prior to the Maturity Date, a Reserve, commencing on the date that is 60 days prior to such Farm Credit Maturity Date, in an amount equal to the principal amount outstanding under the Farm Credit Agreement.~~

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the ~~Second~~Fourth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements implementing the foregoing.

“FCPA” shall have the meaning provided in Section 8.15(c).

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as reasonably determined by the Administrative Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.05.

“FILO Amendment” shall have the meaning provided in Section 2.21(c).

“FILO Borrowing” shall mean a Borrowing comprised of FILO Loans under any FILO Subfacility.

“FILO Commitment” shall mean the Canadian FILO Commitment, if any and/or the U.S. FILO Commitment, if any.

“FILO Exchange Offer” shall mean the Canadian FILO Exchange Offer, and/or the U.S. FILO Exchange Offer, as the context may require.

“FILO Lender” shall mean the Canadian FILO Lender and/or the U.S. FILO Lender, as the context may require.

“FILO Line Cap” shall mean the Canadian FILO Line Cap and/or the U.S. FILO Line Cap, as the context may require.

“FILO Loans” shall mean the Canadian FILO Loans and/or the U.S. FILO Loans, as the context may require.

“FILO Subfacility” shall mean the Canadian FILO Subfacility and/or the U.S. FILO Subfacility, as the context may require.

“First Amendment” shall mean that certain Amendment No. 1, dated as of December 22, 2017, among the Company, the other Credit Parties, the U.S. Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 and similar applicable laws in Canada as now or hereafter in effect or any successor statute thereto.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Company or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Company or such Restricted Subsidiaries residing outside the United States or Canada, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Canadian Employee Benefits Legislation.

“Foreign Subsidiaries” shall mean each Subsidiary of the Company that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean that certain Fourth Amendment, dated as of December 15, 2021, among the Company, the other Credit Parties, the U.S. Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” shall mean December 15, 2021.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.

“FSHCO” shall mean any Domestic Subsidiary with no material assets other than the capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with GAAP are subject (to the extent provided therein) to Section 13.07(a).

“Governmental Approvals” shall mean all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Pension Agreements” shall mean, collectively, the Ontario Pension Agreement and the Quebec Pension Agreement.

“Growth Capital Expenditures” shall mean Capital Expenditures that are not for the maintenance, replacement or operation of existing facilities, or administration of the business of the Company or its Subsidiaries, but rather expended to reduce cost position, to improve quality, to diversify product mix, or to grow the scope, geographical reach, capacity, or product mix of the operations of the Company and its Subsidiaries, which expenditures shall be determined by the Company with the consent of the Administrative Agent to qualify as designated as “Growth Capital Expenditures” hereunder.

“Guaranteed Creditors” shall mean and include (x) each of the Administrative Agent, the Collateral Agent and the Lenders and (y) the Administrative Agent, any Lender and any Affiliate or branch of the Administrative Agent or any Lender (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender under this Agreement for any reason) so long as the Administrative Agent, such Lender or such Affiliate served such purposes at the time of entry into a particular Secured Bank Product Obligation and their subsequent assigns, if any, whether now in existence or hereafter arising.

“Guarantor” shall mean the Company and each Subsidiary Guarantor.

“Guaranty” shall mean and include each of the Credit Party Guaranty and any additional guaranty entered into pursuant to Section 9.12.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under or which can give rise to liability under any Environmental Law.

“Hedge Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its discretion in respect of Secured Reserved Hedges.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean each Restricted Subsidiary of the Company now existing or hereafter acquired or formed and each successor thereto that (i) for the most recent period of four consecutive fiscal quarters of the Company accounted (on a consolidated basis with its Restricted Subsidiaries) for less than 5% of the consolidated revenues of the Company or (ii) as of the end of such fiscal quarter, was (on a consolidated basis with its Restricted Subsidiaries) the owner of less than 5% of the Consolidated Total Assets of the Company, as shown on the consolidated financial statements of the Company for such fiscal quarter. Schedule 1.01C sets forth each Restricted Subsidiary that is an Immaterial Subsidiary that has not executed this Agreement as a Guarantor on and as of the ~~Second~~Fourth Amendment Effective Date. The Company may designate any Immaterial Subsidiary which does not constitute an Immaterial Subsidiary pursuant to the foregoing as no longer constituting an Immaterial Subsidiary.

“Incremental Revolving Commitment Agreement” shall have the meaning provided in Section 2.15(d).

“Incurrence Test” shall the meaning provided in Section 10.04(iv).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued expenses arising in the ordinary course of business and (ii) any contingent earnout or other contingent payment obligation incurred in connection with an acquisition permitted hereunder (but only to the extent that such obligation has not become fixed)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person (and in the event such Person has not assumed or otherwise become liable for payment of such obligation, the amount of Indebtedness under this clause (e) shall be the lesser of the amount of such obligation and the fair market value of such property), (f) all Contingent Obligations of such Person with respect to Indebtedness of any other Person, (g) all Capitalized Lease Obligations of such Person, (h) all net obligations of such Person in respect of Hedging Agreements (such net obligations to be equal at any time to the termination value of such Hedging Agreements or other arrangements that would be payable by or to such Person at such time), (i) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and (j) all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interest or preferred stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest or preferred stock as if such Disqualified Equity Interest or preferred stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interest or preferred stock, such fair market value shall be determined reasonably and in good faith by the board of directors or comparable body of the issuer of such Disqualified Equity Interest or preferred stock. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent such Indebtedness is expressly non-recourse to such Person. Notwithstanding clause (e) above, Indebtedness shall not include (A) Indebtedness of a Joint Venture or a Joint Venture Subsidiary secured by a pledge of Equity Interests in such Joint Venture or Joint Venture Subsidiary and otherwise without recourse to the pledgor and (B) Indebtedness incurred by a landlord and secured by real property leased by the Company or any of its Subsidiaries irrespective of whether the lease held by the Company or such Subsidiary has been subordinated to the Lien securing such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 13.01(a).

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Instrument” shall have the meaning provided in Article 9 of the UCC.

“Insurance Deductible Reserve” shall mean at any time an amount equal to (i) with respect to Accounts located in Canada or the United States, $2,500,000 (or such other amount equal to the relevant deductible set forth in the Insurance Policy as amended after the date hereof), (ii) with respect to International Accounts, $3,500,000 (or such other amount equal to the relevant deductible set forth in the Insurance Policy as amended after the date hereof) and (iii) with respect to International Accounts, the difference between (x) 10% (or such other percentage as adjusted by the Collateral Agent based on the amount insured set forth in the Insurance Policy as amended after the date hereof) of such Accounts that are Eligible Insured and Letter of Credit Backed Accounts pursuant to clause (i) of the definition thereof minus (y)(1) 85% multiplied by (2) 90% multiplied by (3) the aggregate amount of such Accounts that would be Eligible Insured and Letter of Credit Backed Accounts pursuant to clause (i) of the definition thereof but for having been deemed ineligible pursuant to clauses (f) or (g) of the definition of “Eligible Account”; provided that this clause (iii) shall not be less than zero.

“Insurance Policy” shall mean (i) that certain Domestic and Export Credit Insurance Policy, effective December 6, 2018 (together with all schedules and endorsements and other documents issued by the Insurer in connection therewith), together with any replacement Coverage Certificates, issued by the Insurer to RFP Canada or any other Canadian Credit Party (the “Existing Insurance Policy”) or (ii) a replacement insurance policy providing accounts receivable coverage upon market terms (as determined by the Company) and reasonably satisfactory to the Collateral Agent issued by an insurer reasonably satisfactory to the Collateral Agent (a “Replacement Insurance Policy”).

“Insurer” shall mean, collectively, AIG Insurance Company of Canada, or any other insurer satisfactory to the Collateral Agent which is at the time the insurer under the Insurance Policy.

“Intellectual Property” shall mean all worldwide rights in and to (i) patents, (ii) trademarks, service marks, trade names, trade dress, trade styles, domain names and other identifiers of source or goodwill, (iii) copyrights and works subject to copyright laws, (iv) computer software, data and databases, (v) industrial designs and other protections for designs, (vi) inventions, discoveries, trade secrets, know-how and other proprietary or confidential information, and (vii) issuances, registrations or applications for any of the foregoing.

“Interest Coverage Ratio” shall mean, on the date of any incurrence of Indebtedness or any other event in respect of which the Incurrence Test is to be satisfied (the “Test Date”), the ratio of (a) aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements have been delivered immediately prior to such date (the “Four Quarter Period”) to (b) the aggregate Consolidated Interest Expense for such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness incurred or repaid (including any Indebtedness irrevocably called for redemption) during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Test Date (other than Indebtedness incurred or repaid hereunder or under any similar arrangement except to the extent commitments hereunder or thereunder, as the case may be (or under any predecessor or successor revolving credit or similar arrangement in effect on the last day of such Four Quarter Period) are permanently reduced), in each case as if such Indebtedness had been incurred or repaid on the first day of such Reference Period; (B) pro forma effect shall be given to asset sales and acquisitions (including giving pro forma effect to the application of proceeds of any asset sale) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset sales and acquisitions (including giving pro forma effect to the application of proceeds of any asset sale) that have been made by any Person that has become a Credit Party or has been merged or amalgamated with or into the Company or any Credit Party during such Reference Period and that would have constituted asset sales or acquisitions had such transactions occurred when such Person was a Credit Party as if such asset sales or acquisitions were asset sales or acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an asset sale or acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Test Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

“Interest Determination Date” shall mean, with respect to (i) any LIBO Rate Loan denominated in Dollars, on the second Business Day prior to the commencement of any Interest Period relating to such LIBO Rate Loan or (ii) any CDOR Rate Loan, on the day of the commencement of any Interest Period relating to such CDOR Rate Loan.

“Interest Period” shall mean, as to any Borrowing of a LIBO Rate Loan or a CDOR Rate Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is ~~(i) solely with respect to a LIBO Rate Loan, one week or (ii)~~ one, ~~two,~~ three, six (other than for CDOR Rate Loans), or, if agreed to by all Lenders, twelve months (other than for CDOR Rate Loans) or less than one month thereafter, in each case, as the Relevant Borrower may elect, or the date any Borrowing of a LIBO Rate Loan or a CDOR Rate Loan is converted to a Borrowing of a U.S. Base Rate Loan, a Canadian Base Rate Loan or a Canadian Prime Rate Loan in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).

“International Account” shall mean an Account the Account Debtor of which has a billing address in an Approved Country other than the United States or Canada.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC (or with respect to any Canadian Credit Party, the PPSA or with respect to the Inventory owned by the English Credit Parties all raw materials, work in progress and finished goods legally and beneficially owned with full title guarantee by the English Credit Parties), wherever located, in which any Person now or hereafter has rights.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Company.

“Investment Election” shall have the meaning provided in Section 10.05.

“Investment Test Date” shall have the meaning provided in Section 10.05.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Bank” shall mean the Canadian Issuing Bank and/or the U.S. Issuing Bank.

“ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

“Joint Lead Arrangers” shall mean BofA Securities, Inc., BMO Capital Markets Corp. and Wells Fargo Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners, as applicable, under this Agreement.

“Joint Venture” shall mean any Person other than an individual or a Subsidiary of the Company (i) in which the Company or any Restricted Subsidiary holds or acquires an ownership interest (by way of ownership of Equity Interests or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 10.09.

“Joint Venture Subsidiary” shall mean any non-Wholly-Owned Subsidiary which constitutes a bona fide joint venture with a third party, in each case for so long as such Subsidiary remains a Non-Wholly-Owned Subsidiary.

“KPI’s” shall have the meaning set forth in Section 2.23(a).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Loan or Commitment under any Subfacility or FILO Subfacility hereunder as of such date of determination.

“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Secured Creditors, in accordance with the provisions of Section 2.13(n).

“LC Commitment” shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.13.

“LC Credit Extension” shall mean any Canadian LC Credit Extension or U.S. LC Credit Extension.

“LC Disbursement” shall mean any Canadian LC Disbursement or U.S. LC Disbursement.

“LC Documents” shall mean the Canadian LC Documents and the U.S. LC Documents.

“LC Exposure” shall mean, collectively, the Canadian LC Exposure and the U.S. LC Exposure.

“LC Obligations” shall mean the Canadian LC Obligations and/or the U.S. LC Obligations.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)(i).

“LC Request” shall mean a request by a Borrower in accordance with the terms of Section 2.13(b) in form and substance satisfactory to the applicable Issuing Bank.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.15, 3.04 or 13.04.

“Lender Loss Sharing Agreement” shall mean that certain Lender Loss Sharing Agreement entered into by each Lender as of the Closing Date substantially in the form of Exhibit D and each other Lender becoming party to this Agreement via an Assignment and Assumption Agreement or otherwise after the Closing Date.

“Letter of Credit” shall mean any Canadian Letter of Credit, U.S. Letter of Credit, usance letter of credit or foreign guarantee.

“Letter of Credit Expiration Date” shall mean the expiration date of any Letter of Credit.

“LIBO Rate” shall mean: (a) for any Interest Period, with respect to a LIBO Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a U.S. Base Rate Loan or a Canadian Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding any of the foregoing, the LIBO Rate shall not at any time be less than 0.00% per annum.

“LIBO Rate Loan” shall mean each Revolving Loan or FILO Loan designated as such by the Relevant Borrower at the time of the incurrence thereof or conversion thereto.

“LIBOR” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

“LIBOR Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

~~“LIBOR Successor Rate” shall have the meaning assigned to such term in Section 3.06.~~

~~“LIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of U.S. Base Rate, Canadian Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the opinion of the Administrative Agent in consultation with the Borrowers, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company).~~

“Lien” shall mean any mortgage, charge, pledge, hypothecation, collateral assignment, encumbrance, deemed, constructive or statutory trust, flawed asset agreement, security conveyance, lien (statutory or other) or arrangement to provide any preference or priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same effect as any of the foregoing), and, solely with respect to assets located in the U.K., in addition to the above, any security deposit arrangement, right of set-off or security or quasi security interest.

“Limited Condition Transaction” shall mean any transaction in connection with any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness), the making of any dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a).

“Line Cap” shall mean an amount that is equal to the lesser of (a) the applicable Revolving Commitments and (b) the then applicable Borrowing Base(s).

“Loans” shall mean advances made to or at the instructions of a Borrower pursuant to Section 2 hereof and may constitute Revolving Loans, FILO Loans or Swingline Loans.

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the UCC or, if applicable, Section 7 (or similar provision) of the PPSA.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any circumstance or condition affecting the business, assets, operations, properties or financial condition of the Company and its Restricted Subsidiaries taken as a whole, that would, individually or in the aggregate, reasonably be expected to materially adversely affect (x) the ability of the Company and the other Credit Parties, taken as a whole, to perform their obligations under the Credit Documents or (y) the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Documents.

“Material Subsidiary” shall mean any Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” shall mean the date that is 5 years after the ~~Second~~Fourth Amendment Effective Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, debenture, leasehold mortgage, deed of trust, deed of immovable hypothec, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, modified, restated and/or supplemented from time to time. For the avoidance of doubt, except as otherwise required by Section 10.01(vi), no Mortgages shall be required to be delivered.

“Mortgaged Property” shall mean each parcel (or adjoining parcels) of real property (including any real property fixtures thereon) owned by a U.S. Credit Party that is subject to a Mortgage, if any.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which the Company or a Restricted Subsidiary has any obligation or liability, including on account of an ERISA Affiliate.

“Net Orderly Liquidation Value” shall mean the “net orderly liquidation value” determined by an unaffiliated valuation company reasonably acceptable to the Collateral Agent after performance of an inventory valuation to be done at the Collateral Agent’s request and the Borrowers’ expense, less the amount estimated by such valuation company for marshaling, reconditioning, carrying, sales expenses, operating expenses, administration expenses and commissions designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the net book value of such Inventory.

“Netherlands Pledge Agreement” shall mean the Dutch law security agreement over inventory of RFP Canada, dated December 16, 2015, between RFP Canada as pledgor and Bank of America, N.A., as pledgee, including any Supplemental Pledge Agreement (as defined therein).

“Non-ABL Priority Collateral” shall mean all present and future right, title and interest of the Credit Parties in the following types of assets and property, whether now owned or hereafter acquired, existing or arising and wherever located: (i) Equity Interests in, or held by, the Credit Parties; (ii) equipment and fixtures; (iii) Real Property; (iv) Intellectual Property; (v) all general intangibles and investment property that do not constitute ABL Priority Collateral; (vi) all documents of title relating to equipment; (vii) all books and records pertaining to the foregoing; (viii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (vi), all supporting obligations, commercial tort claims and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all products and proceeds of the foregoing (including all insurance and claims for insurance effected or held for the benefit of the Credit Parties or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing); and (x) all of the other assets and property of any Credit Party, whether real, personal or mixed (other than ABL Priority Collateral) granted to the holder of a Lien permitted by Section 10.01(vi), which holder will also have a Lien on any or all of the ABL Priority Collateral pursuant to subclause (y) of that Section.

“Non-Cash Charges” shall mean any non-cash charges or losses, including (a) any non-cash closure costs, impairment and other related charges, such as impairment of assets and accelerated depreciation, (b) any other impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities pursuant to GAAP, (c) non-operating pension plan and other post-employment and post-retirement benefit costs, (d) long-term incentive plan accruals and any non-cash expenses resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company, any other Borrower or any Restricted Subsidiary of the Company and (e) any non-cash charges or losses resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each Revolving Note or Swingline Note, as applicable.

“Not-For-Profit Subsidiary” shall mean an entity, including entities qualifying under Section 501(c)(3) of the Code, that uses surplus revenues to achieve its goals rather than distributing them as profits or dividends.

“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit A-1 hereto.

“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A-2 hereto.

“Notice Office” shall mean (i) with respect to the U.S. Subfacility and the U.S. FILO Subfacility, the office of the Administrative Agent located at 833 E. Michigan Street, Suite 700, WI9-833-07-01, Milwaukee, WI 53202, Attention: Bradley Handrich and (ii) with respect to the Canadian Subfacility and the Canadian FILO Subfacility, the office of the Administrative Agent located at 181 Bay Street, 4th Floor, Toronto, Ontario, M5J2V8 Canada, Attention: Teresa Tsui; or such other offices or persons as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean (x) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest (including interest accruing during any proceeding under any Debtor Relief Laws) on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers or any other Credit Party or for which any Borrower or any other Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (including fees accruing during any proceeding under any Debtor Relief Laws) and (y) all Secured Bank Product Obligations; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

“OFAC” shall have the meaning provided in Section 8.15(b).

“Ontario Pension Agreement” shall mean, collectively, (a) the letter from the Ontario Minister of Finance to David Paterson, Chief Executive Officer of AbitibiBowater, dated November 15, 2010, as amended from time to time, together with the attached form of agreement entitled “AbitibiBowater/Ontario Pension Funding Relief Agreement” and (b) any other pension funding agreement entered into with respect to any Ontario Pension Plan.

“Ontario Pension Plan” shall mean a “registered pension plan,” as defined in subsection 248(1) of the ITA, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA, and which is registered under the Pension Benefits Act (Ontario), but excluding any plan that provides only a “target benefit” or any “multi-employer pension plan,” both as defined in the Pension Benefits Act (Ontario), where employer contributions to such target benefit or multi-employer pension plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan.

“Ontario Pension Regulations” shall mean the special funding relief regulations, as amended from time to time, adopted under the Pension Benefits Act (Ontario) in accordance with the CCAA Plan and the Ontario Pension Agreement.

“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.06(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan); provided, however, that Other Taxes shall not include any Excluded Taxes.

“Outstanding Amount” shall mean with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Outstanding Balance” of any Account at any time shall mean the then outstanding principal balance thereof; provided, that to the extent that the amount of any Account is, under the terms of the applicable Contract, expressed in a currency other than Dollars, such amount for the purposes of this definition shall be the Dollar Equivalent thereof at the relevant time.

“Overadvance” shall have the meaning assigned to such term in Section 2.17.

“Overadvance Loan” shall mean a (i) U.S. Base Rate Loan made when an Overadvance exists or is caused by the funding thereof under the U.S. Subfacility or (ii) a Canadian Prime Rate Loan when an Overadvance exists or is caused by the funding thereof under the Canadian Subfacility.

“Parent Company” shall mean any direct or indirect parent company of the Company.

“Participant Register” shall have the meaning provided in Section 13.04(j).

“Patriot Act” shall have the meaning provided in Section 13.17.

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) (a) Specified Availability on a pro forma basis immediately after giving effect to such action would be at least the greater of (x) 15.0% of the Line Cap and (y) $67,500,000 and (b) over the 60 consecutive days prior to consummation of such action, average Specified Availability shall not have been less than the greater of (x) 15.0% of the Line Cap and (y) $67,500,000, on a pro forma basis for such action.

“Payment Office” shall mean (i) with respect to the U.S. Subfacility and the U.S. FILO Subfacility, the office of the Administrative Agent located at 833 E. Michigan Street, Suite 700, WI9-833-07-01, Milwaukee, WI 53202, Attention: Bradley Handrich and (ii) with respect to the Canadian Subfacility and the Canadian FILO Subfacility, the office of the Administrative Agent located at 181 Bay Street, 4th Floor, Toronto, Ontario, M5J2V8 Canada, Attention: Teresa Tsui; or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean each of the U.S. Perfection Certificate and the Canadian Perfection Certificate.

“Permitted Acquisition” shall mean the acquisition by the Company or any Restricted Subsidiary of an Acquired Entity or Business; provided that the Acquired Entity or Business acquired is in a business permitted by Section 10.09.

“Permitted Acquisition Conditions” shall mean as to Permitted Acquisition, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) (a) Specified Availability on a pro forma basis immediately after giving effect to such action would be at least the greater of (x) 15.0% of the Line Cap and (y) $67,500,000 and (b) over the 30 consecutive days prior to consummation of such Permitted Acquisition, average Specified Availability shall not have been less than the greater of (x) 15.0% of the Line Cap and (y) $67,500,000, on a pro forma basis for such Permitted Acquisition.

“Permitted Discretion” shall mean the Administrative Agent’s or the Collateral Agent’s (as applicable) good faith exercise of its reasonable (from the perspective of a secured asset-based lender) discretion in a manner consistent with its customary credit policies and practices for asset-based credit facilities. It is understood and agreed that the foregoing shall not limit the Collateral Agent’s reasonable discretion (from the perspective of an asset-based lender) to establish Reserves in good faith to reflect the status of, and ongoing developments with respect to, any Ontario Pension Plan in an amount not to exceed the amount of the Canadian Borrowing Base attributable to Inventory located in the Province of Ontario which is owned by any Canadian Credit Party participating in any such Ontario Pension Plan (provided that in the event that any such Canadian Credit Party is “located” in the Province of Ontario for purposes of the PPSA, it shall also include the amount of the Canadian Borrowing Base attributable to Accounts of such Canadian Credit Party).

“Permitted Encumbrances” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be acceptable to the holders of any Specified Secured Indebtedness (or the duly authorized representative thereof) secured by such Mortgaged Property.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, unlimited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Canadian Pension Plan, or a Multiemployer Plan, which is subject to Section 412 of the Code or Title IV of ERISA and is maintained or contributed to by (or to which there is an obligation to contribute of) a Credit Party or with respect to which a Credit Party has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean either (i) the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment, (ii) the percentage of the total Canadian Revolving Commitments represented by such Lender’s Canadian Revolving Commitment, (iii) the percentage of the total U.S. Revolving Commitments represented by such Lender’s U.S. Revolving Commitment, (iv) the percentage of the total Canadian FILO Commitments represented by such Lender’s Canadian FILO Commitment or (v) the percentage of the total U.S. FILO Commitments represented by such Lender’s U.S. FILO Commitment, as applicable.

“Pro Rata Share” shall mean, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Revolving Exposures at such time. The Pro Rata Shares of each Lender as of the ~~Second~~Fourth Amendment Effective Date are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Protective Advance” shall have the meaning assigned to such term in Section 2.18.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” shall mean, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Factored Accounts” shall mean Accounts that otherwise qualify as an “Eligible Account” hereunder and which are subject to any reverse factoring program established by an Account Debtor (a) as in effect on the Second Amendment Effective Date or (b) thereafter to the extent the Company in good faith believes that such program is beneficial to the Company and its Subsidiaries, taken as a whole, with respect to establishing or continuing its relationship with such Account Debtor.

“Qualified Power Accounts” shall mean an Account, net of amounts owed by the purchase of electricity and any other applicable offsets, arising from electricity sales to the Independent Electricity System Operator (successor-by-merger to Ontario Power Authority) or of any such similar energy instrumentality of the Canadian or U.S. government subject to the Collateral Agent’s reasonable consent.

“Quarterly Reporting Event” shall mean the occurrence of a date when (a) (i) Specified Availability shall have been greater than 75% of the Line Cap and (ii) no Revolving Loans are outstanding, in either case, for at least one full fiscal quarter, until such date as (b) (i) Specified Availability shall have been less than 75% of the Line Cap or (ii) Revolving Loans are outstanding.

“Quebec Pension Agreement” shall mean, collectively, (a) the letter from Julie Boulet of the Government of Quebec to David Paterson, Chief Executive Officer of AbitibiBowater, dated September 16, 2010, together with the attached “Overview of Measures for a Draft Regulation regarding Certain AbitibiBowater Pension Plans” and (b) any other pension funding agreement entered into with respect to any Quebec Pension Plan.

“Quebec Pension Plan” shall mean any pension plan governed by the Supplemental Pension Plans Act (Quebec) and any regulations thereunder.

“Quebec Pension Regulations” shall mean the special funding relief regulations, as amended from time to time, adopted under the Supplemental Pension Plans Act (Quebec) in accordance with the CCAA Plan and the Quebec Pension Agreement.

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery Event” shall mean the receipt by the Company or any Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Company or any Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Company or any Restricted Subsidiaries in respect of any such event.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Borrower” shall mean, with respect to any Borrowing, the Borrower requesting such Borrowing.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Guaranteed Obligations” shall mean (i) in the case of a U.S. Credit Party, (x) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on (A) each Note issued by, and (B) all Loans made to, each Borrower (other than such U.S. Credit Party) under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any proceeding under any Debtor Relief Laws at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) thereon) of each Borrower (other than such U.S. Credit Party) to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which each Borrower (other than such U.S. Credit Party) is a party and the due performance and compliance by the Borrowers with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and (y) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any proceeding under Debtor Relief Laws at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) of any Borrower or any Restricted Subsidiary (in each case, other than such U.S. Credit Party) owing under any Secured Bank Product Obligation and the due performance and compliance with all terms, conditions and agreements contained therein and (ii) in the case of a Canadian Credit Party or English Credit Party, (x) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on all Loans made to the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22(a)) under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any proceeding under Debtor Relief Laws in any jurisdiction, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any proceeding under Debtor Relief Laws in any jurisdiction at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) thereon) of the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22(a)) to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which each other Canadian Credit Party or English Credit Party is a party and the due performance and compliance by the Canadian Credit Parties and English Credit Parties with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and (y) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any other applicable proceeding under Debtor Relief Laws in any jurisdiction, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any proceeding under Debtor Relief Laws in any jurisdiction at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) of the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22(a)) or any other Canadian Credit Parties or English Credit Parties owing under any Secured Bank Product Obligation and the due performance and compliance with all terms, conditions and agreements contained therein; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations. For the avoidance of doubt, in no event shall any Canadian Credit Party or any English Credit Party guaranty the Obligations of any U.S. Credit Party.

“Relevant Guaranteed Party” shall mean (i) with respect to the Company, each U.S. Subsidiary Borrower and each U.S. Subsidiary Guarantor, (ii) with respect to any U.S. Subsidiary Borrower, the Company, any other U.S. Subsidiary Borrower and each U.S. Subsidiary Guarantor and (iii) with respect to a Canadian Credit Party, any other Credit Party.

“Rent Reserve” shall mean with respect to any facility, warehouse, distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, one month’s gross rent at such facility, warehouse, distribution center or depot and (b) in the case of any other such location, an amount determined by the Collateral Agent in its Permitted Discretion in respect of the liabilities owed to the applicable bailee or warehouseman.

“Replaced Lender” shall have the meaning provided in Section 3.04.

“Replacement Lender” shall have the meaning provided in Section 3.04.

“Required Lenders” shall mean Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (ii) aggregate unused Commitments held by Non-Defaulting Lenders at such time as of any date of determination.

“Required Subfacility Lenders” shall mean, with respected to any Subfacility or any FILO Subfacility, Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount and (ii) aggregate unused Commitments held by Non-Defaulting Lenders under such Subfacility or FILO Subfacility, as applicable, as such time as of any date of determination.

“Requirement of Law” shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, official administrative pronouncement, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent or the Collateral Agent from time to time determines in its Permitted Discretion, including, without limitation, Dilution Reserves, Rent Reserves, Insurance Deductible Reserves, Hedge Reserves, Senior Notes Reserves, ~~Farm Credit Agreement Reserves,~~ and with respect to the Canadian Borrowing Base, the Canadian Priority Payables Reserve, the English Priority Payables Reserve and a reserve in relation to Canadian Pension Plans; provided that the amount of the reserve in relation to Canadian Pension Plans, if any, shall be determined taking into consideration liabilities or obligations that are or will be subject to a Priority Lien (used throughout as defined in “Canadian Priority Payables”), or could reasonably be expected to give rise to a Priority Lien upon the occurrence of any event, condition or other matter, in all cases as determined in the Collateral Agent’s Permitted Discretion.

Notwithstanding anything to the contrary in this Agreement, (i) such Reserves shall not be established or the basis therefore changed in any manner which is adverse to the Company except upon not less than three (3) Business Days’ prior written notice to the Company, which notice shall include a reasonably detailed description of such Reserves being established or the change in the basis therefor, and (ii) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. Notwithstanding clause (i) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, its chief executive officer, president, chief financial officer or any vice president, treasurer, chief accounting officer, controller or other officer of such Person having substantially the same authority and responsibility; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief executive office, chief financial officer, treasurer, chief accounting officer or controller of the Company, or any other officer of the Company having substantially the same authority and responsibility.

“Restricted Payment” shall mean, with respect to any Person, any dividend, distribution or other return on equity capital to its stockholders, partners or members or any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests) (other than any Equity Interests of the Company held by a Restricted Subsidiary), or set aside any funds for any of the foregoing purposes.

“Restricted Subsidiary” shall mean each Subsidiary of the Company other than any Unrestricted Subsidiary. The Subsidiary Borrowers, the Canadian Credit Parties and the English Credit Parties shall at all times constitute Restricted Subsidiaries.

“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a LIBO Rate Loan denominated in Dollars or a CDOR Rate Loan denominated in Canadian Dollars, (ii) each date of a continuation of a LIBO Rate Loan denominated in Dollars or a CDOR Rate Loan denominated in Canadian Dollars pursuant to Section 2.08, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in Canadian Dollars and (iv) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Canadian Revolving Borrowing and/or a U.S. Revolving Borrowing.

“Revolving Commitment” shall mean the Canadian Revolving Commitment, the U.S. Revolving Commitment, the U.S. FILO Commitment, if any, and/or the Canadian FILO Commitment, if any.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Revolving Exposure” shall mean the Canadian Revolving Exposure, the U.S. Revolving Exposure, the Canadian FILO Exposure and/or the U.S. FILO Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loans” shall mean Canadian Revolving Loans, U.S. Revolving Loans, Protective Advances and/or Overadvance Loans.

“Revolving Note” shall mean the U.S. Revolving Note and/or the Canadian Revolving Note.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Company or any Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctions” shall mean economic, trade, or asset-freeze sanctions administered or enforced by the United States Government, including, without limitation, OFAC and the U.S. Department of State, or the Government of Canada.

“Scheduled Unavailability Date” shall have the meaning provided in Section 3.06(a)(ii).

“SEC” shall have the meaning provided in Section 9.01(h).

“Second Amendment” shall mean that certain Second Amendment, dated as of May 14, 2019, among the Company, the other Credit Parties, the U.S. Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Second Amendment Effective Date” shall mean May 14, 2019.

“Section 9.01 Financials” shall mean the quarterly and annual financial statements required to be delivered pursuant to Sections 9.01(a) and (b).

“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America, N.A. and its Affiliates or branches) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by the Company to the Administrative Agent from time to time) as long as no Default or Event of Default then exists.

“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product (or, if such Bank Product exists on the Closing Date, as of the Closing Date), the Administrative Agent, any Lender or any of their respective Affiliates that is providing a Bank Product; provided such provider who is not the Administrative Agent delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, by the later of the Closing Date or ten (10) days following creation of the Bank Product (or such later date as the Administrative Agent shall approve in its sole discretion) (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 12.12.

“Secured Creditors” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Banks and each Secured Bank Product Provider.

“Secured Reserved Hedge” shall mean any Secured Bank Product Obligations arising under a Hedging Agreement with respect to which the Company and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Secured Reserved Hedge hereunder and with respect to which a Hedge Reserve has subsequently been established in the maximum amount thereof so long as no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Reserved Hedge.

“Secured Unreserved Hedge” shall mean any Secured Bank Product Obligations arising under a Hedging Agreement other than a Secured Reserved Hedge.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Canadian Security Agreement, the U.S. Security Agreement ~~and/or~~, the U.K. Security Documents and/or the Netherlands Pledge Agreement, as the context may require.

“Security Document” shall mean and include each of the Security Agreements and, after the execution and delivery thereof, each Additional Security Document.

“Senior Notes” shall mean (a) the ~~5.875~~4.875% Senior Notes due ~~2023~~2026 issued on ~~May 8, 2013~~February 2, 2021 by the Company in the aggregate principal amount of $~~600,000,000~~300,000,000 .

“Senior Notes Indenture” shall mean the Indenture dated as of ~~May 8~~February 2, ~~2013~~2021 , among the Company, the guarantors party thereto and Wells Fargo Bank, as trustee, as ~~modified, amended or supplemented through the Second Amendment Effective Date and as~~ the same may be modified, amended or supplemented from time to time after the ~~Second~~Fourth Amendment Effective Date in accordance with the terms hereof and thereof.

“Senior Notes Reserves” shall mean a Reserve, commencing ~~March 16~~December 31, ~~2023~~2025 , in a maximum amount equal to the outstanding principal amount of the Senior Notes outstanding as of such date or from time to time thereafter.

“Significant Asset Sale” shall mean each non-ordinary course asset sale (and any casualty or condemnation event) with respect to ABL Priority Collateral resulting in net cash proceeds in excess of $15,000,000, other than asset sales among Credit Parties.

“Significant Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the ~~Second~~Fourth Amendment Effective Date; provided that in no event will any Subsidiary that, together with its consolidated Subsidiaries, accounts for less than 5.0% of the consolidated revenue of the Company, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available, be considered a Significant Subsidiary.

“SOFR Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.06(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Specified Availability” shall mean, at any time, the sum of (i) Availability at such time plus (ii) Suppressed Availability at such time.

“Specified Event of Default” shall mean any Event of Default arising under Sections 11.01 and 11.03(i) (solely relating to a failure to comply with Section 9.17(c), 10.11(a), 11.03(ii) or 11.05).

“Specified Intercompany Indebtedness” shall mean Indebtedness which is (i) between or among Credit Parties, (ii) between or among Restricted Subsidiaries which are not Credit Parties, (iii) between or among Unrestricted Subsidiaries, or (iv) owing by a Subsidiary which is not a Credit Party to the Company or a Restricted Subsidiary.

“Specified Loan Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.11 hereof).

“Specified Representations” means the representations and warranties of the Credit Parties set forth in Sections 8.01(i) (solely as it relates to the Credit Parties), 8.02, 8.03(iii) (related to the entering into and performance of the Credit Documents and the incurrence of the extensions of credit thereunder), 8.05(b), 8.08(c), 8.11, 8.15 (limited, other than in the case of Anti-Terrorism Laws and any other laws relating to terrorism, money laundering, embargoed persons or the Patriot Act and AML Legislation, to the use of proceeds of the Loans on the Closing Date or the applicable Increase Date) and 8.16.

“Specified Secured Indebtedness” shall have the meaning given to such term in Section 10.01(vi).

“Specified Secured Indebtedness Collateral Account” shall mean each deposit account or securities account established pursuant to the Specified Secured Indebtedness Documents for purposes of holding Non-ABL Priority Collateral (and no other amounts).

“Specified Secured Indebtedness Documents” shall mean all agreements and other documents evidencing or governing the Specified Secured Indebtedness (other than, for the avoidance of doubt, any of the Credit Documents or any intercreditor agreement) or providing for any guarantee, security interests or other right in respect thereof.

“Spot Rate” shall mean the exchange rate, as reasonably determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source reasonably designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Administrative Agent’s principal foreign exchange trading office for the first currency.

“Subfacility” shall have the meaning set forth in the recitals hereto.

“Subsequent Transaction” shall have the meaning provided in Section 10.05.

“Subsidiary” shall mean, as to any Person, (i) any corporation, more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), which is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Borrower” shall mean each U.S. Subsidiary Borrower and the Canadian Borrowers.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Borrower, U.S. Subsidiary Guarantor, Canadian Borrower, Canadian Subsidiary Guarantor and English Guarantor.

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66-2/3%.”

“Suppressed Availability” shall mean, at any time, the excess at such time of (i) the Borrowing Base over (ii) the Revolving Commitments; provided that Suppressed Availability shall not at any time exceed an amount equal to 2.5% of the Revolving Commitments at such time.

“Sustainability Coordinator” shall mean, up to two Lenders chosen by the Company at the time, if any, of making any ESG Amendment.

“Sustainability Linked Loan Principles” shall mean the Sustainability Linked Loan Principles published in May 2020 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndication & Trading Association.

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the U.S. Swingline Commitment and/or the Canadian Swingline Commitment.

“Swingline Exposure” shall mean the U.S. Swingline Exposure and/or the Canadian Swingline Exposure.

“Swingline Lender” shall mean the U.S. Swingline Lender and/or the Canadian Swingline Lender.

“Swingline Loan” shall mean U.S. Swingline Loans and/or Canadian Swingline Loans.

“Swingline Note” shall mean U.S. Swingline Notes and/or Canadian Swingline Notes.

“Tax Incentive Transaction” shall mean any arrangement between any Subsidiary of the Company and a development authority or other similar governmental authority or entity for the purpose of providing property tax incentives to such Subsidiary structured as a Sale-Leaseback Transaction whereby the development authority (i) acquires property from or on behalf of such Subsidiary, (ii) leases such property back to such Subsidiary, (iii) if and to the extent the development authority issues the bonds to finance such acquisition, 100% of such bonds are purchased and held by the Company or a Wholly-Owned Subsidiary of the Company, (iv) the rental payments on the lease (disregarding any amount that is concurrently repaid to the Company or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the Sale-Leaseback Transaction not occurred and (v) the Company or such Subsidiary has the option to terminate its lease and reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Company or a Subsidiary in the form of repayment of any bonds or otherwise) at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax with respect thereto.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period).

“Third Amendment” shall mean that certain Third Amendment, dated as of January 28, 2021, among the Company, the other Credit Parties, the U.S. Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall mean January 28, 2021.

“Threshold Amount” shall mean $50,000,000.

“Total Leverage Ratio” shall mean, at any time, the ratio of (i) Consolidated Total Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended for which Section 9.01 Financials were required to have been delivered (or, if no such Test Period has passed, as of the last four quarters of the Company then ended). If the Total Leverage Ratio is being determined for a given Test Period, Consolidated Total Debt shall be measured on the last day of such Test Period, with Consolidated EBITDA being determined for such Test Period.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Loans on the Closing Date, (ii) the repayment of the “Obligations” under and as defined in the Existing Credit Agreement and (iii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums and expenses payable by the Company and its Subsidiaries in connection with the transactions described in clauses (i) through (ii) of the definition of “Transaction.”

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a U.S. Base Rate Loan, LIBO Rate Loan, Canadian Base Rate Loan, Canadian Prime Rate Loan or CDOR Rate Loan.

“U.K.” shall mean the United Kingdom.

“U.K. Borrower” shall mean each English Subsidiary which accedes to this Agreement by executing a Borrower Designation Request and Assumption Agreement pursuant to Section 2.22(a).

“U.K. Collateral” shall mean all the “Collateral” (or equivalent term) as defined in each U.K. Security Document and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the English Credit Parties pursuant to any Security Document (including any Additional Security Documents) or will be granted in accordance with the requirements set forth in Section 9.12, Section 9.13 or Section 9.14.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.K. Security Documents” shall mean the English Security Agreement and the other similar security agreements, instruments and documents executed and delivered pursuant to Section 2.22, Section 9.12, Section 9.13 or Section 9.14 governed by the laws of England and Wales or Northern Ireland.

“U.K. Tax Schedule” shall mean the tax schedule relating to the U.K. Borrower set forth on Schedule 1.01D.

“U.S. Administrative Agent” shall have the meaning set forth in the recitals hereto.

“U.S. Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0.00%) plus 1⁄2 of 1%, (b) the U.S. Prime Rate and (c) the LIBO Rate for a LIBO Rate Loan with a one month Interest Period commencing on such day plus 1.00%. Any change in the Base Rate shall take effect at the opening of business on the applicable Business Day.

“U.S. Base Rate Loan” shall mean each Revolving Loan or FILO Loan which is designated or deemed designated as a U.S. Base Rate Loan by applicable U.S. Borrower at the time of the incurrence thereof or conversion thereto.

“U.S. Borrowers” shall mean (i) the Company, (ii) Resolute FP U.S. Inc. and (iii) each U.S. Subsidiary of the Company that is designated as an additional U.S. borrower hereunder in accordance with Section 2.22.

“U.S. Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), without duplication, of (a) (I) 85% of the aggregate Outstanding Balance of Eligible U.S. Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (II) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts owned by U.S. Credit Parties at such time plus (III) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts owned by U.S. Credit Parties at such time plus (b) the lesser of (i) 70% of Eligible U.S. Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible U.S. Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)) plus (c)(i) 100% of all amounts on deposit in U.S. Dominion Accounts (in each case to the extent such amounts constitute cash held in deposit accounts) and (ii) 95% of all other amounts on deposit in securities accounts of a U.S. Credit Party that are subject to the control of the Collateral

Agent (in each case to the extent such amounts constitute Cash Equivalents of the type described in clause (a) of the definition thereof held in such securities accounts) minus (d) any Reserves established from time to time by the Administrative Agent in accordance herewith; provided, however, that the aggregate amount arising under the preceding clause (c), together with the aggregate amount arising under clause (c) of the first sentence of the definition of “Canadian Borrowing Base,” shall not exceed $100,000,000. The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii)) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the U.S. Borrowing Base of Eligible Accounts, Eligible Inventory, Eligible Insured and Letter of Credit Backed Accounts or Eligible Investment Grade Accounts reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“U.S. Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document governed by the laws of the United States (or any state thereof) (including any Additional Security Documents but excluding the Canadian Security Agreement and U.K. Security Documents) or is required to be granted in accordance with requirements set forth in Section 2.22, Section 9.12, Section 9.13, or Section 9.14, including, without limitation, all collateral as described in the U.S. Security Agreement.

“U.S. Collection Account” shall mean each account established at a U.S. bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c).

“U.S. Collection Bank” shall mean any bank that maintains a U.S. Collection Account.

“U.S. Credit Party” shall mean each U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Dilution Reserve” shall mean, at any date, (i) the amount by which the consolidated Dilution Ratio of Eligible U.S. Accounts exceeds five percent (5%) multiplied by (ii) the Eligible U.S. Accounts on such date.

“U.S. Dominion Account” shall have the meaning set forth in Section 9.17.

“U.S. FILO Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) an advance rate to be agreed between the U.S. FILO Lenders and the U.S. Borrowers (which such advance rate shall be set forth in the relevant FILO Amendment) of the aggregate Outstanding Balance of Eligible U.S. Accounts plus (b) an advance rate to be agreed between the U.S. FILO Lenders and the U.S. Borrowers (which such advance rate shall be set forth in the relevant FILO Amendment) of Eligible U.S. Inventory at such time, minus any Reserves established from time to time by the Administrative Agent in accordance herewith. The U.S. FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the U.S. FILO Borrowing Base of Eligible Accounts or Eligible Inventory reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction

“U.S. FILO Commitment” shall mean the commitment of the U.S. FILO Lenders under the U.S. FILO Subfacility to make U.S. FILO Loans hereunder up to the U.S. FILO Line Cap.

“U.S. FILO Exchange Offer” shall have the meaning given in Section 2.21(a).

“U.S. FILO Exposure” shall mean, with respect to the U.S. FILO Lenders under a U.S. FILO Subfacility at any time, the aggregate principal amount at such time of all outstanding U.S. FILO Loans of such Lender under the U.S. FILO Subfacility.

“U.S. FILO Lender” shall mean any Lender hereunder that accepts a U.S. FILO Exchange Offer pursuant to Section 2.21 and has a resulting U.S. FILO Commitment under the U.S. FILO Subfacility.

“U.S. FILO Line Cap” shall mean an amount equal to the lesser of (a) the U.S. FILO Commitments under the U.S. FILO Subfacility and (b) the U.S. FILO Borrowing Base.

“U.S. FILO Loans” shall mean advances made to or at the instructions of a U.S. Borrower pursuant to Section 2.01 hereof under the U.S. FILO Subfacility.

“U.S. FILO Subfacility” shall mean the subfacility resulting from a U.S. FILO Exchange Offer, if any.

“U.S. Issuing Bank” shall mean, as the context may require, (a) Bank of America, N.A. or any affiliate of Bank of America, N.A. with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“U.S. LC Credit Extension” shall mean, with respect to any U.S. Letter of Credit, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“U.S. LC Disbursement” shall mean a payment or disbursement made by the U.S. Issuing Bank pursuant to a U.S. Letter of Credit.

“U.S. LC Documents” shall mean all documents, instruments and agreements delivered by a U.S. Borrower or any other Person to the U.S. Issuing Bank or the Administrative Agent in connection with any U.S. Letter of Credit.

“U.S. LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate principal amount of all U.S. LC Disbursements that have not yet been reimbursed at such time. The U.S. LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate U.S. LC Exposure at such time.

“U.S. LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the U.S. Borrower in respect of any U.S. LC Disbursements (including any payment obligations arising therefrom) and (b) the stated amount of all outstanding U.S. Letters of Credit.

“U.S. Letter of Credit” shall mean any letters of credit issued or to be issued by the U.S. Issuing Bank under the U.S. Subfacility for the account of the U.S. Borrowers pursuant to Section 2.13.

“U.S. Line Cap” shall mean an amount that is equal to the lesser of (a) the U.S. Revolving Commitments and (b) the then applicable U.S. Borrowing Base.

“U.S. Perfection Certificate” shall mean the U.S. Perfection Certificate in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 9.01(e) or otherwise.

“U.S. Prime Rate” shall mean the rate publicly announced from time to time by the Administrative Agent as its “prime rate,” such “prime rate” to change when and as such prime lending rate changes. The U.S. Prime Rate is set by the Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“U.S. Protective Advance” shall have the meaning assigned to such term in Section 2.18.

“U.S. Revolving Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans or U.S. FILO Loans.

“U.S. Revolving Commitment” shall mean, with respect to each U.S. Revolving Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Commitment,” or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ U.S. Revolving Commitments on the ~~Second~~Fourth Amendment Effective Date is $200,000,000.

“U.S. Revolving Exposure” shall mean, with respect to any U.S. Revolving Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s U.S. LC Exposure, plus the aggregate amount at such of such Lender’s U.S. Swingline Exposure.

“U.S. Revolving Lender” shall mean any Lender under the U.S. Subfacility.

“U.S. Revolving Loans” shall mean advances made to or at the request of a U.S. Borrower pursuant to Section 2.01(i) or (ii) hereof under the U.S. Subfacility and may constitute U.S. Revolving Loans and U.S. Swingline Loans but shall not include U.S. FILO Loans.

“U.S. Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto.

“U.S. Security Agreement” shall have the meaning provided in Section 6.09.

“U.S. Subfacility” shall have the meaning set forth in the recitals hereto.

“U.S. Subsidiary Borrower” shall mean (i) Resolute FP U.S. Inc. and (ii) each U.S. Subsidiary of the Company that is designated as an additional U.S. borrower hereunder in accordance with Section 2.22.

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the Company (other than the U.S. Borrowers) in existence on the ~~Second~~Fourth Amendment Effective Date that are party to the ~~Second~~Fourth Amendment and (ii) each Wholly-Owned Domestic Subsidiary established, created or acquired after the ~~Second~~Fourth Amendment Effective Date which becomes a party to this Agreement in accordance with the requirements of this Agreement pursuant to Section 9.12 or otherwise.

“U.S. Swingline Commitment” shall mean the commitment of the U.S. Swingline Lender to make loans under the U.S. Subfacility pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07.

“U.S. Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding U.S. Swingline Loans. The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate U.S. Swingline Exposure at such time.

“U.S. Swingline Lender” shall mean Bank of America, N.A.

“U.S. Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.12.

“U.S. Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-3 hereto.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.01(c).

“UCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of law, the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York governs, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Undisclosed Administration” shall mean in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) each Subsidiary of the Company listed on Schedule 1.01A and (ii) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date; provided, however, that no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary.

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Unused Line Fee Rate” shall mean ~~(i) initially, 0.30~~0.25% per annum on the average daily unused Availability, calculated based upon the actual number of days elapsed over a 365-day year payable quarterly in arrears ~~and (ii) from and after the delivery by the Company to the Administrative Agent of the Borrowing Base Certificate for the first full fiscal quarter completed after the Closing Date, determined by reference to the following grid on a per annum basis based on the Average Usage as a percentage of the Revolving Commitments during the immediately preceding fiscal quarter:~~.

~~Average Usage~~	~~Unused Line Fee Rate~~
~~< 35%~~	~~0.30~~	%
~~> 35%~~	~~0.25~~	%

“Weekly Reporting Event” shall mean the occurrence of a date when (a) Specified Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $~~45,000,000~~40,000,000, in either case at any time, until such date as (b) Specified Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $~~45,000,000~~40,000,000 over a period of 30 consecutive calendar days.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Company and any Restricted Subsidiary under applicable law).

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03. Uniform Commercial Code and PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Credit Party, such definition or correlative terms (if existing) under the PPSA shall be defined in accordance with the PPSA) from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Contract,” “Deposit Account,” “Document” (“document of title” as defined in the PPSA), “Equipment,” “General Intangibles (“intangibles” as defined in the PPSA),” “Goods” and “Instrument.”

1.04. Exchange Rates; Currency Equivalent. All references in the Credit Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Credit Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis, based on the current Spot Rate. The Company shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Company or shown in the Company’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrowers shall repay such Obligation in such other currency.

1.05. Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership” and (s) “ground lease” shall be deemed to include “emphyteutic lease.” The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

1.06. Currency Fluctuations. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the Dollar (a) the equivalent amount in Canadian Dollars of Obligations under the Revolving Loans in Dollars (based on the applicable Spot Rate) plus Obligations under the Revolving Loans in Canadian Dollars exceeds the limit of the Borrowing Base or (b) any part of the Obligations exceeds any other limit set forth herein for such Obligations, in each case by more than $1,000,000 or C$1,000,000, as applicable, the Company shall within three (3) Business Days of written notice of same from the Administrative Agent or, if an Event of Default has occurred and is continuing, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Administrative Agent deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s sole discretion, make the necessary exchange rate calculations to determine whether any such excess exists on such date.

1.07. Divisions. For all purposes under the Credit Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.08. Limited Condition Transactions . Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than (a) the making by any Lender or Issuing Bank, as applicable, of any Credit Extension unless otherwise agreed by such Lender or Issuing Bank and (b) determining Specified Availability for purposes of the Payment Conditions), for purposes of:

(i) determining compliance with any provision of this Agreement that requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, Interest Coverage Ratio and Total Leverage Ratio;

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets, as applicable); or

(iii) determining other compliance with this Agreement (including the determination that representations and warranties are true and correct (other than the Specified Representations) and that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness or Liens in connection therewith), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or (z) the consummation of such acquisition or Investment, (2) in the case of any dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) the irrevocable declaration of such dividend or (y) the making of such dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date (on a Pro Forma Basis after giving effect to such action) in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided, that, notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available, the Company may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of dividends, the making of any Permitted Investment, mergers, amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 2 Amount and Terms of Credit.

2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make (i) under the U.S. Subfacility, U.S. Revolving Loans to the U.S. Borrowers in Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; provided that, following a U.S. FILO Exchange Offer, no U.S. Revolving Loans may be made to any U.S. Borrower unless the amount of outstanding U.S. FILO Loans is equal to the U.S. FILO Line Cap, if any U.S. FILO Subfacility exists at such time; or (ii) under the Canadian Subfacility, Canadian Revolving Loans to the Canadian Borrowers or U.K. Borrowers, if any, in Dollars or Canadian Dollars or to U.S. Borrowers in Dollars or Canadian Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Canadian Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; provided that, following a Canadian FILO Exchange Offer, no Canadian Revolving Loans may be made to any Borrower unless the amount of outstanding Canadian FILO Loans is equal to the Canadian FILO Line Cap, if any Canadian FILO Subfacility exists at such time. Subject to the terms and conditions set forth herein, the Canadian FILO Lenders agree to make Canadian FILO Loans to the Canadian Borrowers or U.K. Borrowers, if any, in Dollars or Canadian Dollars, or the U.S. Borrowers in Dollars or Canadian Dollars, following a Canadian FILO Exchange Offer and thereafter until the earlier of one Business Day prior to the Maturity Date and the termination of the Canadian FILO Commitment of such Lender in an aggregate principal amount that will not result in the aggregate amount of Canadian FILO Loans exceeding the Canadian FILO Line Cap. Subject to the terms and conditions set forth herein, the U.S. FILO Lenders agree to make U.S. FILO Loans to the U.S. Borrowers in Dollars following a U.S. FILO Exchange Offer and thereafter until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. FILO Commitment of such Lender in an aggregate principal amount that will not result in the aggregate amount of the U.S. FILO Loans exceeding the U.S. FILO Line Cap. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans under each applicable Subfacility and may borrow, pay or prepay and reborrow FILO Loans under each applicable FILO Subfacility. All U.S. Borrowers shall be jointly and severally liable as borrowers for all Borrowings of each U.S. Borrower regardless of which U.S. Borrower received the proceeds thereof. All Canadian Borrowers and U.K. Borrowers, if any, shall be jointly and severally liable as borrowers for all Borrowings of each Canadian Borrower and U.K. Borrower regardless of which Canadian Borrower or U.K. Borrower received the proceeds thereof.

2.02. Loans.

(a) Each (i) U.S. Revolving Loan (other than U.S. Swingline Loans) shall be made as part of a Borrowing consisting of U.S. Revolving Loans made by the U.S. Revolving Lenders ratably in accordance with their applicable U.S. Revolving Commitments, (ii) Canadian Revolving Loan (other than Canadian Swingline Loans) shall be made as part of a Borrowing consisting of Canadian Revolving Loans made by the Canadian Revolving Lenders ratably in accordance with their applicable Canadian Revolving Commitments, (iii) Canadian FILO Loan shall be made as part of a Borrowing consisting of Canadian FILO Loans made by the Canadian FILO Lenders ratably in accordance with their applicable Canadian FILO Commitments and (iv) U.S. FILO Loan shall be made as part of a Borrowing consisting of U.S. FILO Loans made by the U.S. FILO Lenders ratably in accordance with their applicable U.S. FILO Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of LIBO Rate Loans, an integral multiple of $250,000 and not less than $1,000,000 and (B) in the case of CDOR Rate Loans, an integral multiple of C$250,000 and not less than C$1,000,000 or (ii) equal to the remaining available balance of the applicable Revolving Commitments.

(b) Subject to Section 3.01, each Borrowing of U.S. Revolving Loans or U.S. FILO Loans shall be comprised entirely of U.S. Base Rate Loans or LIBO Rate Loans and each Borrowing of Canadian Revolving Loans or Canadian FILO Loans shall be comprised entirely of Canadian Base Rate Loans, Canadian Prime Rate Loans, CDOR Rate Loans or LIBO Rate Loans, as the Relevant Borrower may request pursuant to Section 2.03. Each applicable Lender may at its option make any LIBO Rate Loan or CDOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan to each applicable Lender in accordance with the terms of this Agreement or cause the Borrowers to pay additional amounts pursuant to Section 3.01. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten Borrowings of LIBO Rate Loans or ten Borrowings of CDOR Rate Loans outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds as the Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Relevant Borrower in the applicable Notice of Borrowing maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(f) If an Issuing Bank shall not have received from the Relevant Borrower the payment required to be made by Section 2.13(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each such Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a U.S. Base Rate Loan or Canadian Base Rate Loan (for LC Disbursements denominated in Dollars) or a Canadian Prime Rate Loan (for LC Disbursements denominated in Canadian Dollars) of such Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Revolving Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.13(e) prior to the time that any Revolving Lender makes any payment pursuant to this clause (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Relevant Borrower, as applicable, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Relevant Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

2.03. Borrowing Procedure. To request a Revolving Borrowing under the U.S. Subfacility or Canadian Subfacility, or the U.S. FILO Subfacility or Canadian FILO Subfacility, if any, the Relevant Borrower shall notify the Administrative Agent of such request by telecopy or electronic transmission (i) in the case of a Borrowing of LIBO Rate Loans, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Borrowing of U.S. Base Rate Loans (other than Swingline Loans), not later than 12:00 noon, New York City time, on the Business Day of the proposed Borrowing, (iii) in the case of a Borrowing of CDOR Rate Loans, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (iv) in the case of a Borrowing of Canadian Base Rate Loans (other than Canadian Swingline Loans), not later than 12:00 noon, New York City time, on the Business Day of the proposed Borrowing or (v) in the case of a Borrowing of Canadian Prime Rate Loans (other than Canadian Swingline Loans), not later than 12:00 noon, New York City, on the Business Day of the proposed Borrowing. Each such written Notice of Borrowing shall specify the following information:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of LIBO Rate Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Rate Loans or a Borrowing of CDOR Rate Loans;

(d) in the case of a Borrowing of LIBO Rate Loans or CDOR Rate Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e) the location and number of the account to which funds are to be disbursed;

(f) the Subfacility or FILO Subfacility, as applicable, under which the Loans are to be borrowed;

(g) the currency of the Borrowing; and

(h) that the conditions set forth in Section 6 or Section 7, as applicable, are satisfied or waived as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of U.S. Base Rate Loans for U.S. Borrowers and of Canadian Prime Rate Loans (for Borrowings in Canadian Dollars under the Canadian Subfacility or the Canadian FILO Subfacility) or Canadian Base Rate Loans (for Borrowings in Dollars under the U.S. Subfacility or the U.S. FILO Subfacility), as applicable, for the Canadian Borrowers or U.K. Borrowers, if any. If no Interest Period is specified with respect to any requested Borrowing of LIBO Rate Loans or CDOR Rate Loans, then the Relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified, then the requested Borrowing shall be made in Dollars for U.S. Borrowers and Canadian Dollars for the Canadian Borrowers or U.K. Borrowers, if any. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.04. Evidence of Debt; Repayment of Loans.

(a) Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent (A) for the account of each U.S. Revolving Lender, the then unpaid principal amount of each U.S. Revolving Loan of such U.S. Revolving Lender, (B) for the account of each Canadian Lender, the then unpaid amount of each Canadian Revolving Loan borrowed by the U.S. Borrowers of such Canadian Lender, (C) for the account of each U.S. FILO Lender, if applicable, the then unpaid principal amount of each U.S. FILO Loan of such U.S. FILO Lender and (D) for the account of each Canadian FILO Lender, if applicable, the then unpaid principal amount of each Canadian FILO Loan borrowed by the U.S. Borrowers of such Canadian FILO Lender, in each case, on the Maturity Date and (ii) to each U.S. Swingline Lender the then unpaid principal amount of each applicable Swingline Loan on the Maturity Date. Each Canadian Borrower and U.K. Borrower, if any, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent (A) for the account of each Canadian Revolving Lender, the then unpaid principal amount of each Canadian Revolving Loan of such Canadian Revolving Lender and (B) for the account of each Canadian FILO Lender, if applicable, the then unpaid principal amount of each Canadian FILO Loan of such Canadian FILO Lender, in each case, on the Maturity Date and (ii) to the Canadian Swingline Lender the then unpaid principal amount of each applicable Canadian Swingline Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the currency thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender. The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d) The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Relevant Borrowers shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit B-4, as applicable.

2.05. Fees.

(a) Unused Line Fee. With respect to (x) (i) the U.S. Subfacility, the U.S. Borrowers shall, jointly and severally, pay, and (ii) the Canadian Subfacility, the Canadian Borrowers and U.K. Borrowers, if any, shall, jointly and severally, pay, in each case, to the Administrative Agent, for the pro rata benefit of the Lenders (other than any Defaulting Lender) under each Subfacility, a fee in Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) under such Subfacility exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) under such Subfacility, and the stated

amount of outstanding Letters of Credit under such Subfacility during any fiscal quarter and (y) (i) each U.S. FILO Subfacility, the U.S. Borrowers shall, jointly and severally, pay, and (ii) each Canadian FILO Subfacility, the Canadian Borrowers and U.K. Borrowers, if any, shall, jointly and severally, pay, in each case, the fee in respect of which the Revolving Commitments thereunder exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) thereunder set forth in the relevant FILO Amendment (such fee pursuant to this Section 2.05(a), the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each fiscal quarter, commencing July 1, 2015.

(b) Administrative Agent Fees. The U.S. Borrowers, jointly and severally, agree to pay, and the Canadian Borrowers and U.K. Borrowers, if any, jointly and severally, agree to pay, to the Administrative Agent, for its own account, the fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c) LC and Fronting Fees. The U.S. Borrowers, jointly and severally, agree to pay, and the Canadian Borrowers and U.K. Borrowers, if any, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each applicable Revolving Lender a participation fee (the “LC Participation Fee”) in Dollars, for Letters of Credit denominated in Dollars, or Canadian Dollars, for Letters of Credit denominated in Canadian Dollars, with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on LIBO Rate Loans which are Revolving Loans (not FILO Loans) pursuant to Section 2.06, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”) in Dollars, for Letters of Credit denominated in Dollars, or Canadian Dollars, for Letters of Credit denominated in Canadian Dollars, which shall accrue at the rate of 0.125% per annum (or such other amount as the Issuing Bank and the Relevant Borrower may agree) on the outstanding face amount of Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Relevant Borrower and such Issuing Bank from time to time. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first calendar day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Banks pursuant to this clause (c) shall be payable on demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) Subject to Section 2.10(a), all fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to each Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.

2.06. Interest on Loans.

(a) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of U.S. Base Rate Loans, including each U.S. Swingline Loan, shall bear interest at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of LIBO Rate Loans shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Base Rate Loans, including each Canadian Swingline Loan denominated in Dollars, shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin in effect from time to time.

(d) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Prime Rate Loans, including each Canadian Swingline Loan denominated in Canadian Dollars, shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin in effect from time to time.

(e) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of CDOR Rate Loans denominated in Canadian Dollars shall bear interest at a rate per annum equal to the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2.00% plus the rate applicable to U.S. Base Rate Loans (in each case, the “Default Rate”).

(g) Accrued interest on (x) each U.S. Base Rate Loan, Canadian Base Rate and Canadian Prime Rate Loan shall be payable in arrears on each Adjustment Date and on the Maturity Date commencing with July 1, 2015 and (y) each LIBO Rate Loan and CDOR Rate Loan shall be payable on the last day of each Interest Period and on the Maturity Date; provided that if any Interest Period exceeds three months, accrued interest shall be payable on the respective dates that fall every three months after the beginning of such Interest Period and, in the case of Revolving Loans and FILO Loans, shall be payable upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.06(f) shall be payable on demand and, absent demand, on each Adjustment Date and upon termination of the Revolving Commitments, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a U.S. Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest and fees hereunder shall be computed on the basis of a year of 365 days, except that interest computed by reference to the LIBO Rate (other than U.S. Base Rate Loans and Canadian Base Rate Loans determined by reference to the LIBO Rate) shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable U.S. Base Rate, Canadian Base Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(i) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or any other period, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. The Administrative Agent agrees that if requested in writing by the Borrowers it shall calculate the nominal and effective per annum rate of interest on any outstanding Loan at any time and provide such information to the Borrowers; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers or any of the other Credit Parties of any of their obligations under this Agreement or any other Credit Documents, nor result in any liability to the Administrative Agent or the Lenders.

(j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of the Obligations of the Canadian Borrowers pursuant to this Agreement and the other Credit Documents shall be governed by or subject to the laws of any jurisdiction of Canada or the federal laws of Canada, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Credit Parties to the Administrative Agent or any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the applicable Lenders and the Canadian Credit Parties and the amount of such payment or collection shall be refunded by the Administrative Agent and such Lenders to the Canadian Borrowers. For the purposes of this Agreement and each other Credit Document to which any Canadian Borrowers are a party, the effective annual rate of interest payable by the Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by and for the account of the Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

2.07. Termination and Reduction of Commitments.

(a) Except as otherwise provided in Section 2.19, the Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) any such reduction shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Revolving Commitments under any Subfacility shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans under such

Subfacility in accordance with Section 2.09, the Revolving Exposures under such Subfacility would exceed the Revolving Commitments under such Subfacility. Once initiated, the U.S. FILO Commitments or Canadian FILO Commitments may not be reduced unless all Revolving Loans under the corresponding Subfacility have been previously or are concurrently repaid in full.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under clause (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.07 shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any effectuated termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

2.08. Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of LIBO Rate Loans or CDOR Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Relevant Borrower may elect to convert such Borrowing, with respect to the U.S. Subfacility, the U.S. FILO Subfacility, the Canadian Subfacility and the Canadian FILO Subfacility, as applicable, to a different Type or to continue such Borrowing and, in the case of a Borrowing of LIBO Rate Loans or CDOR Rate Loans, may elect Interest Periods therefor, all as provided in this Section 2.08. The Relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Borrowings of LIBO Rate Loans or ten Borrowings of CDOR Rate Loans, outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Relevant Borrower shall notify the Administrative Agent of such election by electronic transmission of a Notice of Conversion/Continuation by the time that a Notice of Borrowing would be required under Section 2.03 if such Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2, unless otherwise agreed to by the Administrative Agent and the relevant Borrower. Each Notice of Conversion/Continuation shall be irrevocable.

(c) Each written Notice of Conversion/Continuation shall specify the following information:

(i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of LIBO Rate Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Rate Loans or a Borrowing of CDOR Rate Loans;

(iv) the currency of the resulting Borrowing; and

(v) if the resulting Borrowing is a Borrowing of LIBO Rate Loans or CDOR Rate Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Notice of Conversion/Continuation requests a Borrowing of LIBO Rate Loans or CDOR Rate Loans but does not specify an Interest Period, then the Relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of LIBO Rate Loans denominated in Dollars is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable. If a Notice of Conversion/Continuation with respect to a Borrowing of CDOR Rate Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Canadian Prime Rate Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, after the occurrence and during the continuance of such Event of Default, (i) no outstanding Borrowing may be converted to or continued as a Borrowing of LIBO Rate Loans or CDOR Rate Loans and (ii) unless repaid, each Borrowing of LIBO Rate Loans and CDOR Rate Loans shall be converted to a Borrowing of U.S. Base Rate Loans (in the case of any Loans denominated in Dollars under the U.S. Subfacility or the U.S. FILO Subfacility), Canadian Base Rate Loans (in the case of any Loans denominated in Dollars under the Canadian Subfacility or the Canadian FILO Subfacility) or Canadian Prime Rate Loans (in the case of any Loans denominated in Canadian Dollars under the Canadian Subfacility or the Canadian FILO Subfacility), respectively, at the end of the Interest Period applicable thereto.

2.09. Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. Any Borrower shall have the right, at any time and from time to time to prepay, without premium or penalty, any Borrowing (provided that no Canadian FILO Loan or U.S. FILO Loan may be prepaid unless, prior to or simultaneously with such prepayment, all Revolving Loans outstanding under the applicable Subfacility are repaid in full), in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000, in the case of Borrowings denominated in Dollars and C$100,000, in the case of Borrowings denominated in Canadian Dollars.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments under any Subfacility, the Borrowers shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to each applicable Issuing Bank the LC Exposure in accordance with Section 2.13(j), in each case, in respect of such Subfacility, and thereafter, (x) prepayments by the U.S. Borrowers shall be applied to the U.S. FILO Loans and the Canadian FILO Loans borrowed by a U.S. Borrower and (y) prepayments by the Canadian Borrowers or U.K. Borrowers, if any, shall be applied to the Canadian FILO Loans.

(ii) In the event of any partial reduction of the Revolving Commitments under any Subfacility or FILO Subfacility, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Company and the Revolving Lenders of the Revolving Exposures after giving effect thereto and (B) if (1) the U.S. Revolving Exposures exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”), after giving effect to such reduction, then the U.S. Borrowers shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the Canadian Revolving Exposures exceed the Canadian Line Cap then in effect, after giving effect to such reduction, then the Canadian Borrowers and U.K. Borrowers, if any, shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (3) the U.S. FILO Exposures at any time exceed the U.S. FILO Line Cap then in effect, such excess shall be deemed drawn under the U.S. Subfacility pursuant to the U.S. Borrowing Base then in effect, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) the U.S. Borrowers shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (4) the Canadian FILO Exposures at any time exceed the Canadian FILO Line Cap then in effect, such excess shall be deemed drawn under the Canadian Subfacility pursuant to the Canadian Borrowing Base or the U.S. Borrowing Base then in effect, as the case may be, and if the result causes the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iii) In the event that (1) the U.S. Revolving Exposures at any time exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”), the U.S. Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or a change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (2) the Canadian Revolving Exposures at any time exceed the Canadian Line Cap then in effect, the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Canadian Revolving Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (3) the U.S. FILO Exposures at any time exceed the U.S. FILO Line Cap then in effect, such excess shall be deemed drawn under the U.S. Subfacility pursuant to the U.S. Borrowing Base then in effect, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) the U.S. Borrowers shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (4) the Canadian FILO Exposures at any time exceed the Canadian FILO Line Cap then in effect, such excess shall be deemed drawn under the Canadian Subfacility pursuant to the Canadian Borrowing Base or the U.S. Borrowing Base then in effect, as the case may be, and if the result causes the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the applicable Borrowers shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(c) Application of Prepayments.

(i) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Relevant Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this clause (i) of Section 2.09(c). Except as provided in Sections 2.09(b)(ii) and (iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the Borrowers’ Swingline Loans; third, to the principal balance of the Swingline Loan outstanding until the same has been prepaid in full; fourth, to interest then due and payable on the Revolving Loans and other amounts due pursuant to Sections 3.02 and 5.01; fifth, to the principal balance of the Revolving Loans until the same have been prepaid in full; sixth, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); seventh, returned to the Relevant Borrower or to such party as otherwise required by law.

(ii) Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans, as applicable. Any amounts remaining after each such application shall be applied to prepay LIBO Rate Loans and CDOR Rate Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.09 shall be in excess of the amount of the U.S. Base Rate Loans, Canadian Base Rate Loans or the Canadian Prime Rate Loans, as applicable at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans shall be immediately prepaid and, at the election of the Relevant Borrower the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of LIBO Rate Loans or CDOR Rate Loans, as applicable, on the last day of the then next-expiring Interest Period for LIBO Rate Loans or CDOR Rate Loans, as applicable (with all interest accruing thereon for the account of the Relevant Borrower) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(d) Notice of Prepayment. The relevant U.S. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telecopy or electronic transmission of any prepayment of the U.S. Subfacility or the U.S. FILO Subfacility hereunder and the relevant Canadian Borrower or U.K. Borrower, if any, shall notify the Administrative Agent by telecopy or electronic transmission of any prepayment of the Canadian Subfacility or the Canadian FILO Subfacility hereunder (i) in the case of prepayment of a Borrowing of LIBO Rate Loans, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of CDOR Rate Loans, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (iii) in the case of prepayment of a Borrowing of Canadian Base Rate Loans, not later than 12:00 noon, New York City time, on the date of prepayment, (iv) in the case of prepayment of a Borrowing of Canadian Prime Rate Loans, not later than 12:00 noon, New York City time, on the date of prepayment, (v) in the case of prepayment of a Borrowing of U.S. Base Rate Loans, not later than 12:00 noon, New York City time, on the date of prepayment, (vi) in the case of prepayment of a U.S. Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment and (vii) in the case of prepayment of a Canadian Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section 2.09 shall be irrevocable, except that such Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m., New York City time, on the day on which such prepayment is scheduled to occur; provided that (i) such Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice of prepayment (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

2.10. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 5.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to (x) 2:00 p.m., New York City time, with respect to payments denominated in Dollars or (y) 1:00 p.m., New York City time, with respect to payments denominated in Canadian Dollars), on the date when due, in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Administrative Agent, for the account of the respective Canadian Revolving Lenders to which such payment is owed, at the Payment Office in Canadian Dollars and in immediately available funds not later than the times specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in Canadian Dollars, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollar payment amount. Any amounts received after the required time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 5.01 and 13.01 shall be made to the Administrative Agent for the benefit of the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (except as set forth in the definition of “Interest Period”), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 11.11 hereof, as applicable, ratably among the parties entitled thereto.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or FILO Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or FILO Loans or participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and FILO Loans and participations in LC Disbursements and Swingline Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and FILO Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including, but not limited to, Section 13.12) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or an Affiliate thereof or any Subsidiary of the Company (as to which the provisions of this clause (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Credit Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Relevant Borrower prior to the date on which any payment is due under the applicable Subfacility or FILO Subfacility to the Administrative Agent for the account of the applicable Lenders or applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. ~~In such event, if such~~With respect to any payment that the Administrative Agent makes for the account of the Lenders or applicable Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders or the Issuing Bank under the applicable Subfacility or FILO Subfacility, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~.~~

In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank under the applicable Subfacility or FILO Subfacility, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.11. Defaulting Lenders.

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Loans or Letters of Credit, the Administrative Agent shall exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except to the limited extent provided in Section 13.12. In no event shall any Lender’s obligations pursuant to this Section 2.11(a) cause such Lender to exceed its Commitment.

(b) Payments; Fees. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Credit Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Creditors have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Company hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the Unused Line Fee under Section 2.05(a). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, LC Participation Fees attributable to such LC Obligations under Section 2.05(c) shall be paid to such other Lenders. The Administrative Agent shall reimburse to the applicable Borrower all LC Participation Fees attributable to LC Obligations that are not so reallocated.

(c) Cure. The Company, the Administrative Agent and the applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among the Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed in writing by the Company, the Administrative Agent and the applicable Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

2.12. Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, (X) the U.S. Swingline Lender shall make U.S. Swingline Loans in Dollars to a U.S. Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $60,000,000, (ii) the U.S. Revolving Exposures exceeding the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) or (iii) the Revolving Exposures exceeding the Line Cap and (Y) the Canadian Swingline Lender shall make Canadian Swingline Loans in Dollars or Canadian Dollars to a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Dollar Equivalent of $60,000,000, (ii) the Canadian Revolving Exposures exceeding the Canadian Line Cap or (iii) the Revolving Exposures exceeding the Line Cap; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a U.S. Swingline Loan, a U.S. Borrower shall notify the Administrative Agent of such request by telephonic (followed immediately by an electronic request) or electronic transmission, not later than 12:00 noon, New York City time, on the day of a proposed U.S. Swingline Loan. To request a Canadian Swingline Loan, a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, shall notify the Administrative Agent of such request by telephonic or electronic transmission, not later than 12:00 noon, New York City time, on the day of a proposed Canadian

Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from a U.S. Borrower, Canadian Borrower or U.K. Borrower, as applicable. The applicable Swingline Lender shall make each Swingline Loan available to the Relevant Borrower by means of a credit to the general deposit account of such Borrower with the applicable Swingline Lender (or, in the case of a U.S. Swingline Loan made to finance the reimbursement of a U.S. LC Disbursement as provided in Section 2.13(e), by remittance to the U.S. Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. No U.S. Borrower nor any Canadian Borrower or U.K. Borrower, if any, shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000 or C$100,000, as applicable.

(c) Prepayment. Each Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written, telecopy or electronic transmission notice to the applicable Swingline Lender and to the Administrative Agent before 12:00 noon, New York City time, on the date of repayment at the applicable Swingline Lender’s address for notices specified in such Swingline Lender’s administrative questionnaire.

(d) Participations. The U.S. Swingline Lender or Canadian Swingline Lender may by written notice given to the Administrative Agent at any time (but in any event shall weekly, or such other time as determined by the Administrative Agent) not later than 12:00 noon, New York City time (in the case of U.S. Swingline Loans), or 12:00 noon, New York City time (in the case of Canadian Swingline Loans), on any Business Day require the U.S. Revolving Lenders or Canadian Revolving Lenders, as applicable, to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans or Canadian Swingline Loans, as applicable, outstanding, which request may be made regardless of whether the conditions set forth in Section 7 have been satisfied. Such notice shall specify the aggregate amount of Swingline Loans in which such Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to such Revolving Lenders, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause (d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this clause (d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Relevant Borrower of any participations in a Swingline Loan acquired pursuant to this clause (d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to any Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this clause (d) and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this clause (d) shall not relieve any Borrower of any default in the payment thereof. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of the Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments which will remain in effect after the occurrence of the Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Maturity Date.

2.13. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) any U.S. Borrower may request the issuance of U.S. Letters of Credit in Dollars or, under the Canadian Subfacility, Canadian Dollars for its account or for the account of any of its Restricted Subsidiaries in a form reasonably acceptable to the Administrative Agent and the U.S. Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Relevant Borrower shall be a co-applicant with respect to each U.S. Letter of Credit issued for the account of or in favor of a Domestic Subsidiary) and (ii) any Canadian Borrower or U.K. Borrower, if any, may request the issuance of Canadian Letters of Credit in Dollars or Canadian Dollars for its account or the account of a Canadian Subsidiary in a form reasonably acceptable to the Administrative Agent and the Canadian Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Relevant Borrower shall be a co-applicant with respect to each Canadian Letter of Credit issued for the account of or in favor of a Canadian Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Relevant Borrower to, or entered into by the Relevant Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit shall be deemed issued under this Agreement.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Relevant Borrower shall hand deliver or telecopy or transmit by electronic communication a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended, renewed or extended, (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension and (z) such other matters as the applicable Issuing Bank may reasonably require. If requested by the applicable Issuing Bank, the Relevant Borrower also shall submit a letter of credit application substantially on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Relevant Borrower shall be deemed to represent and warrant (solely in the case of clauses (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension) (A) the LC Exposure shall not exceed $200,000,000, (B) (i) the total Revolving Exposures shall not exceed the Line Cap, (ii) the total U.S. Revolving Exposures shall not exceed the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) or (iii) the total Canadian Revolving Exposures shall not exceed the Canadian Line Cap and (C) if a Defaulting Lender exists, either the LC Exposure of such Defaulting Lender has been reallocated pursuant to Section 2.12(a) or such LC Exposure has been Cash Collateralized in accordance with the provisions of Section 2.13(j). Unless the Administrative Agent and applicable Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than Dollars, Canadian Dollars, Euro or Sterling.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (other than with respect to foreign guarantees which may expire on a date later than one year from the date of issuance) and, unless Cash Collateralized or otherwise credit supported in accordance with Section 2.13(j), the Letter of Credit Expiration Date. Notwithstanding the foregoing, each Letter of Credit may, upon the request of the Relevant Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is after the Letter of Credit Expiration Date unless the Issuing Bank so agrees) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each applicable Revolving Lender, and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Relevant Borrower on the date due as provided in Section 2.13(e), or of any reimbursement payment required to be refunded to the Relevant Borrower or for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Relevant Borrower under the applicable Subfacility shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than (x) in the case of reimbursement in Dollars, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement or (y) in the case of reimbursement in Canadian Dollars, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement; provided that, whether or not the Relevant Borrower submits a Notice of Borrowing, such Borrower shall be deemed to have requested (except to the extent such Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable (for LC Disbursements made in Dollars), or Canadian Prime Rate Loans (for LC Disbursements made in Canadian Dollars) in an amount necessary to reimburse such LC Disbursement. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender under the applicable Subfacility of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. In the case of a Letter of Credit denominated in Canadian Dollars, the relevant Canadian Borrower or U.K. Borrower shall reimburse the Canadian Issuing Bank in Canadian Dollars, unless (A) the Canadian Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Canadian Borrower or U.K. Borrower shall have notified the Canadian Issuing Bank promptly following receipt of the notice of drawing that such Canadian Borrower or U.K. Borrower will reimburse the Canadian Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the Canadian Issuing Bank shall notify the applicable Canadian Borrower or U.K. Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this clause (e), the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this clause (e) to reimburse any Issuing Bank, distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of U.S. Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Relevant Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in Canadian Dollars is to be reimbursed in Dollars pursuant to the third sentence in this Section 2.13(e) and (B) the Dollar amount paid by the Canadian Borrower or U.K. Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in Canadian Dollars equal to the drawing, then such Canadian Borrower or U.K. Borrower agrees, as a separate and independent obligation, to indemnify the Canadian Issuing Bank for the loss resulting from its inability on that date to purchase the Canadian Dollars in the full amount of the drawing.

(f) Obligations Absolute.

(i) Subject to the limitations set forth below, the obligation of the Borrowers to reimburse LC Disbursements as provided in clause (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Company or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii) No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document. No Issuing Bank makes to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.

(iii) None of the Issuing Banks or any of their respective Affiliates, or any of their respective officers, directors, employees, agents or investment advisors, shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Relevant Borrower by electronic transmission of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders under the applicable Subfacility with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to U.S. Base Rate Loans or Canadian Prime Rate Loans, as applicable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.13(e), then Section 2.06(f) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.13(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Company. Any Issuing Bank may be replaced at any time by agreement between the Company and the Administrative Agent; provided that so long as no Default or Event of Default exists, such successor Issuing Bank shall be reasonably acceptable to the Company. One or more Lenders may be appointed as additional Issuing Banks in accordance with clause (k) below. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Company may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

(i) If any Specified Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this clause (j)(i), the Borrowers shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 103.00% of the LC Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Relevant Borrowers under this Agreement, but shall be immediately released and returned to the Company (in no event later than two (2) Business Days) once all Specified Events of

Default are cured or waived. The Administrative Agent shall have a first priority perfected Lien (subject to Permitted Liens) and exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Company and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers.

(ii) To the extent the Fronting Exposure associated with any Defaulting Lender cannot be reallocated pursuant to Section 2.11(a), the Borrowers shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize such Fronting Exposure.

(k) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) No Issuing Bank shall be under an obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.

(m) No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

(i) The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated “The Resolute Forest Products Inc. LC Collateral Account.” Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.

(ii) The balance from time to time in such LC Collateral Account shall constitute part of the Applicable Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “The Resolute Forest Products Inc. LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).

(o) Extended Commitments. If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Loan Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.13(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.

2.14. Settlement Amongst Lenders.

(a) The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) and FILO Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and FILO Loans and repayments of Revolving Loans (including Swingline Loans) and FILO Loans received by the Administrative Agent as of 3:00 p.m., New York City time, on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) and FILO Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Pro Rata Percentage of repayments and (ii) each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, (x) the amount of Revolving Loans made by each Lender with respect to Revolving Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date and (y) the amount of FILO Loans made by each Lender with respect to FILO Loans to the Borrowers shall be equal to such Lender’s applicable Pro Rata Percentage of FILO Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m., New York City time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., New York City time, that day; and, if received after 1:00 p.m., New York City time, then no later than 11:00 a.m., New York City time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.15. Revolving Commitment Increase.

(a) Subject to the terms and conditions set forth herein, after the Closing Date, the Company shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolving Commitments under the U.S. Subfacility or Canadian Subfacility (a “Revolving Commitment Increase”) in an aggregate amount not to exceed $500,000,000; provided that (i) any Revolving Commitment Increase shall be on the terms (including the Latest Maturity Date of any Class of Commitments under the applicable Subfacility) and pursuant to the documentation applicable to the applicable Subfacility, (ii) the Company shall only be permitted to request five Revolving Commitment Increases during the term of this Agreement and (b) any Revolving Commitment Increase shall be in a minimum amount of $25,000,000 or, if less than $25,000,000 is available, the amount left available.

(b) Each notice submitted pursuant to this Section 2.15 (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Revolving Commitments being requested. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent ~~may (at the direction of the Company)~~will promptly notify the applicable Revolving Lenders ~~and each such Revolving Lender may (subject to the Company’s consent) have the right to elect to have its Revolving Commitment increased by its Pro Rata Share under the applicable Subfacility (it being understood and agreed that a Lender may elect to have its Revolving Commitment increased in excess of its Pro Rata Share in its discretion if any other Lender declines to participate in the Revolving Commitment Increase)~~ of the requested increase in Revolving Commitments which may be provided (solely in the Company’s discretion, subject to the consent requirements below) by existing Revolving Lenders or additional financial institutions; provided that (i) ~~each Lender may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that~~ no Lender shall be obligated to increase its Revolving Commitment unless it, in its sole discretion, so agrees ~~and, if a Lender fails to respond to any Revolving Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolving Commitment Increase; (ii) if any Lender declines to participate in any Revolving Commitment Increase and, as a result, commitments from~~; (ii) any additional financial institutions ~~are required in connection with~~providing any portion of the Revolving Commitment Increase~~, any Person or Persons providing such commitment~~ shall be subject to the written consent of the Administrative Agent, the applicable Swingline Lenders and the applicable Issuing Banks (in each case, such consent not to be unreasonably withheld or delayed); (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase; (iv) neither the funding of the Revolving Commitment Increase nor the existence of the Liens securing such Revolving Commitment Increase would violate the terms of the Senior Notes Indenture; and (v) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent. In the event that any Lender or other Person agrees to participate in any Revolving Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Company, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions: (1) no Default or Event of Default would exist after giving effect thereto; (2) the representations and warranties made by the Credit Parties under each of the Credit Documents shall be true in all material respects, provided that, solely with respect to Revolving Loans made under the Revolving Commitment Increases that are used to effect or finance a Permitted Acquisition or Investments permitted and/or not prohibited under this Agreement, the Borrowers shall have the option of making any representations and warranties under the Credit Documents (other than any Specified Representations) and determinations as to the availability of any “basket-carveouts” under Section 10 effective as of the relevant LCT Test Date; (3) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Company, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Company, the Administrative Agent, and the Increase Loan Lenders; (~~3~~4) the Credit Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Credit Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; (~~4~~5) the representations and warranties contained in Section 8 shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality) as of the Increase Date; and (~~5~~6) the Borrowers shall have paid to the Administrative Agent and the Increase Loan Lenders such additional fees as may be agreed to be paid by the Borrowers in connection therewith.

(c) On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iv) Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolving Commitment Increase and requesting a Note.

(d) The terms and provisions of the Revolving Commitment Increase shall be identical to the Revolving Loans and the Revolving Commitments and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under the Revolving Commitment Increase shall be deemed to be Revolving Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Revolving Loans, (ii) unused line fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolving Loans, (iii) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Revolving Loans, (iv) after giving effect to such Revolving Commitment Increases, Revolving Commitments shall be reduced based on each Lender’s Pro Rata Percentage, and (v) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Revolving Loans. Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an “Incremental Revolving Commitment Agreement”) and the other Credit Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.15.

2.16. [Reserved].

2.17. Overadvances. If (i) the aggregate U.S. Revolving Exposure outstanding exceeds the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”), (ii) the aggregate Canadian Revolving Exposure outstanding exceed the Canadian Line Cap or (iii) the aggregate Revolving Loans outstanding exceeds the Line Cap (each of the foregoing clauses (i), (ii) and (iii), an “Overadvance”), in each case, at any time, the excess amount shall be payable by the applicable Borrowers in accordance with Section 2.09(b), but all such Revolving Loans shall nevertheless constitute Obligations secured by the Applicable Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (i) the aggregate outstanding U.S. Revolving Exposure to exceed the aggregate U.S. Revolving Commitments, (ii) the aggregate outstanding Canadian Revolving Exposure to exceed the aggregate Canadian Revolving Commitments or (iii) the aggregate outstanding Revolving Exposure to exceed the aggregate Revolving Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of any then existing Default or Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made. The Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvance Loans by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of an Overadvance Loan is appropriate shall be conclusive.

2.18. Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Company, at any time, to make U.S. Base Rate Loans to the U.S. Borrowers (each such loan, a “U.S. Protective Advance”) and Canadian Prime Rate Loans (through its Canada branch or Canadian lending office) to the Canadian Borrowers and U.K. Borrowers, if any (each such Loan, a “Canadian Protective Advance” and, together with the U.S. Protective Advances, “Protective Advances”) (a) (i) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Borrowing Base, (ii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the U.S. Subfacility, not to exceed 10% of the U.S. Borrowing Base and (iii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the Canadian Subfacility, not to exceed 10% of the Canadian Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Applicable Collateral, or to enhance the collectability or repayment of the Obligations under such Subfacility; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that (i) the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Exposure shall not exceed the aggregate Revolving Commitments, (ii) the aggregate amount of outstanding U.S. Protective Advances plus the outstanding amount of U.S. Revolving Exposure shall not exceed the aggregate U.S. Revolving Commitments and (iii) the aggregate amount of outstanding Canadian Protective Advances plus the outstanding amount of Canadian Revolving Exposure shall not exceed the aggregate Canadian Revolving Commitments. Each applicable Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage. The Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (x) protect, insure, maintain or realize upon any Applicable Collateral or (y) defend or maintain the validity or priority of the Collateral Agent’s Liens on any Applicable Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.

2.19. Extended Loans.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.19, the Company may at any time and from time to time when no Event of Default then exists request that all or a portion of the Revolving Loans under any Subfacility (the “Existing Revolving Loans”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Revolving Loans (any such Revolving Loans which have been so converted, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Revolving Loans, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Loans to be established, which shall (x) be identical as offered to each Lender (including as to the proposed interest rates and fees payable) and (y) be identical to the Existing Revolving Loans, except that: (i) repayments of principal of the Extended Revolving Loans may be delayed to later dates than the Maturity Date; (ii) the Effective Yield with respect to the Extended Revolving Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Existing Revolving Loans to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans); provided, however, that (A) in no event shall the final maturity date of any Extended Revolving Loans at the time of establishment thereof be earlier than the then Maturity Date of any other Revolving Loans hereunder and (B) the Weighted Average Life to Maturity of any Extended Revolving Loans at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding. Any Extended Revolving Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Revolving Loans, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Loans converted from Existing Revolving Loans may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Revolving Loans.

(b) With respect to any Extended Revolving Loans, subject to the provisions of Sections 2.12(e) and 2.13(o) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Loan Commitments in accordance with their Pro Rata Share of the Revolving Commitments under each Subfacility (and, except as provided in Sections 2.12(e) and 2.13(o), without giving effect to changes thereto on the Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Loan Commitments).

(c) The Company shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Revolving Loans are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Existing Revolving Loans converted into Extended Revolving Loans pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Existing Revolving Loans subject to such Extension Request converted into Extended Revolving Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Revolving Loans which it has elected to request be converted into Extended Revolving Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Existing Revolving Loans subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Loans requested pursuant to such Extension Request, Revolving Loans subject to such Extension Elections shall be converted to Extended Revolving Loans on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such Extension Election or, to the extent such option is expressly set forth in the respective Extension Request, the Company shall have the option to increase the amount of Extended Revolving Loans so that such excess does not exist.

(d) Extended Revolving Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing Extended Revolving Loans thereunder which shall be consistent with the provisions set forth in Section 2.19(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.

(e) With respect to any extension consummated by a Borrower pursuant to this Section 2.19, (i) such extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, (ii) with respect to Extended Revolving Loan Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date), and, if applicable, each applicable Borrower shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 103% of the stated amount of such Letters of Credit, or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date), and, if applicable, each applicable Borrower shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each extension and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the Extension Request) and hereby waive the requirements of any provision of this Credit Agreement or any other Credit Document that may otherwise prohibit any extension or any other transaction contemplated by this Section 2.19; provided that such consent shall not be deemed to be an acceptance of the Extension Request.

(f) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Extended Revolving Loans incurred pursuant thereto, (ii) establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19, and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.19 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrowers in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrowers unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrowers by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any extension, if the Collateral Requirement is then currently in effect, the respective Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent). Subject to Section 9.12, the Credit Parties shall take any actions reasonably requested by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Security Documents continue to secure all Obligations and continue to be perfected under the UCC, the PPSA or otherwise after giving effect to the extension of any Revolving Loans.

2.20. Adjustment of Revolver Commitments.

(a) The Company may, by written notice to the Administrative Agent, request that the Administrative Agent and the Lenders increase or decrease the Canadian Subfacility (a “Canadian Revolver Commitment Adjustment”), which request shall be granted by each Lender electing to participate in such Canadian Revolver Commitment Adjustment (subject to the last sentence of this clause (a)); provided that each of the following conditions are satisfied: (i) only four Canadian Revolver Commitment Adjustments may be made in any fiscal year, (ii) the written request for a Canadian Revolver Commitment Adjustment must be received by the Administrative Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Canadian Revolver Commitment Adjustment (such date of effectiveness, the “Commitment Adjustment Date”), (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or both immediately before and after giving effect thereto as of the Commitment Adjustment Date, (iv) any increase in the Canadian Subfacility shall result in a Dollar-for-Dollar decrease in the U.S. Subfacility pursuant to this Section 2.20, and any decrease in the Canadian Subfacility pursuant to this Section 2.20 shall result in a Dollar-for-Dollar increase in the U.S. Subfacility, (v) in no event shall the Revolving Commitments exceed $500,000,000 (or such greater amount resulting from the provisions of Section 2.15), (vi) no Canadian Revolver Commitment Adjustment shall be permitted if, after giving effect thereto, an Overadvance would exist, and (vii) the Administrative Agent shall have received a certificate of the Company dated as of the Commitment Adjustment Date certifying the satisfaction of all such conditions (including calculations thereof in reasonable detail) and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Any such Canadian Revolver Commitment Adjustment shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate Canadian Revolving Commitments available for use under the Canadian Subfacility on a basis allocated by the Administrative Agent following discussion with each Lender as to its desire to participate in such Canadian Revolver Commitment Adjustment (which allocation may vary from each such Lender’s Pro Rata Percentage of the amount to be reallocated) and (2) the aggregate U.S. Revolving Commitments available for use under the U.S. Subfacility then in effect among the Lenders in accordance with such Lender’s increase or decrease in Canadian Revolving Commitments pursuant to clause (1). Notwithstanding the foregoing, (i) each Lender may elect or decline, in its sole discretion, to have its Revolving Commitment reallocated in connection with any requested Canadian Revolver Commitment Adjustment, it being understood that no Lender shall be obligated to reallocate its Revolving Commitment unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any request for a Canadian Revolver Commitment Adjustment within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Canadian Revolver Commitment Adjustment and (ii) in no event shall a Lender’s aggregate Commitment be reduced without its explicit consent.

(b) The Administrative Agent shall promptly inform the Lenders of any request for a Canadian Revolver Commitment Adjustment made by the Company. If the conditions set forth in clause (a) above are not satisfied on the applicable Commitment Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Administrative Agent shall notify the Company in writing that the requested Canadian Revolver Commitment Adjustment will not be effectuated; provided, however, that the Administrative Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Company pursuant to clause (a)(vii) immediately above in making its determination as to the satisfaction of such conditions. On each Commitment Adjustment Date, the Administrative Agent shall notify the Lenders and the Company, on or before 2:00 p.m. (New York time), by e-mail, of the occurrence of the Canadian Revolver Commitment Adjustment to be effected on such Commitment Adjustment Date, the amount of Revolving Loans held by each Lender as a result thereof, the amount of the Revolving Commitment of each Lender available for use under the U.S. Subfacility and the amount of the Revolving Commitment of each Lender available for use under the Canadian Subfacility (and the percentage of each Revolving Loan that each participant must purchase a participation interest in) as a result thereof.

2.21. FILO Exchange.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.21, the Company may at any time and from time to time (but no more than twice in the aggregate) when no Event of Default then exists request that up to $50,000,000 in the aggregate (a) of the U.S. Revolving Commitments, together with any related outstandings, be converted into a U.S. FILO Subfacility and/or (b) of the Canadian Revolving Commitments, together with any related outstandings, be converted into a Canadian FILO Subfacility. In order to establish any such Subfacility, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, a “Canadian FILO Exchange Offer” or a “U.S. FILO Exchange Offer,” as the case may be) setting forth the proposed terms of the FILO Commitments to be established, which shall (x) be identical as offered to each Lender (including as to the proposed fees payable) and (y) be on the terms set forth herein relating to the U.S. FILO Subfacility or the Canadian FILO Subfacility, as applicable.

(b) The Company shall provide the applicable FILO Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. No Lender shall have any obligation to agree to participate in any FILO Exchange Offer. Any Lender wishing to participate in the FILO Exchange Offer shall notify the Administrative Agent on or prior to the date specified in such FILO Exchange Offer of the amount of its existing U.S. Revolving Commitments, or existing Canadian Revolving Commitments, as the case may be, which it requests be converted into FILO Commitments. Any Lender that does not respond to the FILO Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such FILO Exchange Offer. In the event that the aggregate principal amount of existing U.S. Revolving Commitments or existing Canadian Revolving Commitments, as the case may be, of Lenders accepting such FILO Exchange Offer exceeds the amount of FILO Commitments requested, existing U.S. Revolving Commitments or existing Canadian Revolving Commitments, as the case may be, shall be converted to U.S. FILO Commitments or Canadian FILO Commitments, as the case may be, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such FILO Exchange Offer.

(c) FILO Commitments shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and each FILO Lender providing FILO Commitments thereunder (each, a “FILO Amendment”) which shall be consistent with the provisions set forth in Section 2.21(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each Lender as to the effectiveness of such FILO Amendment. Upon the effectiveness of such FILO Amendment, the establishment of any U.S. FILO Commitments shall result in a permanent Dollar-for-Dollar decrease in the U.S. Revolving Commitments, and the establishment of any Canadian FILO Commitments shall result in a permanent Dollar-for-Dollar decrease in the Canadian Revolving Commitments. If amounts are outstanding under the U.S. Subfacility at the time of establishment of a U.S. FILO Subfacility, or outstanding under the Canadian Subfacility at the time of establishment of a Canadian FILO Subfacility, such amounts up to the applicable FILO Line Cap shall be deemed outstanding under the newly-established FILO Subfacility, and only the excess over the applicable FILO Line Cap shall be deemed thereafter outstanding under the U.S. Subfacility or the Canadian Subfacility, as the case may be. The Lenders under the U.S. Subfacility and U.S. FILO Subfacility, or the Canadian Subfacility and Canadian FILO Subfacility, as the case may be, will be required to make such payments and reallocations to one another as the Administrative Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any FILO Amendment instituting a U.S. FILO Subfacility or a Canadian FILO Subfacility.

(d) With respect to any FILO Exchange Offer consummated by the Company pursuant to this Section 2.21, such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.21 and hereby waive the requirements of any provision of this Credit Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by this Section 2.21; provided that such consent shall not be deemed to be an acceptance of the FILO Exchange Offer.

2.22. Subsidiary Borrowers.

(a) The Company may at any time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any one or more Domestic Subsidiaries, Canadian Subsidiaries or, subject to the approval of the Administrative Agent, U.K. Subsidiaries of the Company (an “Applicant Borrower”) as a U.S. Borrower, Canadian Borrower or U.K. Borrower, respectively, to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Borrower Designation Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, constitutional documents, incumbency certificates, opinions of counsel, Security Documents, Deposit Account Control Agreements, Collateral Access Agreements, valuations and other documents, instruments or information (including any “know-your-customer” information requested by the Administrative Agent, including, if any Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Applicant Borrower), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent agrees that an Applicant Borrower shall have satisfied all of the requirements of this Section 2.22 and, therefore, be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, Security Documents, opinions of counsel and other documents, instruments or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Borrower Designation Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a U.S. Borrower, if the Applicant Borrower is a Domestic Subsidiary, a Canadian Borrower, if the Applicant Borrower is a Canadian Subsidiary, or a U.K. Borrower, if the Applicant Borrower is a U.K. Subsidiary, for purposes hereof, whereupon each of the Lenders agrees to permit such Applicant Borrower to become a Borrower and to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Applicant Borrower otherwise shall be a U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, for all purposes of this Agreement; provided that no Notice of Borrowing may be submitted by or on behalf of such Applicant Borrower until the date three Business Days after such effective date.

(b) The Company may from time to time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate any Domestic Subsidiary’s, Canadian Subsidiary’s or U.K. Subsidiary’s status as a Borrower; provided that there are no outstanding Revolving Credit Facility Loans or LC Obligations payable by such Borrower, or other amounts payable by such Borrower on account of any Credit Extensions made to it, as of the effective date of such termination (unless such Loans and other Obligations have been assumed by another Borrower). Following the termination of any Subsidiary’s status as a Borrower hereunder, such Subsidiary shall, subject to the terms of Section 9.16, remain a Subsidiary Guarantor and shall remain subject to the terms of this Agreement. The Administrative Agent will promptly notify the Lenders of any such termination of a Subsidiary Borrower’s status.

2.23. Sustainability Adjustments.

(a) After the Fourth Amendment Effective Date, the Borrowers, in consultation with the Sustainability Coordinator, shall be entitled to establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Company and its Subsidiaries. The Sustainability Coordinator and the Borrowers may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPI’s and other related provisions (the “ESG Pricing Provisions”) into this Agreement, with the written consent of each Lender and each Issuing Bank directly and adversely affected thereby. Upon effectiveness of any such ESG Amendment, based on the Company’s performance against the KPI’s, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Unused Line Fee Rate, Applicable Margin for U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans, and Applicable Margin for LIBO Rate Loans and CDOR Rate Loans will be made; provided that the amount of such adjustments shall not exceed (i) a 0.05% increase and/or a 0.05% decrease in the otherwise applicable Applicable Margin for LIBO Rate Loans and CDOR Rate Loans, in each case, determined based upon the applicable rating on the effective date of the ESG Amendment, and the adjustments to the Applicable Margin for U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Margin for LIBO Rate Loans and CDOR Rate Loans or (ii) a 0.01% increase and/or a 0.01% decrease in the otherwise applicable unused commitment fee payable pursuant to Section 2.05(a). The pricing adjustments pursuant to the KPI’s will require, among other things, reporting and validation of the measurement of the KPI’s in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrowers and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the unused commitment fee payable pursuant to Section 2.05(a), the Applicable Margin for U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans or Applicable Margin for LIBO Rate Loans and CDOR Rate Loans to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders.

(b) The Sustainability Coordinator will (i) assist the Borrowers in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrowers in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(c) This Section shall supersede any provisions in Section 13.12 to the contrary.

Section 3 Yield Protection, Illegality and Replacement of Lenders.

3.01. Increased Costs, Illegality, etc.

(a) In the event that any Lender shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or Canadian interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBO Rate” or “CDOR Rate”;

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBO Rate Loan or CDOR Rate Loan (including, but not limited to, (A) any Tax imposed on any Lender (except Indemnified Taxes or Other Taxes indemnified under Section 5.01 or any Excluded Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBO Rate or CDOR Rate, as applicable) because of a Change in Law; or

(iii) at any time, that the making or continuance of any LIBO Rate Loan or CDOR Rate Loans has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the ~~Second~~Fourth Amendment Effective Date which materially and adversely affects the interbank Eurodollar market or the Canadian interbank market, then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice in writing to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBO Rate Loans or CDOR Rate Loans shall no longer be available until such time as the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Relevant Borrower with respect to LIBO Rate Loans or CDOR Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrowers, (y) in the case of clause (ii) above, each U.S. Borrower, jointly and severally, agrees to pay, and each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to pay, as applicable, to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice setting forth the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, shall be submitted to the Company by such Lender and shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBO Rate Loan or CDOR Rate Loan is affected by the circumstances described in Section 3.01(a)(ii), the Relevant Borrower may, and in the case of a LIBO Rate Loan or a CDOR Rate Loan affected by the circumstances described in Section 3.01(a)(iii), the Relevant Borrower shall, either (x) if the affected LIBO Rate Loan or CDOR Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent written notice on the same date that the Relevant Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.01(a)(ii) or (iii) or (y) if the affected LIBO Rate Loan or CDOR Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBO Rate Loan into a U.S. Base Rate Loan, or such CDOR Rate Loan into a Canadian Prime Rate Loan, at the end of the applicable Interest Period, or such earlier date as may be required by applicable law; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender determines that after the ~~Second~~Fourth Amendment Effective Date any Change in Law will have the effect of increasing the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then, in the case of a U.S. Lender, each U.S. Borrower, jointly and severally, and, in the case of U.S. and Canadian Lenders, each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital or liquidity. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 3.01(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Company, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) [Reserved].

(e) Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 3.01 (i) for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of such Lender’s or Issuing Bank’s intention to claim compensation under this Section 3.01; provided, however, that, if the introduction or change referred to in Section 3.01(a)(ii) or 3.01(c) giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof or (ii) if such Lender or Issuing Bank is not charging such costs or reduced return to its borrowers generally with respect to which it has the right to charge such costs.

3.02. Compensation. Each U.S. Borrower, jointly and severally, agrees to compensate each U.S. Revolving Lender, and each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to compensate each Canadian Revolving Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBO Rate Loans or CDOR Rate Loans but excluding loss of the Applicable Margin or other anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBO Rate Loans or CDOR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBO Rate Loans or CDOR Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any LIBO Rate Loans or CDOR Rate Loans is not made on any date specified in a notice of termination or reduction given by the Company; (iv) if any Borrower shall fail to make a payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency; or (v) as a consequence of (x) any other default by any Borrower to repay its LIBO Rate Loans or CDOR Rate Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 3.01(b).

3.03. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 5.01.

3.04. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Company shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 3.04, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to Section 13.04(c) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Company, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of,the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of each Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 5.01, 12.07 and 13.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes the Company to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.

3.05. Inability to Determine Rates. If the Required Lenders determine in good faith that for any reason (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBO Rate Loan or Canadian bankers’ acceptances are not being offered to banks in the Canadian interbank market for the applicable amount and Interest Period of such CDOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate or CDOR Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan or CDOR Rate Loan, or (c) that the LIBO Rate or CDOR Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan or CDOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBO Rate Loans or CDOR Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the U.S. Base Rate or the CDOR Rate component of the Canadian Base Rate, the utilization of the LIBO Rate component in determining the U.S. Base Rate or the CDOR Rate component in determining the Canadian Prime Rate, as applicable, shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or CDOR Rate Loans, as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (US Base Rate or Canadian Base Rate, as applicable) in the case of a request for LIBO Rate Loans or Canadian Prime Rate Loans in the case of a request for CDOR Rate Loans, as applicable, in the amount specified therein.

3.06. LIBOR Successor Rate.

(a) Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or the Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.06, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

(b) If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended, (to the extent of the affected LIBO Rate Loans or Interest Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the U.S. Base Rate or the Canadian Base Rate. Upon receipt of such notice, the Company may revoke any pending Notice of Borrowing for a Borrowing of, and any pending Notice of Continuation/Conversion for a conversion to or continuation of LIBO Rate Loans (to the extent of the affected LIBO Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(c) Notwithstanding anything ~~else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.~~to the contrary herein or in any other Credit Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S. dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Company may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.06(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.06(c).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Section 4 [Reserved].

Section 5 Taxes.

5.01. Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If any Taxes are required by applicable law to be withheld or deducted by any applicable withholding agent from such payments, (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Credit Party as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.01) have been made, the Lender (or the Administrative Agent if the Administrative Agent receives the payment for its own account) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, subject to the provisions of the U.K Tax Schedule where the Borrower is a U.K. Borrower, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Indemnified Taxes or Other Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the applicable Credit Party. With respect to the U.S. Subfacility and the U.S. FILO Subfacility, the U.S. Credit Parties jointly and severally agree, and with respect to the Canadian Subfacility and the Canadian FILO Subfacility, the Credit Parties jointly and severally agree, to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted in respect of any payment to the Administrative Agent or such Lender under any Credit Document, and any Other Taxes (including any Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 5.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Administrative Agent or such Lender (or by the Administrative Agent on behalf of a Lender) shall be conclusive absent manifest error.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax, including, where there is a U.K. Borrower, a passport under the HMRC DT Treaty Passport Scheme. In addition, each Lender shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 5.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent in writing of its inability to do so.

(c) Without limiting the generality of the foregoing, (I) solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility: (x) each U.S. Revolving Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Company and the Administrative Agent, on or prior to the date on which it becomes a party to this Agreement, (i) two accurate and complete original signed copies of (A) Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or (B) Internal Revenue Service Form W-8ECI (or successor form), (ii) in the case of a Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form), (iii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 5.01(c) if such beneficial owner were a Lender (provided that if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)) or (iv) two accurate and complete original signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents; and (y) each Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to the Company and the Administrative Agent, on or prior to the date on which it becomes a party to this Agreement, two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States back-up withholding and (II) each Lender to the Canadian Borrowers and U.K. Borrowers, if any, shall deliver to the Company and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement two accurate and complete original signed copies of either (x) Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States back-up withholding or (y) an applicable Internal Revenue Service Form W-8 certifying such Lender’s non-U.S. status. If any payment made to a Lender solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with their respective obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.01(c), “FATCA” shall include any amendment made to FATCA after the ~~Second~~Fourth Amendment Effective Date.

(d) Notwithstanding any other provision of this Section 5.01, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(e) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 5.01(b) or 5.01(c).

(f) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.01(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.01(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing in this Section 5.01(f) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(g) For the avoidance of doubt, for purposes of this Section 5.01, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

Section 6 Conditions Precedent to Credit Events on the Closing Date. The Administrative Agent, Swingline Lenders, the Issuing Bank and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived.

6.01. Closing Date; Credit Documents. On or prior to the Closing Date, each Credit Party, the Administrative Agent and each of the Lenders on the date hereof shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.

6.02. Officer’s Certificate. On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Company (and not in any individual capacity) by a Responsible Officer of the Company, certifying on behalf of the Company that (i) no

Default or Event of Default exists; (ii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty); and (iii) the Credit Parties have complied with all agreements and conditions to be satisfied by them under the Credit Documents.

6.03. Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Troutman Sanders LLP, U.S. counsel to the Credit Parties and (ii) McCarthy Tétreault, special Canadian counsel to the Credit Parties, in each case, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.

6.04. Corporate Documents; Proceedings, etc.

(a) On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in customary form, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) On the Closing Date, the Administrative Agent shall have received good-standing certificates (or similar instrument) and bring-down telegrams or facsimiles, with respect to entities incorporated or formed under the laws of any U.S. jurisdiction for the Credit Parties which the Administrative Agent or either Joint Lead Arranger reasonably may have requested, certified by proper governmental authorities.

6.05. Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Company substantially in the form of Exhibit F.

6.06. Borrowing Base Certificate. The Company shall have delivered to the Administrative Agent a Borrowing Base Certificate as of the most recent month ended at least 20 days prior to the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; provided that, notwithstanding the foregoing, or the result of any field exam, inventory appraisal or Borrowing Base Certificate, on the Closing Date, there shall be $300,000,000 of Availability.

6.07. Material Adverse Effect. Since December 31, 2014, there shall not have occurred a Material Adverse Effect.

6.08. Fees, etc. On the Closing Date, the Company shall have paid to the Agents and each Lender all fees required to be paid on the Closing Date and all reasonable and documented out-of-pocket expenses required to be reimbursed by the Company to the Lenders, the Administrative Agent and the Joint Lead Arrangers in connection with the Transaction, in the case of such expenses to the extent invoiced at least one Business Day prior to the Closing Date.

6.09. Security Agreements. On the Closing Date, (a) each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Security Agreement substantially in the form of Exhibit E-1 (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”), and (b) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Security Agreement substantially in the form of Exhibit E-2, covering all of such Credit Party’s present and future Collateral referred to therein, as applicable, and shall have delivered:

(i) in respect of each Credit Party, proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC, and PPSA or other appropriate filing offices of each jurisdiction, in each case, as may be reasonably necessary to perfect the security interests purported to be created by such Security Agreements;

(ii) in respect of each Credit Party, certified copies, each of a recent date, of (x) requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements under the UCC and the PPSA and other filings and/or registrations that name the relevant Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the relevant Credit Party as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or securing the Existing Credit Agreement (which liens are to be released on the Closing Date)) and, as regards to Canadian Credit Parties, lien searches evidencing that all actions necessary to establish the Collateral Agent has a perfected security interest in and Lien on the Canadian Collateral have been taken and (y) reports as of a recent date listing all effective tax and judgment liens with respect to the relevant Credit Party in each jurisdiction as the Agents may reasonably require; and

(iii) an executed U.S. Perfection Certificate and Canadian Perfection Certificate.

6.10. Lender Loss Sharing Agreement. Each of the Lenders shall have executed and delivered a counterpart to the Lender Loss Sharing Agreement.

6.11. Financial Statements. On or prior to the Closing Date, the Agents and the Lenders shall have received (i) unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company for each fiscal quarter of the Company ended after the fiscal year 2014 of the Company for which financial statements are available, (ii) audited consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company for the two most recently completed fiscal years prior to the Closing Date, (iii) the Borrowers’ and their respective Restricted Subsidiaries’ most recent annual projected income statement, balance sheet and statement of cash flows for the period through December 31, 2018 and (iv) quarterly projections and availability forecasts for the period ending December 31, 2015.

6.12. Patriot Act. The Company and each other Credit Party shall have provided to the Administrative Agent the documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Patriot Act and AML Legislation, in each case, at least 3 Business Days prior to the Closing Date, to the extent reasonably requested in writing at least 7 Business Days prior to the Closing Date.

6.13. Insurance. The Administrative Agent shall have received certificates of insurance, together with appropriate endorsements, for the insurance policies carried by the Credit Parties, all in compliance with the Credit Documents, including Section 9.03(c) hereof.

6.14. Repayment of Obligations of Existing Credit Agreement. Reasonably satisfactory arrangements shall have been made for the repayment in full of the “Obligations” under and as defined in the Existing Credit Agreement and for the release of all the liens and security interests thereunder.

Each of the requirements set forth in Section 6.09 (except to the extent that a Lien on such Collateral may under applicable law be perfected upon closing by the filing of financing statements under the UCC or the PPSA (and if applicable, the filing of notices of intention to give security in favor of applicable Canadian Revolving Lenders pursuant to Section 427 of the Bank Act (Canada))) shall not constitute conditions precedent to any Credit Events on the Closing Date after the Company’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense, to provide such items on or prior to the Closing Date but in any event shall be delivered within 90 days of the Closing Date (or such later date as the Administrative Agent may approve).

Section 7 Conditions Precedent to All Credit Events. The obligation of each Lender and each Issuing Bank to make any Credit Extension shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:

7.01. Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).

7.02. Availability. The Availability Conditions on the proposed date of such Credit Extension shall be satisfied.

7.03. No Default. No Default or Event of Default shall exist at the time of, or result from, such funding or issuance.

7.04. Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Section 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).

The acceptance of the benefits of each Credit Extension shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

Section 8 Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each Credit Party, as applicable, make the following representations, warranties and agreements.

8.01. Organizational Status. The Company and each of its Restricted Subsidiaries (i) is a duly organized or incorporated and validly existing corporation, partnership, limited liability company or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or incorporation, to the extent applicable, (ii) has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.02. Power and Authority. Each Credit Party has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or unlimited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, other than any law, statute, rule or regulation the violation of which could not reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, the violation of which could reasonably be expected to result in a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Restricted Subsidiaries.

8.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents and (z) periodic reports under the Securities and Exchange Act of 1934, as amended), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document. Each Credit Party has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties except to the extent the failure to have, or comply with, such Governmental Approvals would not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Credit Parties have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.05. Financial Statements; Financial Condition; Projections.

(a) The consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company and its consolidated Subsidiaries that have been and are hereafter delivered to the Administrative Agent and the Lenders, are prepared in accordance with GAAP, and fairly present, in all material respects, the financial positions and results of operations of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated. All projections delivered from time to time to the Administrative Agent and the Lenders have been prepared in good faith, based on assumptions believed at the time to be reasonable in light of the circumstances at such time. Since December 31, 2014, there has been no change in the condition, financial or otherwise, of the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(b) On and as of the Closing Date, after giving effect to the consummation of the Transaction (including the incurrence of all Loans), (i) the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including, without limitation, subordinated and contingent liabilities) of the Company and its Subsidiaries, on a consolidated basis, as they become absolute and mature, (ii) the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, and (iii) the Company and its Subsidiaries, on a consolidated basis, do not intend to incur debts and other liabilities (including, without limitation, subordinated and contingent liabilities) beyond their ability to pay such debts as they become absolute and mature.

8.06. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

8.07. True and Complete Disclosure. All written information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all such written information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein does not, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will not, on the date as of which such written information is dated or certified, contain any material misstatement of fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such written information was provided.

8.08. Use of Proceeds; Margin Regulations.

(a) All proceeds of the Loans incurred on the Closing Date will be used by the Borrowers to finance the repayment of the Existing Credit Agreement and to pay Transaction Costs.

(b) All proceeds of the Loans incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Restricted Payments and any other purpose not prohibited hereunder.

(c) No Credit Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. ~~No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, unless following such use or extension of credit the value of all Margin Stock held by all Credit Parties and their Restricted Subsidiaries in the aggregate does not exceed 25% of the value of the assets of the Credit Parties and their Restricted Subsidiaries on a consolidated basis.~~ Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09. Tax Returns and Payments. Except where the failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Restricted Subsidiaries, (ii) the Returns accurately reflect liability for Taxes of the Company and its Restricted Subsidiaries for the periods covered thereby, and (iii) the Company and each of its Restricted Subsidiaries have paid all Taxes payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Company or any of its Restricted Subsidiaries, threatened in writing by any authority regarding any Taxes relating to the Company or any of its Restricted Subsidiaries. As of the Closing Date, neither the Company nor any of its Restricted Subsidiaries has entered into an agreement or waiver that is still in effect or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Restricted Subsidiaries.

8.10. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype document that is the subject of a favorable opinion letter.

(b) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Company or any Restricted Subsidiary, threatened, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

8.11. The Security Documents.

(a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors legal, valid and enforceable security interests and Liens (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) in and on all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest or Lien can be created under applicable law, and (x) in the case of the U.S. Security Agreement and the U.S. Collateral described therein, upon (i) the timely and proper filing of financing statements listing each applicable U.S. Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) sufficient identification of commercial tort claims (as applicable), and (iii) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the UCC) with respect to any Deposit Account (other than Excluded Accounts), the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the U.S. Security Agreement) a fully perfected security interest in and Lien on all right, title and interest in all of the U.S. Collateral (as described in the U.S. Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (y) in the case of each Canadian Security Agreement and Canadian Collateral described therein, proper filings of PPSA financing statements and other required filings and registrations have been made (to the extent provided in such Canadian Security Agreement) to create a fully perfected security interest in and Lien on all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions and (z) in the case of each U.K. Security Document and U.K. Collateral described therein, required filings and registrations have been made (to the extent provided in the U.K. Security Documents) to create a fully perfected security interest in and Lien on all right, title and interest in all of the U.K. Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions.

(b) Upon delivery, if any, in accordance with Section 9.12 or 9.13, as applicable, and to the extent required hereunder, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage Lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

8.12. [Reserved].

8.13. ~~EEA~~Affected Financial Institutions. No Credit Party is an ~~EEA~~Affected Financial Institution.

8.14. Subsidiaries. On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

8.15. Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.

(a) Each of the Company and each of its Restricted Subsidiaries, and each of their respective officers, is in compliance with all applicable statutes, regulations and orders of (including Anti-Terrorism Laws and any other laws relating to terrorism, money laundering, embargoed persons or the Patriot Act and AML Legislation), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(b) The Company and each Restricted Subsidiary, and each of their respective directors and officers, is in compliance in all material respects with the applicable foreign assets control regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and of the Government of Canada, including pursuant to the Special Economic Measures Act (Canada) and similar laws of Canada or any enabling legislation or executive order relating thereto, and the Company and each Subsidiary and any Affiliate thereof is in compliance in all materials respects with Sanctions. No part of the proceeds of any Loans hereunder will be used directly, by any Credit Party or any of its Subsidiaries, or indirectly, to the knowledge of the Credit Parties and their Subsidiaries, to fund any operations in, finance any investments or activities in or make any payments in violation OFAC, the Special Economics Measures Act (Canada), Anti-Terrorism Laws, AML Legislation and any similar laws of Canada or the FCPA. Notwithstanding anything in this Agreement, nothing in this Agreement shall require the Company and any of its Restricted Subsidiary or any of their respective directors, officers, employees, agents, or Affiliate that is registered or incorporated under the laws of Canada or of a province to commit an act or omission that contravenes the Foreign Extraterritorial Measures (United States) Order, 1992.

(c) The Company and each Restricted Subsidiary, and each of their respective directors and officers, is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”), and any foreign counterpart thereto applicable to the Company or such Subsidiary. To the knowledge of the Borrowers, none of the Company or any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Company or any Subsidiary or to any other Person, in violation of FCPA or any Canadian counterpart thereto applicable to the Company or such Subsidiary.

(d) None of the Company or the Restricted Subsidiaries is, or is controlled by Persons that are, nor to the actual knowledge of senior management of the Company, none of any director, officer, employee or agent of the Company or any Restricted Subsidiary is an individual that is, (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including Crimea, Cuba, Iran, North Korea, and Syria.

8.16. Investment Company Act. None of the Company or any Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

8.17. [Reserved].

8.18. Environmental Matters.

(a) The Company and each Restricted Subsidiary and their respective operations and facilities are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with the requirements of all applicable permits, licenses and other approvals required to be issued under such Environmental Laws, except where the failure to obtain, maintain or comply would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of any Credit Party, threatened Environmental Claims which would reasonably be expected to have a

Material Adverse Effect relating in any way to the Company or any Restricted Subsidiary or any Real Property currently or formerly owned, leased or operated by the Company or any Restricted Subsidiary. To the knowledge of any Credit Party, there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Company or any Restricted Subsidiary, or any Real Property currently or formerly owned, leased or operated by the Company or any Restricted Subsidiary that could be reasonably expected (i) to form the basis of an Environmental Claim against the Company or any Restricted Subsidiary or (ii) to cause any Real Property owned, leased or operated by the Company or any Restricted Subsidiary to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any Restricted Subsidiary under any applicable Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property currently or, to the knowledge of the Company or any Restricted Subsidiary, formerly owned, leased or operated by the Company or any Restricted Subsidiaries where such generation, use, treatment, storage, transportation or Release has, after giving effect to any emissions credits available to the Company or any Subsidiary (i) violated or could be reasonably expected to violate any Environmental Law, (ii) given rise to an Environmental Claim or (iii) given rise to liability under any Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.

8.19. Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect, (a) as of the Closing Date, there are no strikes, lockouts, slowdowns or other labor disputes pending against the Company or any Restricted Subsidiary or, to the knowledge of each Credit Party, threatened against the Company or any Restricted Subsidiary, (b) to the knowledge of each Credit Party, there are no questions concerning union representation with respect to the Company or any Restricted Subsidiary, (c) the hours worked by and payments made to employees of the Company or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local, or foreign law dealing with such matters and (d) to the knowledge of each Credit Party, no wage and hour department investigation has been made of the Company or any Restricted Subsidiary.

8.20. Intellectual Property. The Company and each Restricted Subsidiary owns or has the right to use Intellectual Property used in, held for use in and otherwise necessary for the present conduct of its respective business. The operation of their respective businesses by the Company and each Restricted Subsidiary does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party except as such would not reasonably expected to have a Material Adverse Effect.

8.21. [Reserved].

8.22. Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account, Eligible Insured and Letter of Credit Backed Account or Eligible Investment Grade Account and the Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory, in each case as of the month end date for which such Borrowing Base Certificate is calculated.

8.23. [Reserved].

8.24. Canadian Pension Plans. As of the Closing Date, Schedule 8.24 lists all Canadian Pension Plans maintained or contributed to by each Canadian Credit Party. None of the Canadian Pension Plans is a “multi-employer pension plan,” as defined in the Pension Benefits Act (Ontario) or an equivalent plan under the pension standards legislation of any other applicable jurisdiction in Canada, other than where all employers are Credit Parties or Affiliates of Credit Parties. The Canadian Pension Plans are duly registered under the ITA (if such registration is required) and under all other applicable laws which require registration and no event has occurred which could reasonably be expected to cause the loss of such registered status. All obligations of each of the Canadian Credit Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis and in compliance with the terms of such plans and agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations), except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid or remitted in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. Except as disclosed in Schedule 8.24, no events have occurred which could give rise to a partial or full termination of any Canadian Pension Plan and there are no outstanding disputes concerning the assets of the Canadian Pension Plans, in either case which could reasonably be expected to have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans. No promises of benefit improvements under the Canadian Pension Plans have been made by the Credit Parties except where such improvement could not reasonably be expected to have a Material Adverse Effect.

Section 9 Affirmative Covenants. The Company and each other Restricted Subsidiary hereby covenants and agrees that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder for which no claim has been made and (ii) Secured Bank Product Obligations), or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory to the issuer of such Letter of Credit):

9.01. Information Covenants. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a) Quarterly Financial Statements. Within 60 days (or such earlier date on which the Company is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly accounting period and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, certified by a Responsible Officer of the Company that they fairly present, in all material respects and in accordance with GAAP, the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. If the Company has filed (within the time period required above) a Form 10-Q with the SEC for any fiscal quarter described above, then the Lenders shall accept such Form 10-Q in lieu of such items.

(b) Annual Financial Statements. Within 105 days (or such earlier date on which the Company is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, together with an opinion from PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing (which opinion (1) may be addressed to the board of directors and the shareholders of the Company and (2) shall be without a “going concern” or like qualification or exception nor any qualification or exception as to the scope of such audit) which states that such statements presents fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the close of such fiscal year, and the results of operations and their cash flows for the periods indicated, in conformity with GAAP and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year. If the Company has filed (within the time period required above) a Form 10-K with the SEC for any fiscal year described above, then the Lenders shall accept such Form 10-K in lieu of such items.

(c) Perfection Certificate Update. At the time of delivery of the Section 9.01(b) annual financials, a certificate from a Responsible Officer certifying that there have been no changes to Schedules 1, 2, 7, 8 and 9 of the U.S. Perfection Certificate and Schedules 1, 2, 6, 7, and 8 of the Canadian Perfection Certificate since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Company and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(d) Annual Budget. No later than 60 days following the first day of each fiscal year of the Company, a consolidated annual plan, prepared in accordance with the Company’s normal accounting procedures applied on a consistent basis, for the next fiscal year, containing quarterly detail, including projected quarterly borrowing base levels for such fiscal year.

(e) Officer’s Certificates. At the time of the delivery of the Section 9.01 Financials, a Compliance Certificate from a Responsible Officer of the Company substantially in the form of Exhibit G, certifying on behalf of the Company that, to such Responsible Officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period.

(f) Notices. Promptly after any Responsible Officer of the Company or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under the Senior Notes Indenture or any refinancing thereof or any Specified Secured Indebtedness or other debt instrument in excess of the Threshold Amount, (ii) any litigation or governmental investigation or proceeding pending against the Company or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Company or any of its Restricted Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of the Senior Notes pursuant to the terms of the Senior Notes Indenture.

(h) Know Your Customer Information. Promptly upon any request, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Beneficial Ownership Regulation.

(i) Notices to Holders of Senior Notes and Specified Secured Indebtedness. Contemporaneously with the sending or filing thereof, the Company will provide to the Administrative Agent for distribution to each of the Lenders, any notices provided to, or received from, holders of (I) Senior Notes, or any refinancing thereof or (II) Specified Secured Indebtedness or other Indebtedness, in each case of this clause (II), with a principal amount in excess of the Threshold Amount.

(j) Financial Statements of Unrestricted Subsidiaries. If following the Closing Date any Subsidiary (other than an Immaterial Subsidiary) is designated as an Unrestricted Subsidiary, then simultaneously with the delivery of each set of Section 9.01 Financials, a reconciliation reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(k) Pension Plan Notices. The Company shall deliver to the Administrative Agent upon request (i) a complete copy of the most recent annual report (on Internal Revenue Service Form 5500 series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by the Company or a Restricted Subsidiary, (ii) copies of the annual actuarial report (including applicable schedules) with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority, and (iii) copies of annual financial statements or reports in respect of Canadian Pension Plan funds delivered to the appropriate Canadian pension authorities.

(l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Restricted Subsidiaries (including in relation to any Canadian Pension Plans) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, including a listing of each Credit Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to the Administrative Agent.

(m) Information required to be delivered pursuant to this Section 9.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information (including, in the case of certifications required pursuant to clause (a) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

Information required to be delivered pursuant to this Section 9.01 may also be delivered by electronic communications permitted by Section 13.03.

9.02. Books, Records and Inspections.

(a) The Company and any Restricted Subsidiary will keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP in all material respects.

(b) The Company will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, the Company and normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers’ expense to the extent provided in clause (c) below, inspect, audit and make extracts from any Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and (in the presence of the Company, any Borrower or a Subsidiary of the Company, unless a Default or Event of Default shall have occurred and be continuing) independent accountants (subject to such accountants’ customary policies and procedures) such Borrower’s business, financial condition, assets and results of operations; provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal with respect to any Collateral comprising the Borrowing Base per 12-month period~~;~~ (which inventory appraisal may be waived once every two years (non-consecutively) in the Administrative Agent’s sole discretion so long as Specified Availability has been greater than 75% of the Line Cap for an entire annual period as of the date of such waiver); provided, further, that if at any time Specified Availability is less than the greater of (x) 15% of the Line Cap and (y) $67,500,000 for a period of 5 consecutive Business Days during such 12-month period, one additional field examination and one additional inventory appraisal will be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals that shall be permitted at the Administrative Agent’s request; it being understood that such field examination or appraisal, once commenced, may be completed at, subject to Section 13.01, the Borrowers’ expense notwithstanding the cessation of such Event of Default. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to share any results of any field examination with any Borrower. The Company acknowledges that all field examinations are conducted by or for the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them. The Administrative Agent and the Lenders shall, at the request of the Company, share any results of any appraisal with the Credit Parties, subject to any non-reliance or similar undertakings, if any, required by the appraiser or the Lenders.

(c) Subject to Section 13.01(a), reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base in each case subject to the limitations on such examinations, audits and appraisals permitted under clause (b) above.

9.03. Maintenance of Property; Insurance.

(a) The Company and each Restricted Subsidiary will (i) keep all tangible property necessary to the business of the Company and such Restricted Subsidiary in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Company and such Restricted Subsidiary and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried.

(b) If at any time during the effectiveness of a Collateral Requirement the improvements on a Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Relevant Borrower shall, or shall cause the applicable Credit Party to, (i) maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

(c) The Company and each Restricted Subsidiary will at all times keep its property constituting Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company and/or such Restricted Subsidiaries), (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as applicable), (ii) shall, in the case of Canadian Collateral, include an Insurance Bureau of Canada, Form 3000, mortgagee endorsement, and (iii) if agreed by the insurer (which agreement the Relevant Borrower shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers’ compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as the Collateral Agent may approve; and (y) self-insurance programs.

(d) If the Company or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Section 9.03, or the Company or any Restricted Subsidiary shall fail to so endorse and deposit all policies or certificates with respect thereto, after any applicable grace period, the Administrative Agent shall have the right (but shall be under no obligation), after 5 days’ notice to the Company, to procure such insurance and the Credit Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

9.04. Existence; Franchises. The Company and any Restricted Subsidiary will (a) do all things necessary to preserve and keep in full force and effect its existence and (b) in the case of the Company and such Restricted Subsidiaries, its and their rights, franchises, licenses, permits, and Intellectual Property, in each case under this clause (b), to the extent the failure to do so would reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by the Company or such Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by the Company or such Restricted Subsidiaries of any rights, franchises, licenses, permits, or Intellectual Property that the Company reasonably determines are no longer material to the operations of the Company and such Restricted Subsidiaries taken as a whole, or (iii) the withdrawal by the Company or such Restricted Subsidiaries of their respective qualification as a foreign corporation, partnership, limited liability company or unlimited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05. Compliance with Statutes, etc. The Company and any Restricted Subsidiary will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, ERISA, Canadian Employee Benefits Legislation, OFAC, FCPA, Anti-Terrorism Laws, AML Legislation and Patriot Act), except in each case such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06. Compliance with Environmental Laws. The Company and any Restricted Subsidiary will comply with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Company), except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary will generate, use, treat, store, Release or permit the generation, use, treatment, storage, or Release of Hazardous Materials at, on or under any Real Property now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property (after giving effect to any emissions credits available to the Company or any Subsidiary), except in compliance with all Environmental Laws or where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

9.07. ERISA. As soon as reasonably practicable and, in any event, within ten (10) Business Days after the Company or any Restricted Subsidiary knows of the occurrence of any of the following, the Company will deliver to the Administrative Agent a certificate setting forth a reasonable level of detail as to such occurrence and the action, if any, that the Company, such Restricted Subsidiary or, to the knowledge of the Company, an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Company, such Restricted Subsidiary, the Plan administrator or, to the extent available, such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by the Company, such Restricted Subsidiary or, to the extent available, such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if the Company, any Restricted Subsidiary and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; or (d) the Company, any Restricted Subsidiary or, to the knowledge of the Company, any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect.

9.08. [Reserved].

9.09. [Reserved].

9.10. Payment of Taxes. Each of the Company and any Restricted Subsidiary will pay and discharge all material Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Restricted Subsidiary not otherwise permitted under Section 10.01(i); provided that neither the Company nor any Restricted Subsidiary shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.11. Use of Proceeds. Each Borrower will use the proceeds of the Loans only as provided in Section 8.08.

9.12. Additional Security; Further Assurances; etc.

(a) Each Borrower and each Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary, a Canadian Subsidiary or an English Subsidiary, but excluding any Immaterial Subsidiary, will,grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such Collateral of such Borrower and such Restricted Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent, the Collateral Agent or the Required Lenders (collectively, as may be amended, modified or supplemented from time to time, the “Additional Security Documents”); provided that, solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, the pledge of the outstanding capital stock of any FSHCO or CFC directly owned by a U.S. Credit Party shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of such FSHCO or CFC and (y) one-hundred percent (100%) of the non-voting capital stock of such FSHCO or CFC. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under English law or the relevant law of any country in the U.K. other than England and Wales where any U.K. Collateral is situated) action (which the Credit Parties agree to promptly take) valid and enforceable perfected (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under applicable law in England and Wales or the relevant law in any other country in the U.K.)) security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights in any jurisdiction and by equitable principles (regardless of whether enforcement is sought in equity or at law)), superior to and prior to the rights of all third Persons (in the case of ABL Priority Collateral) and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document and solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, no FSHCO, Foreign Subsidiary that is a CFC, or Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be required to pledge, nor shall the U.S. Collateral include, any of its assets to secure any obligations of the U.S. Credit Parties under the Credit Documents relating to the U.S. Subfacility or the U.S. FILO Subfacility or guarantee the obligations of the Company under the Credit Documents relating to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility.

(b) With respect to any person that is or becomes after the Closing Date a Wholly-Owned Restricted Subsidiary which is either a Domestic Subsidiary, a Canadian Subsidiary or an English Subsidiary, but excluding any Immaterial Subsidiary, the applicable Credit Party that is the parent of such Wholly-Owned Restricted Subsidiary or such Wholly-Owned Restricted Subsidiary, as applicable, shall promptly (i) if a Domestic Subsidiary, cause such new Domestic Subsidiary (A) to execute a joinder agreement to this Agreement and the Credit Party Guaranty set forth herein in form and substance satisfactory to the Administrative Agent to join as a U.S. Subsidiary Guarantor and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto, and (B) cause such new Wholly-Owned Domestic Subsidiary to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (ii) if a Canadian Subsidiary, cause such Wholly-Owned Canadian Subsidiary (A) to execute a joinder agreement to this Agreement and the Credit Party Guaranty set forth herein in form and substance satisfactory to the Administrative Agent to join as a Canadian Subsidiary Guarantor and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (iii) if an English Subsidiary, cause such English Subsidiary (A) to execute a joinder agreement to this Agreement and the Credit Party Guaranty set forth herein in form and substance satisfactory to the Administrative Agent to join as an English Guarantor and a new Security Document in form and substance reasonably acceptable to the Administrative Agent and Collateral Agent or a joinder agreement to each applicable Security Document, substantially in the form annexed thereto and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law; and (iv) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) as the Administrative Agent may reasonably request.

(c) Each of the Credit Parties will, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Company’s expense, any document or instrument supplemental to or confirmatory of the Security Documents, including opinions of counsel, or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect to the Canadian Credit Parties under applicable law in Canada and with respect to the English Credit Parties under the relevant applicable law in the U.K.) and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d) Each of the Credit Parties agrees that each action required by clauses (a) through (c) of this Section 9.12 shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise agree), as the case may be; provided that in no event will any Credit Party be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.12.

(e) The Company shall be entitled, upon written request to the Administrative Agent, to have any Subsidiary that is a Credit Party released from its obligations under this Agreement and the other Credit Documents to which it is a party, and to have all liens and security interests granted by such Subsidiary, if (x)(A) such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (B) such Person ceases to be a Restricted Subsidiary or (C) such Subsidiary is an Immaterial Subsidiary and (y), if such Subsidiary is a Borrower, all Loans and other Obligations of such Borrower have been paid in full and all Letters of Credit issued for the account of such Subsidiary have been terminated (except to the extent any such Letter of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory to the issuer of such Letter of Credit).

9.13. Post-Closing Actions. Each of the Credit Parties agrees that it will complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.14. Collateral Requirement.

(a) Upon the occurrence of the Collateral Requirement, each of the Credit Parties will grant to the Collateral Agent for the benefit of the Secured Creditors valid and perfected security interests and Mortgages (to the extent applicable) in all of the Non-ABL Priority Collateral of the Credit Parties that will secure the Specified Secured Indebtedness under Section 10.01(vi) that triggered such Collateral Requirement (such Specified Secured Indebtedness, the “Applicable Specified Secured Indebtedness”) and which Non-ABL Priority Collateral is not covered by the then existing Security Documents by entering into Additional Security Documents that are in form and substance reasonably acceptable to the Administrative Agent; provided that solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, the pledge of the outstanding capital stock of any FSHCO or CFC directly owned by a U.S. Credit Party shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of such FSHCO or CFC and (y) one-hundred percent (100%) of the non-voting capital stock of such FSHCO or CFC.

(b) All such security interests and Mortgages shall be granted pursuant to documentation consistent with the security documentation granted to the holders of the Applicable Specified Secured Indebtedness and otherwise reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are acceptable to the holders of the Applicable Specified Secured Indebtedness and otherwise reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under the relevant applicable law in the U.K.) action (which the Credit Parties agree to promptly take) valid and enforceable perfected (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under the relevant applicable law in the U.K.) security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)), superior to and prior to the rights of all third Persons (other than the holders of the Applicable Specified Secured Indebtedness) and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are acceptable to the holders of the Applicable Specified Secured Indebtedness and otherwise reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to such Additional

Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document and solely with respect to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility, no FSHCO, Foreign Subsidiary, or Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be required to pledge, nor shall the U.S. Collateral include, any of its assets to secure any obligations of the U.S. Credit Parties under the Credit Documents relating to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility or guarantee the obligations of the Company under the Credit Documents relating to the U.S. Subfacility or the U.S. FILO Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility.

(c) If following the occurrence and during the continuation of the Collateral Requirement the Administrative Agent reasonably determines that it or the Lenders are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, the Company will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) If any Mortgages are to be delivered in connection with a Collateral Requirement, the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Party relating thereto) and a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 9.03 (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Secured Creditors, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days’ written notice of cancellation or non-renewal and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent.

(e) Each Agent and each Lender agrees that, notwithstanding anything to the contrary in this Section 9.14, (i) no Credit Party shall be required to grant any Lien on or security interest in any Non-ABL Collateral, or, except to the extent the Lenders are required by law to require the actions set forth in Section 9.14(c) or 9.14(d), take any action to establish, perfect, preserve or protect any such Lien or security interest, except and only to the extent such Lien or security interest is granted to, or such action to establish, perfect, preserve or protect any such Lien or security interest is required by, the holders of the Applicable Specified Secured Indebtedness or their representative and (ii) as such time as the Lien on or security interest in such Non-ABL Priority Collateral is released by the holders of the Applicable Specified Secured Indebtedness, the Collateral Agent shall, and it hereby authorized to, release the Lien on and security interest in such Non-ABL Priority Collateral held by the Collateral Agent.

(f) Each Borrower and each Restricted Subsidiary agrees that the requirements of this Section 9.14 shall be satisfied (or waived by the Administrative Agent) as soon as reasonably practicable but in no event later than the date on which any of the foregoing actions are required to be taken for the benefit of the holders of the Applicable Specified Secured Indebtedness secured by such Non-ABL Priority Collateral (subject to exceptions as are reasonably acceptable to the Administrative Agent).

(g) In the event that any Applicable Specified Secured Indebtedness is repaid, or the holders thereof release all Liens and security interests in the ABL Priority Collateral securing such Applicable Specified Secured Indebtedness or release their Liens and security interests in the Non-ABL Priority Collateral, then the Collateral Requirement with respect to such Applicable Specified Indebtedness shall terminate and, subject to the terms of this Section 9.14 with respect to any other Specified Secured Indebtedness, the Administrative Agent and the Collateral Agent will release the Liens and security interests in the Non-ABL Priority Collateral as security for the Obligations.

9.15. Canadian Pension Plans. Each Credit Party shall:

(a) for each existing, or hereafter adopted, Canadian Pension Plan, comply in a timely fashion with and perform all of its obligations (including fiduciary, funding, investment and administration obligations) under and in respect of such Canadian Pension Plan, including under any funding agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations), except where any failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) remit or pay all employer and employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan in a timely fashion in accordance with the terms thereof, any funding agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations);

(c) furnish to the Administrative Agent (i) promptly after becoming aware of any failure to make, remit or pay any employee or employer payments, contributions (including “normal cost,” “special payments” and any other payments in respect of any funding deficiencies or shortfalls) or premiums to a Canadian Pension Plan on a timely basis which remains unpaid, written notice thereof, together with an explanation of the actions taken or proposed to be taken by the applicable Credit Party relating thereto, (ii) promptly after becoming aware of any decision or action taken by a Credit Party to wind up or terminate any Canadian Pension Plan that provides for defined benefits (other than an Ontario Pension Plan) or any decision or written notice of a Governmental Authority ordering, proposing to order or indicating an intention to order the partial or full termination of any Canadian Pension Plan that provides for defined benefits or the occurrence of or forthcoming occurrence of any event which could reasonably be expected to result in the partial or full termination of any Canadian Pension Plan that provides for defined benefits, written notice thereof, together with an explanation of the actions taken or proposed to be taken by the applicable Credit Party relating thereto and (iii) not less than thirty (30) days (or such shorter period as is reasonably practicable in the case of an arm’s-length sale of any Canadian Pension Plan to a buyer who assumes all liabilities thereunder) prior to the windup or termination by any Credit Party of any Ontario Pension Plan which provides defined benefits, notice of such event;

(d) for each existing, or hereafter adopted, registered Canadian Pension Plan, ensure that such plan retains its registered status under applicable laws; and

(e) comply in all material respects with all covenants, responsibilities and other obligations imposed on the Company and each of its Subsidiaries under the Government Pension Agreements.

9.16. Designation of Unrestricted Subsidiaries. The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i)

immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Payment Conditions shall be satisfied on a pro forma basis, (iii) in the case of any Borrower designated as an Unrestricted Subsidiary, all Loans outstanding to such Borrower shall be repaid in full in cash and all Letters of Credit issued for the account of such Borrower shall have expired or been terminated, (iv) [reserved], (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (I) the Senior Notes Indenture or (II) any other debt instrument of the Company or any Restricted Subsidiary, in each case of this subclause (II), with a principal amount in excess of the Threshold Amount, (vi) within 30 days (or such later date as the Administrative Agreement may agree in its sole discretion) after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (vii) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Company or any Restricted Subsidiary or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except as permitted by Section 10.05 and (ix) the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer certifying, to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (ii). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s Investment in such Subsidiary.

9.17. Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates. By the 20th day of each month, the Company shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate as of the close of business of the previous month; provided that, if a Quarterly Reporting Event shall have occurred and be continuing, the Company need only deliver to the Administrative Agent such Borrowing Base Certificates as of the 20th day of each month that immediately follows the end of a fiscal quarter of the Company; provided further, that if a Weekly Reporting Event shall have occurred and be continuing, the Company shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that any Borrowing Base Certificates delivered on a weekly basis will be limited to updating the balances of the Accounts as of the most recently ended week. All information (including the calculation of Availability, Suppressed Availability and Specified Availability) in a Borrowing Base Certificate shall be certified by the Company. The Administrative Agent may from time to time, in its Permitted Discretion, adjust any such report to the extent any information or calculation is inaccurate or does not comply with this Agreement.

(b) Records and Schedules of Accounts.

(i) Each Credit Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and the Company shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. The Company shall also provide to the Administrative Agent, on or before the 20th day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month, together with such status reports and other information as the Administrative Agent may reasonably request.

(ii) If an Account of any U.S. Credit Party, Canadian Credit Party or English Credit Party includes a charge for any Taxes, the Administrative Agent is authorized, in its discretion at any time during the continuation of an Event of Default, to pay the amount thereof to the proper taxing authority for the account of such Credit Party and to charge the Credit Parties therefor; provided, however, that neither the Administrative Agent nor the Lenders shall be liable for any Taxes that may be due from the Credit Parties or with respect to any Collateral.

(iii) Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Credit Party, to verify the validity, amount or any other matter relating to any Accounts of the Credit Parties by mail, telephone or otherwise. The Credit Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(c) Cash Management.

(i) Each U.S. Credit Party shall, along with the Collateral Agent and each of those banks in which each Core U.S. Concentration Account, U.S. Collection Account and other Deposit Account (other than Excluded Accounts) are maintained by each such U.S. Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof, within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after a Restricted Subsidiary of the Company becomes a U.S. Credit Party in accordance with Section 9.12, with respect to any such accounts of any such Restricted Subsidiary, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such Core U.S. Concentration Account, U.S. Collection Account and Deposit Account (other than Excluded Accounts). Each U.S. Credit Party shall instruct all Account Debtors of the U.S. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.S. Collection Bank (or to remit such payments to the applicable U.S. Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.S. Collection Bank and deposited in the applicable U.S. Collection Account. All amounts received by any U.S. Credit Party and any U.S. Collection Bank in respect of any Account of an Account Debtor of any U.S. Credit Party shall upon receipt be deposited into a U.S. Collection Account or a Core U.S. Concentration Account, in each case, which is subject to a Deposit Account Control Agreement.

(ii) Each Canadian Credit Party shall, along with the Collateral Agent and each of those banks in which each Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts) are maintained by each such Canadian Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof, within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after a Restricted Subsidiary of the Company becomes a Canadian Credit Party in accordance with Section 9.12, with respect to any such accounts of any such Restricted Subsidiary, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts). Each Canadian Credit Party shall instruct all Account Debtors of the Canadian Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Canadian Collection Bank (or to remit such payments to the applicable Canadian Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Canadian Collection Bank and deposited in the applicable Canadian Collection Account. All amounts received by any Canadian Credit Party and any Canadian Collection Bank in respect of any Account of an Account Debtor of any Canadian Credit Party shall upon receipt be deposited into a Canadian Collection Account, or a Core Canadian Concentration Account, in each case, which is subject to a Deposit Account Control Agreement and, until deposited, shall be held in trust for the benefit of the Collateral Agent and Canadian Revolving Lenders.

(iii) Each English Credit Party shall, along with the Collateral Agent and each of those banks in which each English Collection Account and Deposit Account (other than Excluded Accounts) are maintained by each such English Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof, within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after a Restricted Subsidiary of the Company becomes an English Credit Party in accordance with Section 9.12, with respect to any such accounts of any such Restricted Subsidiary, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such English Collection Account and Deposit Account (other than Excluded Accounts). Each English Credit Party shall instruct all Account Debtors of the English Credit Parties to remit all payments at all times to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable English Collection Bank (or to remit such payments to the applicable English Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable English Collection Bank and deposited in the applicable English Collection Account. All amounts received by any English Credit Party and any English Collection Bank in respect of any Account of an Account Debtor of any English Credit Party, in addition to all other cash received by any English Credit Party from any other source, shall upon receipt be deposited into an English Collection Account, in each case, which is subject to a Deposit Account Control Agreement or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any English Credit Party, an Excluded Account.

(iv) (A) All amounts deposited or held in all of the U.S. Collection Accounts with respect to each U.S. Credit Party and available for transfer (other than amounts which are payable to Subsidiaries or Affiliates of the Company that are not Credit Parties and which were sent or deposited to the incorrect lockbox or deposit account by the account debtor) shall be transferred not less frequently than once per week (it being understood that any amounts deposited in a U.S. Collection Account after such weekly transfer has occurred shall be transferred on the following week) into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each a “Core U.S. Concentration Account” and collectively, the “Core U.S. Concentration Accounts”); provided, however, that so long as no Cash Dominion Period then exists, the Borrowers shall be permitted to retain in each U.S. Collection Account funds in an aggregate amount not to exceed at any time the sum of (x) the amount required (as reasonably determined by the Company) to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any U.S. Credit Party with respect to such U.S. Collection Account plus (y) an aggregate amount of funds retained in all U.S. Collection Accounts pursuant to this clause (y) not in excess of $15,000,000 at any time plus (z) any sums in a currency other than Dollars or Canadian Dollars, if the transfer of such funds to a Core U.S. Concentration Account would result in a conversion or exchange of such currency on terms that the Company deems to be unfavorable; (B) all amounts deposited or held in all of the Canadian Collection Accounts with respect to each Canadian Credit Party and available for transfer shall be transferred not less frequently than once per week (it being understood that any amounts deposited in a Canadian Collection Account after such weekly transfer has occurred shall be transferred on the following week)

into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each a “Core Canadian Concentration Account” and collectively, the “Core Canadian Concentration Accounts”); provided, however, that so long as no Cash Dominion Period then exists, the Borrowers shall be permitted to retain in each Canadian Collection Account funds in an aggregate amount not to exceed at any time the sum of (x) the amount required (as reasonably determined by the Company) to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any Canadian Credit Party with respect to such Canadian Collection Account plus (y) an aggregate amount of funds retained in all Canadian Collection Accounts pursuant to this clause (y) not in excess of $15,000,000 at any time plus (z) any sums in a currency other than Dollars or Canadian Dollars, if the transfer of such funds to a Core Canadian Concentration Account would result in a conversion or exchange of such currency on terms that the Company deems to be unfavorable. Except as, and to the extent, permitted by this Section 9.17(c)(iv), each Collection Account (other than English Collection Accounts) shall have a zero balance immediately following the transfer of funds pursuant to the immediately preceding sentences. So long as no Cash Dominion Period then exists, the Borrowers and the other Credit Parties shall be permitted to transfer cash from the Core Concentration Accounts to other Deposit Accounts to be used for working capital and general corporate purposes all subject to the requirements of this Agreement. If a Cash Dominion Period exists, all collected amounts held in the Core Concentration Accounts and Collection Accounts shall be applied as provided in Section 9.17(c)(v), (vi) or (vii), as applicable.

(v) Each Deposit Account Control Agreement relating to a Core U.S. Concentration Account or U.S. Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such Core U.S. Concentration Account or U.S. Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in the United States (the “U.S. Dominion Account”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in a U.S. Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(c).

(vi) Each Deposit Account Control Agreement relating to a Core Canadian Concentration Account or Canadian Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such Core Canadian Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in Canada (the “Canadian Dominion Account”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in a Canadian Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(c).

(vii) Each Deposit Account Control Agreement relating to an English Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, for all collected amounts held in such English Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in London, England (the “English Dominion Account” together with the U.S. Dominion Account and the Canadian Dominion Account, the “Dominion Accounts”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in an English Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in the order set forth in Section 2.09(c). So long as no Cash Dominion Period exists the Collateral Agent will, upon the request of the Borrowers, transfer cash from the English Dominion Accounts to other Deposit Accounts to be used for working capital and general corporate purposes all subject to the requirements of this Agreement.

(d) Proceeds of Collateral. The Credit Parties shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Collection Account (or a lockbox relating to a Core Concentration Account). If any Borrower or Subsidiary receives cash, check, draft or other item of payment payable to a Credit Party with respect to any Collateral, it shall hold same in trust for the Collateral Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

(e) Administration of Deposit Accounts. Schedule 9.17(e) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the Credit Parties, including all Dominion Accounts. Each Credit Party shall take all actions necessary to establish the Collateral Agent’s control (within the meaning of the UCC (or, if applicable, the PPSA with respect to the Canadian Credit Parties)) over, and first priority (subject to Permitted Liens) perfected Lien on, each such Deposit Account. Each Credit Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Collateral Agent) to have control over or a perfected Lien (subject to Permitted Liens) on a Deposit Account or any property deposited therein. Each Credit Party shall notify the Collateral Agent, within the time periods set forth in Section 9.17(c) regarding Deposit Account Control Agreements, of any opening or closing of a Deposit Account and, with the consent of the Collateral Agent, Schedule 9.17(e) will be deemed to be amended to reflect the same.

(f) Inventory. Each Credit Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Administrative Agent inventory and reconciliation reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. The Credit Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law.

(g) [Reserved].

(h) Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Credit Parties. The Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Credit Parties’ sole risk.

(i) Power of Attorney. Each Credit Party hereby irrevocably constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 9.17. The Collateral Agent, or the Collateral Agent’s designee, may, without notice and in either its or a Credit Party’s name, but at the cost and expense of the Credit Parties:

(i) during an Event of Default or a Cash Dominion Period and at any time in respect of the Eligible English Accounts, endorse a Credit Party’s name on any check, draft or other item of payment payable to a Credit Party or other proceeds of Collateral (including proceeds of insurance) that come into the Collateral Agent’s possession or control; and

(ii) during an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Credit Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Credit Party, and notify postal authorities to deliver any such mail to an address designated by the Collateral Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Credit Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Credit Party is a beneficiary; and (xii) take all other actions as the Collateral Agent deems appropriate to fulfill any Credit Party’s obligations under the Credit Documents.

Section 10 Negative Covenants. The Company and any Restricted Subsidiary hereby covenant and agree that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder for which no claim has been made and (ii) Secured Bank Product Obligations) or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory to the issuer of such Letter of Credit):

10.01. Liens. Each of the Company and any Restricted Subsidiary will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for Taxes, assessments or governmental charges or levies not delinquent or as to which the period of grace, if any, related thereto has not expired or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of the Company or any Restricted Subsidiary, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are either (x) not overdue for a period of more than 60 days or, (y) if more than 60 days overdue, (A) as to which no action has been taken to enforce such Lien or (B) that are being contested in good faith by appropriate action diligently pursued; provided that in each case full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by GAAP;

(iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii), plus modifications, renewals, replacements, refinancings and extensions of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Company or any Restricted Subsidiary which are Collateral (other than after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Closing Date and the proceeds and products thereof) and (z) the lien priority attaching to any such renewal, replacement or extension shall be no higher than the original Liens in existence on the Closing Date;

(iv) Liens created pursuant to the Credit Documents (including Liens securing Secured Bank Product Obligations);

(v) Leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Company or any Restricted Subsidiary and any interest or title of a lessor under any lease (whether a Capital Lease or an operating lease) permitted by this Agreement or the Security Documents;

(vi) Liens (x) on Non-ABL Priority Collateral securing Indebtedness incurred (A) in reliance on the Incurrence Test or (B) under Section 10.04(ix) (any such Indebtedness described in clause (A) or (B) that is secured by Liens permitted under this clause (x), “Specified Secured Indebtedness”); provided, that the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) shall have entered into a customary collateral cooperation agreement with the Collateral Agent containing terms reasonably satisfactory in all respects to the Administrative Agent and (y) on ABL Priority Collateral securing Specified Secured Indebtedness that is secured by Non-ABL Priority Collateral; provided that (i) any such Liens on ABL Priority Collateral securing Specified Secured Indebtedness shall at all times be subordinated to the Liens securing the Obligations pursuant to a customary intercreditor agreement among the Collateral Agent and the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) having terms as may be reasonably satisfactory in all respects to the Administrative Agent and (ii) no such Liens on ABL Priority Collateral securing Specified Secured Indebtedness may be incurred unless the Obligations shall have been secured by valid and perfected Liens on the Non-ABL Priority Collateral that secure such Specified Secured Indebtedness (the requirement to secure the Obligations by valid and perfected Liens on such Non-ABL Priority Collateral shall be referred to herein as the “Collateral Requirement”), which Liens on the Non-ABL Priority Collateral may be subordinated to the Liens on the Non-ABL Priority Collateral securing such Specified Secured Indebtedness pursuant to a customary intercreditor agreement among the Collateral Agent and the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) having the terms as may be reasonably satisfactory in all respects to the Administrative Agent (and any such Non-ABL Priority Collateral that shall become subject to Liens securing the Obligations in accordance with this clause (ii) shall continue to constitute “Non-ABL Priority Collateral” for all purposes of this Agreement, notwithstanding anything to the contrary in the definition of “Non-ABL Priority Collateral”);

(vii) Liens placed upon property acquired, improved, repaired or constructed after the Closing Date and used in the ordinary course of business of the Company or any Restricted Subsidiary and placed at the time of the acquisition, improvement, repair or construction thereof by the Company or such Restricted Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase, improvement, repair or construction price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition, improvement, repair or construction of any such property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iii) and (y) in all events, the Lien encumbering such property so acquired, improved, repaired or constructed does not encumber any other asset of the Company or such Restricted Subsidiary; provided, further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms;

(viii) imperfections of title, statutory exceptions to title, restrictive covenants, rights of way, easements, servitudes, mineral interest reservations, reservations made in the grant from the Crown, municipal and zoning by-laws and ordinances or similar laws or rights reserved to or vested in any Governmental Authority agency to control or regulate the use of any real property, general real estate taxes and assessments not yet delinquent and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness for money borrowed and (ii) do not interfere with or impair in any material respect the operation, in the ordinary course of business, of the real property on which such Lien is imposed;

(ix) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(x) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09 or securing appeal or other surety bonds relating to such judgments;

(xi) statutory and common law landlords’ liens under leases to which the Company or any Restricted Subsidiary is a party;

(xii) Liens (other than Liens imposed under Canadian Employee Benefits Legislation) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens, deposits, and pledges securing the performance of bids, tenders and leases in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (other than letters of credit) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) Liens on property or assets (other than Accounts or Inventory owned by a Person that will become a Credit Party upon consummation of such Permitted Acquisition, unless such Liens are expressly made junior to the Liens in favor of the Collateral Agent to the extent such assets are to be included in the Borrowing Base) acquired pursuant to a Permitted Acquisition, or on property or assets of any Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04 and (y) such Liens do not attach to any other asset of the Company or any Restricted Subsidiary; and any extensions, renewals and replacements thereof so long as the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such extension, renewal or replacement, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and such extension, renewal or replacement does not encumber any asset or properties of the Company or any Restricted Subsidiary other than the proceeds of the assets subject to such Lien;

(xv) Liens on assets of Foreign Subsidiaries (excluding English Subsidiaries which are Credit Parties and Canadian Subsidiaries which are Credit Parties) securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04 or securing other obligations of such Foreign Subsidiaries not constituting Indebtedness;

(xvi) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xv);

(xvii) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any Joint Venture or Joint Venture Subsidiary arising pursuant to the agreement evidencing or governing such Joint Venture, Joint Venture Subsidiary or their respective members or partners;

(xviii) Liens in favor of any Credit Party securing intercompany Indebtedness permitted by Section 10.04; provided that any Liens securing such Indebtedness shall, to the extent such Lien are on Collateral, be subordinated to the Liens created pursuant to the Security Documents pursuant to an intercreditor arrangement or subordination agreement reasonably satisfactory to the Administrative Agent;

(xix) Liens solely on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xx) Liens solely on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii) Liens (x) comprising rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party or Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, (y) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (z) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(xxiii) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxiv) Liens securing obligations of Credit Parties under Indebtedness incurred under Sections 10.04(iv) and (ix) that, to the extent such Liens are on ABL Priority Collateral, are secured on a junior basis to the Obligations pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(xxv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xxvi) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxvii) Liens on assets of or Equity Interests issued by a Joint Venture, Joint Venture Subsidiary or Unrestricted Subsidiary securing Indebtedness of such Joint Venture, Joint Venture Subsidiary or Unrestricted Subsidiary, so long as such Indebtedness is recourse to the Company or its Restricted Subsidiaries only (A) to the extent of such Equity Interest or (B) as permitted by Section 10.05;

(xxviii) Liens relating solely to employee contributions withheld from pay by a Canadian Subsidiary but not yet due to be remitted to a Canadian Pension Plan pursuant to any Canadian Employee Benefits Legislation;

(xxix) Liens securing obligations under a Tax Incentive Transaction on the property subject thereto, so long as the related Indebtedness is permitted by Section 10.04(xiv);

(xxx) Liens on assets other than ABL Priority Collateral securing obligations under Hedging Agreements that do not constitute Obligations hereunder and other Indebtedness permitted under Section 10.04(xiii);

(xxxi) Liens on an Escrow Indebtedness Escrow Account and on the funds on deposit therein;

(xxxii) Movable hypothecs granted to landlords in the Province of Quebec to secure the payment of rent and the performance of other obligations arising under a lease of real or immovable property; provided that such movable hypothec affects only the tangible assets of the tenant situated in the premises leased under such lease and that such movable hypothec is subordinated to, and ranks after, the hypothec(s) created pursuant to the Canadian Security Documents affecting such assets;

(xxxiii) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder; provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed;

(xxxiv) Liens on not more than Cdn.$132,000,000 of cash collateral of Canadian Subsidiaries securing Indebtedness permitted under Section 10.04(xvi);

(xxxv) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed $~~40,000,000~~50,000,000 (or such greater amount as approved by the Administrative in its sole discretion) securing any Hedging Agreements permitted hereunder that do not constitute Obligations hereunder;

(xxxvi) Liens on any claims for refunds with respect to deposits for estimated custom duties (including, but not limited to, countervailing and/or anti-dumping duties), together with any Deposit Account which is established for holding such refunds (and no other amounts);

(xxxvii) Liens on the Investments permitted by Section 10.05(xxii) in favor of the lenders under the Farm Credit Agreement; and

(xxxviii) Liens on Non-ABL Priority Collateral securing obligations under Indebtedness incurred under Section 10.04(vii)(y);

(xxxix) Liens not securing Indebtedness and not otherwise permitted by the foregoing clauses (i) through (xxxviii), to the extent securing liabilities not in excess of, $25,000,000 in the aggregate at any time outstanding.

In connection with the granting of Liens of the type described in this Section 10.01 by the Company and any Restricted Subsidiary, the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

For all purposes hereunder, (x) a Lien need not be incurred solely by reference to one category of Liens of the type described in this Section 10.01 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens of the type described in this Section 10.01, the Company or applicable Restricted Subsidiary may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this Section 10.01.

10.02. Consolidation, Merger, or Sale of Assets, etc. Each of the Company and any Restricted Subsidiary will not wind up, liquidate or dissolve its affairs or merge, amalgamate or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions of any Person, except that:

(i) any Credit Party may make any Investment permitted by Section 10.05 and any Investment permitted by Section 10.05 may be structured as a merger, consolidation or amalgamation;

(ii) the Company and any Restricted Subsidiary may sell Non-ABL Priority Collateral (and, so long as a new Borrowing Base Certificate is delivered in connection with any Significant Asset Sale, ABL Priority Collateral), so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) each such sale is on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would reasonably be obtained by the Company or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and the Company or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the

Company or such Restricted Subsidiary, as the case may be) and (z) in the case of any single transaction other than an Asset Exchange that involves assets or Equity Interests having a fair market value of more than $25,000,000, at least 75% of the consideration received by the Company or such Restricted Subsidiary shall be in the form of cash or Cash Equivalents (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Company or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (z), the following shall be deemed to be cash: (A) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition, (B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, and (C) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed the greater of (1) $75,000,000 and (2) 2.00% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii) each of the Company and any Restricted Subsidiary may sell upon payment therefor in the ordinary course of business any Accounts in connection with any reverse factoring program established by an Account Debtor (x) as in effect on the Second Amendment Effective Date or (y) thereafter to the extent the Company in good faith believes that such program is in the beneficial to the Company and its Subsidiaries, taken as a whole, with respect to establishing or continuing its relationship with such Account Debtor;

(iv) each of the Company and any Restricted Subsidiary may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the Company and any Restricted Subsidiary may sell assets pursuant to a Tax Incentive Transaction;

(vi) each of the Company and any Restricted Subsidiary may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Company or any Restricted Subsidiary, including of Intellectual Property;

(vii) (w) any Domestic Subsidiary of the Company may be merged, consolidated, or amalgamated with or into the Company (so long as the surviving Person of such merger, consolidation or amalgamation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving Person is not the Company, such Person expressly assumes, in writing, all the obligations of the Company under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) or any other Domestic Subsidiary, (x) any Canadian Subsidiary or U.K. Subsidiary of the Company may merge into or consolidate or amalgamate with any other Canadian Subsidiary or

U.K. Subsidiary of the Company, (y) any Foreign Subsidiary (other than a Canadian Credit Party or English Credit Party) may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Company, so long as such Wholly-Owned Foreign Subsidiary is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation and (z) any Foreign Subsidiary of the Company may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vii) so long as (I) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (II) if any such merger, consolidation or amalgamation is between a Credit Party and a Subsidiary not a Credit Party, then the surviving Person of such merger, consolidation or amalgamation must be a Credit Party and (III) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation);

(viii) any Subsidiary of the Company may be liquidated or dissolved so long as no Event of Default exists or would result therefrom, and (a) if such Subsidiary is a Restricted Subsidiary, all of the assets of such entity are transferred to another Restricted Subsidiary and (b) if such Subsidiary is a Credit Party, (1) all of the assets of such Subsidiary are transferred to another Credit Party and (2) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable, and (c) if such Subsidiary is a Credit Party and the transferee of such assets is not a Credit Party whose assets are included in the calculation of the same portion of the Borrowing Base as the transferor, a new Borrowing Base Certificate shall have been provided;

(ix) any transfer arising out of the granting or creation of any Permitted Lien;

(x) sales, transfers or dispositions of Cash Equivalents in the ordinary course of business;

(xi) sale of Accounts pursuant to put options entered into in the ordinary course of business, not for speculative purposes but to complement trade insurance;

(xii) each of the Company and any Restricted Subsidiary may make sales or leases of (A) inventory and (B) goods held for sale, in each case in the ordinary course of business;

(xiii) each of the Company and any Restricted Subsidiary may sell or otherwise dispose of (x) outdated, obsolete, surplus or worn out tangible or real property, in each case, in the ordinary course of business or in connection with the sale or other disposition of manufacturing assets, (y) tangible or real property no longer used or useful in the conduct of the business of the Company and any Restricted Subsidiary or (z) leasehold improvements or leased assets in connection with the termination of the lease;

(xiv) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, any Restricted Subsidiary may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

(xv) each of the Company and any Restricted Subsidiary may effect Sale-Leaseback Transactions involving real property and/or equipment acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash in an amount at least equal to the cost of such property;

(xvi) each of the Company and any Restricted Subsidiary may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xvii) each of the Company and any Restricted Subsidiary may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xviii) each of the Company and any Restricted Subsidiary may abandon or allow to lapse Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Company or a Restricted Subsidiary are not material to the conduct of the business of the Company and any Restricted Subsidiary taken as a whole;

(xix) each of the Company and any Restricted Subsidiary may make voluntary terminations of or unwind Hedging Agreements;

(xx) each of the Company and any Restricted Subsidiary may terminate leases and subleases;

(xxi) each of the Company or any Restricted Subsidiary may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;

(xxii) sales, dispositions or contributions of property (A) between Credit Parties, (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary;

(xxiii) dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xxiv) any transfer of property or assets that is a surrender or waiver of a contractual, regulatory, or legal right or a settlement, surrender, or release of a contractual, regulatory, legal or tort claim; and

(xxv) dispositions permitted by Section 10.03.

10.03. Restricted Payments. Each of the Company and any Restricted Subsidiary will not make any Restricted Payment with respect to the Company or any Restricted Subsidiary, except that:

(i) any Restricted Subsidiary may make Restricted Payments to the Company or to other Restricted Subsidiaries which directly or indirectly own equity therein;

(ii) any non-Wholly-Owned Subsidiary of the Company may declare and pay cash dividends to its shareholders generally so long as the Company or any Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Default or Event of Default exists at the time of the applicable Restricted Payment or would exist immediately after giving effect thereto, the Company may make Restricted Payments to redeem or repurchase Equity Interests of the Company from management, employees, officers and directors (and their successors and assigns) of the Company and any Restricted Subsidiary; provided that (A) the aggregate amount paid in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received from issuances of its Equity Interests in connection with such redemption or repurchase), in either case, exceed $20,000,000 in any calendar year; (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of the Company, in each case to members of management, managers, directors or consultants that occurs after the Closing Date; less (III) the amount of any Restricted Payments previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to the Company from members of management, officers, directors, employees of the Company or any Subsidiary in connection with a repurchase of Equity Interests of any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(iv) the Company may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company;

(v) reasonable and customary indemnities to directors, officers and employees in the ordinary course of business;

(vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards or programs (including, but not limited to, with respect to the payment of tax obligations triggered by such exercise);

(vii) the Company may make Restricted Payments so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Restricted Payment;

(viii) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Company and the Guarantors permitted in Section 10.05;

(ix) the Company and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests of such Person so long as in the case of a dividend or other distribution by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such Restricted Payment;

(x) the Company or any Subsidiary may make payments of dividends on Disqualified Equity Interests issued in accordance with Section 10.04;

(xi) the Company may make payments with the cash proceeds contributed to its common equity from the net cash proceeds of any equity issuance by any Parent Company, so long as such payments are made substantially concurrently with such contribution and, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; and

(xii) the Company and any Restricted Subsidiary may make Restricted Payments within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03; provided that it is understood that the Administrative Agent, in its Permitted Discretion, may establish a Reserve during such 60-day period.

10.04. Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Indebtedness under Hedging Agreements so long as the entering into of such Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iii) Indebtedness of the Company and any Restricted Subsidiary evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 10.01(vii); provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed after the Closing Date permitted by this clause (iii) exceed at any one time outstanding of $125,000,000;

(iv) Indebtedness if, after giving effect to the incurrence thereof and any substantially simultaneous application of proceeds thereof, the pro forma Interest Coverage Ratio would be greater than or equal to 2.00 to 1.00 (such test, the “Incurrence Test”);

(v) (1) Indebtedness of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) at the time such Indebtedness is incurred or assumed, the Incurrence Test is met on a pro forma basis for such incurrence or assumption and (2) any refinancings, renewals or extensions of any Indebtedness incurred pursuant to clause (1); provided that (a) the aggregate principal amount of the Indebtedness to be refinanced, renewed or extended does not increase from that amount outstanding at the time of any such refinancing, renewal or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, (b) no additional obligors shall incur or guarantee such refinancing beyond those obligated as of the Permitted Acquisition, (c) such Indebtedness shall not be secured by assets other than by some or all of the assets (including after acquired assets of the applicable type) that secured the Indebtedness to be refinanced, (d) such Indebtedness does not have a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, renewed or extended, (e) such Indebtedness has a maturity that is later than the maturity of the Indebtedness being refinanced, renewed or extended and (f) to the extent such refinancing Indebtedness extends, renews or refinances Indebtedness subordinated to the Loans in right of payment or security, such refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, renewed or refinanced;

(vi) intercompany Indebtedness among the Company and any Restricted Subsidiary to the extent permitted by Section 10.05(vi) or Section 10.05(xix);

(vii) (x) the Senior Notes, (y) Indebtedness under the Farm Credit Agreement in an aggregate principal amount not to exceed $500,000,000 and (z) all Indebtedness outstanding on the Closing Date and listed on Schedule 10.04(vii) (“Existing Indebtedness”) and, in each case, any subsequent extension, renewal or refinancing thereof; provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension; provided, further, that such refinancing Indebtedness: (1) has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed or refinanced; and (2) to the extent such refinancing Indebtedness extends, renews or refinances Indebtedness subordinated to the Loans in right of payment or security, such refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, renewed or refinanced;

(viii) Indebtedness of Foreign Subsidiaries that are not Credit Parties; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii) shall not at any time exceed the greater of (x) $75,000,000 and (y) 1.5% of Consolidated Total Assets, calculated as of the then most recent fiscal quarter for which financial statements have been delivered immediately prior to the date such Indebtedness is incurred;

(ix) other Indebtedness of the Company and its Restricted Subsidiaries up to $500,000,000; provided that either (x) the Payment Conditions shall have been satisfied on a pro forma basis for such Indebtedness or (y) such Indebtedness shall have a Weighted Average Life to Maturity of at least 6 months greater than the Latest Maturity Date;

(x) Indebtedness incurred in the ordinary course of business to finance insurance premiums not exceeding the amount of such unpaid premiums in the aggregate;

(xi) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including, in each case, Bank Product Debt;

(xii) unsecured Indebtedness of the Company and any Restricted Subsidiary up to $500,000,000; provided that any Indebtedness incurred under this clause (xii) that either (x) is incurred when the Payment Conditions have not been satisfied on a pro forma basis for such Indebtedness or (y) does not have a Weighted Average Life to Maturity of at least 6 months greater than the Latest Maturity Date, shall not exceed $100,000,000;

(xiii) to the extent constituting Indebtedness, (i) performance, surety, bid, appeal or similar bonds, completion guarantees or similar instruments, including letters of credit and bankers’ acceptances (not incurred for the purpose of borrowing money), in each case provided in the ordinary course of business, and (ii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations pursuant to such agreement, incurred in connection with the disposition of any business, assets or Subsidiary of the Company or lease permitted by Section10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations);

(xiv) Indebtedness under a Tax Incentive Transaction;

(xv) Indebtedness in the form of any earnout or other similar contingent payment obligation incurred in connection with an acquisition or Investment permitted hereunder;

(xvi) Indebtedness in respect of letters of credit issued and reimbursement obligations with respect to amounts drawn under such letters of credit, in an aggregate principal amount at any time outstanding not in excess of Cdn.$125,000,000; provided that (A) such Indebtedness may be secured only by Liens permitted under Section 10.01(xxxiv);

(xvii) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii) guarantees made by the Company or any Restricted Subsidiary of Indebtedness of the Company or any such Restricted Subsidiary permitted to be outstanding under this Section 10.04; provided that such guarantees are permitted by Section 10.05;

(xix) guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;

(xx) guarantees of Indebtedness of directors, officers and employees of the Company or any Restricted Subsidiary in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

(xxi) guarantees of Indebtedness of a Person in connection with a Joint Venture and Indebtedness of Subsidiaries of the Company that are not Wholly-Owned Subsidiaries; provided that the aggregate principal amount of any Indebtedness so guaranteed or incurred shall not exceed $50,000,000;

(xxii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xxiii) (x) salary, wages, bonuses, severance, pension and health and welfare retirement benefits, fringe benefits or the equivalent thereof to current and former employees or other service providers of the Company or any Restricted Subsidiary incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of the Company and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxiv) Indebtedness of any Credit Party as an account party in respect of trade letters of credit issued in the ordinary course of business; ~~and~~

(xxv) Indebtedness of any Credit Party secured by a Lien permitted by Section 10.01(xxxvi); and

(xxvi) ~~(xxv)~~ Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xvi).

For purposes of determining compliance with this Section 10.04, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness of the type described in this Section 10.04, the Company or the applicable Restricted Subsidiary may, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 10.04.

10.05. Advances, Investments and Loans. Each of the Company and any Restricted Subsidiary will not, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or designate a Subsidiary as an Unrestricted Subsidiary (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by the Company and any Restricted Subsidiary with respect thereto), except that the following shall be permitted:

(i) Investments consisting of accounts receivable created or acquired, and deposits, prepayments and other credits to suppliers made, in the ordinary course of business;

(ii) the Company and any Restricted Subsidiary may acquire and hold cash and Cash Equivalents;

(iii) the Company and any Restricted Subsidiary may hold the Investments held by them or committed to be made by them on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv) the Company and any Restricted Subsidiary may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) Investments consisting of Hedging Agreements permitted by Section 10.04(ii);

(vi) (a) the Company and any Restricted Subsidiary may make intercompany loans to and other Investments in Credit Parties, (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other Investments in the Company or any Restricted Subsidiary so long as all payment obligations of the Credit Parties are subordinated to their obligations under the Credit Documents on terms consistent with Section 14.07 hereof or otherwise reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other Investments in, Subsidiaries that are not Credit Parties so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made or committed to be made on or after the Closing Date pursuant to this subclause (c) does not exceed $25,000,000 at any time, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other Investments in, any other Restricted Subsidiary that is also not a Credit Party, (e) additional loans and advances made to or in such Subsidiaries as part of the Company’s consolidated cash management operations in the ordinary course of business in an aggregate amount not to exceed $50,000,000 outstanding at any time; provided that each cash management account between any Credit Party and any Subsidiary that is not Wholly-Owned shall be settled at least quarterly and (f) the Credit Parties may make intercompany loans and other Investments in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties;

(vii) Permitted Acquisitions so long as (x) if the acquisition consideration exceeds $50,000,000, (i) the Permitted Acquisition Conditions shall be satisfied on a pro forma basis and (ii) within 30 days of the consummation of such Permitted Acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion) the Acquired Entity or Business shall have complied with the provisions of Section 9.12 to the extent any Person is required to become a Credit Party or grant or perfect security thereunder; and (y) to the extent the aggregate amount of Permitted Acquisitions in any month exceeds $25,000,000, the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer, certifying to the best of such officer’s knowledge, compliance with the requirements of the definition of “Permitted Acquisition Conditions,” and containing the calculations (in reasonable detail) required by clause (ii) thereof;

(viii) loans and advances by the Company and any Restricted Subsidiary to officers, directors and employees of the Company and any Restricted Subsidiary not to exceed $20,000,000 at any time outstanding in connection with (x) relocations and other ordinary course of business purposes (including travel and entertainment expenses) and (y) any such Person’s purchase of Equity Interests of any Parent Company; provided that no cash is actually advanced pursuant to this clause (y) unless immediately repaid;

(ix) advances of payroll payments to employees of the Company and any Restricted Subsidiary in the ordinary course of business;

(x) non-cash consideration may be received in connection with any sale of assets permitted pursuant to Section 10.02(ii);

(xi) Investments in existence on the Closing Date by the Company, each other Borrower and their respective Subsidiaries in their respective Subsidiaries;

(xii) Investments consisting of guaranties and Contingent Obligations permitted by Section 10.04;

(xiii) any Investments consisting of (x) any contract pursuant to which the Company or any Subsidiary obtains the right to cut, harvest or otherwise acquire timber on property owned by any other Person, whether or not the Company’s or such Subsidiary’s obligations under such contract are evidenced by a note or other instrument, or (y) loans or advances to customers of the Company or any Subsidiary of the Company, including leases of personal property of the Company or such Subsidiary to such customers; provided that the contracts, loans and advances constituting permitted Investments pursuant to this clause (xiii) shall not exceed $~~20,000,000~~50,000,000 at any time outstanding;

(xiv) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors, suppliers or subcontractors in the ordinary course of business;

(xv) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxiii);

(xvi) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(xvii) Investments in the nature of prepaid expenses, pledges or deposits with respect to leases, utilities, workers’ compensation, trade, performance and similarly deposits provided to third parties in the ordinary course of business;

(xviii) Investments in the ordinary course of business consisting of UCC Article 3 or similar endorsements for collection or deposit;

(xix) Investments in assets not meeting the definition of “Acquired Entity or Business” so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Investments;

(xx) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xxi) other Investments in an aggregate amount not to exceed the greater of (x) $100,000,000 or (y) 2.25% of Consolidated Total Assets, calculated as of the then most recent fiscal quarter for which financial statements have been delivered immediately prior to the date such Investment is made, net of any return of or on such Investments; provided that no more than $50,000,000 of such Investments at any time shall be made other than in Joint Ventures and Unrestricted Subsidiaries; and

(xxii) Investments in an aggregate amount not to exceed $1,000,000 at any time outstanding in one or more lending institutions organized and existing pursuant to the provisions of the Farm Credit Act and under the regulation of the Farm Credit Administration, an agency organized under the authority of the Farm Credit Act, made in connection with any financing provided by such lending institutions to the extent required by such lending institutions in connection with such financing.

In connection with any commitment, definitive agreement or similar event relating to an Investment, the Company may, at its option (the Company’s election to exercise such option in connection with any Investment, an “Investment Election”), designate such Investment as having occurred on the date of the commitment, definitive agreement or event relating thereto (such date, the “Investment Test Date”) if, after giving pro forma effect to such Investment and all related transactions in connection therewith and any related pro forma adjustments, the Company or applicable Restricted Subsidiary would have been permitted to make such Investment on such date in compliance with this Agreement, any related subsequent actual consummation or making of such Investment will be deemed for all purposes under this Agreement to have been consummated or made on such date; provided that the foregoing shall not apply to determining (i) whether the Availability Conditions have been satisfied or (ii) Specified Availability for purposes of the Payment Conditions or the Permitted Acquisition Conditions. If the Company has made an Investment Election for any Investment, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Acquisition or other Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant Investment Test Date and prior to the earlier of the date on which such Investment is actually consummated or made or the date that the commitment, definitive agreement or similar event relating to such Investment is terminated, revoked or expires without consummation or the making of such Investment, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Investment and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated or made.

10.06. Transactions with Affiliates. Each of the Company and any Restricted Subsidiary will not enter into any transaction or series of related transactions with any Affiliate of the Company or any of its Subsidiaries, other than on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would reasonably be obtained by the Company or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i) Restricted Payments may be paid to the extent provided in Section 10.03;

(ii) loans and other transactions among the Company and any Restricted Subsidiary (and any Parent Company) may be made to the extent otherwise expressly permitted under Section 10;

(iii) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of the Company and any Subsidiary;

(iv) the Company and any Subsidiary may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of the Company and any Restricted Subsidiary in the ordinary course of business;

(v) to the extent not otherwise prohibited by this Agreement, transactions between or among the Company and any Restricted Subsidiary shall be permitted (including equity issuances);

(vi) transactions with any Person (other than an Unrestricted Subsidiary) that is an Affiliate by reason of the ownership by the Company or its Restricted Subsidiaries in the Equity Interest of such Person;

(vii) the provision by the Company or any of its Restricted Subsidiaries of ordinary course administrative and other services, including, without limitation, any accounting, legal, treasury, credit and cash management, management, marketing, sales, labor, customer relations, indemnification, logistics, human resources, tax, insurance and procurement services, to Unrestricted Subsidiaries; and

(viii) any Investment permitted by Section 10.05.

10.07. Limitations on Payments of Indebtedness; Modifications of Senior Notes Indenture, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Each of the Company and any Restricted Subsidiary will not:

(a) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), the Senior Notes or any Specified Secured Indebtedness or unsecured Indebtedness, other than (i) any refinancing of the Senior Notes out of the proceeds of any refinancing Indebtedness permitted by Section 10.04(vii); (ii) any refinancing of any Specified Secured Indebtedness or unsecured Indebtedness (other than the Senior Notes) pursuant to refinancings of such Indebtedness permitted under Section 10.04; (iii) prepayments, repurchases, redemptions or defeasances of Indebtedness with shares of common stock of the Company or out of the Net Proceeds from the sale of common stock of the Company; (iv) any prepayment on or redemption or acquisition for value of any such Indebtedness (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to the consummation of the proposed repayment or prepayment; (v) prepayments of Indebtedness between the Company and its Subsidiaries; and (vi) in an aggregate amount since the ~~Closing~~Fourth Amendment Effect Date not to exceed $5,000,000;

(b) amend or modify, or permit the amendment or modification of any provision of, the Senior Notes Indenture other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect;

(c) amend or modify, or permit the amendment or modification of any provision of, any documents governing Specified Secured Indebtedness (after the entering into thereof) with an aggregate principal amount of $50,000,000 or more other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect; or

(d) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents in the relevant jurisdiction), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) could not reasonably be expected to be adverse in any material respect to the interests of the Lenders.

10.08. Limitation on Certain Restrictions on Subsidiaries. Each of the Company and any Restricted Subsidiary will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law;

(ii) this Agreement and the other Credit Documents;

(iii) the Senior Notes Indenture or in any agreement evidencing, governing or securing any Specified Secured Indebtedness or effecting a refinancing, replacement or substitution of the Senior Notes or any Specified Secured Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such agreement are no more onerous, when taken as a whole, to any Subsidiary of the Company than those contained in the Senior Notes Indenture;

(iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any Restricted Subsidiary;

(v) customary provisions restricting assignment of any licensing agreement (in which the Company or any Restricted Subsidiary is the licensee) or other contract entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(vi) restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Company or any Restricted Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(ix) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary (other than a Credit Party) incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary (other than a Credit Party);

(x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no more onerous, when taken as a whole, to any Subsidiary of the Company than those contained in the agreements or instruments referred to in such clause (vii);

(xi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Company that is not a Credit Party, which Indebtedness is permitted by Section 10.04;

(xii) Restrictions arising out of Permitted Liens, so long as such restrictions only apply to the assets subject to such Permitted Lien;

(xiii) customary subordination of subrogation, contribution and similar claims contained in guaranties permitted hereunder;

(xiv) any restrictions on the payment of dividends imposed on any Canadian Subsidiary in favor of Canadian Governmental Authorities;

(xv) customary encumbrances or restrictions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions relate solely to the activities of such joint venture or are otherwise applicable only to the assets that are the subject to such agreement;

(xvi) customary encumbrances or restrictions contained in sales of, or in agreements relating to the sale of, Equity Interests or assets of any Subsidiary of the Company pending such sale; provided that such encumbrances and restrictions apply only to the Subsidiary of the Company to be sold and such sale is permitted hereunder;

(xvii) any such encumbrances or restrictions imposed in connection with consignment agreements entered into in the ordinary course of business; and

(xviii) negative pledges permitted by Section 10.10(x).

10.09. Business.

(a) The Company will not permit at any time the primary business activities of the Company and its Restricted Subsidiaries taken as a whole to be other than in the forest products, paper products, foodstuffs, energy and recycling industries (including, without limitation, the manufacturing and production of paper, packaging products, wood products, tissue products, forest fiber, and wood pulp and activities involving associated materials and byproducts thereof), the distribution of any such product, and any business or other activities resulting from a conversion of existing assets or that are reasonably similar, ancillary, incidental, synergistic, complementary or related to, or a reasonable extension, development, derivation, innovation or expansion of, any such businesses.

(b) The Company will not change its (i) accounting policies or reporting practices, except as permitted by GAAP, or (ii) fiscal year.

10.10. Negative Pledges. Each of the Company and any Restricted Subsidiary shall not agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to any intercreditor agreement contemplated by this agreement, and except that this Section 10.10 shall not apply to:

(i) any covenants contained in this Agreement or any other Credit Documents or that exist on the ~~Second~~Fourth Amendment Effective Date;

(ii) covenants contained in the Senior Notes Indenture and the Farm Credit Agreement as in effect on the ~~Second~~Fourth Amendment Effective Date and any refinancings thereof which are permitted hereunder;

(iii) any documents governing Specified Secured Indebtedness (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

(v) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii) restrictions imposed by law;

(viii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if either (A) such Indebtedness is not incurred by a Credit Party and such Lien does not attach to assets of a Credit Party or (B) such negative pledge or restriction expressly permits Liens on ABL Priority Collateral for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and, except as permitted by Section 10.01(vi)(y), without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi) restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;

(xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii) (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.11. Financial Covenant.

(a) The Company and any Restricted Subsidiary shall not, on any date when Specified Availability is less than the greater of (a) 10% of the Line Cap and (b)  $~~45,000,000~~40,000,000 (the “FCCR Test Amount”) for two consecutive Business Days, have a Consolidated Fixed Charge Coverage Ratio of less than 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Borrowers were required to deliver Section 9.01 Financials, and at the end of each succeeding fiscal quarter thereafter until the date on which Specified Availability has exceeded the FCCR Test Amount for 21 consecutive days.

(b) For purposes of determining compliance with the financial covenant set forth in Section 10.11(a) above, cash equity contributions (which equity shall be common equity) made to the Company (which shall be contributed in cash to the common equity of the Company) after the end of the relevant fiscal quarter and on or prior to the day that is 10 Business Days after the Company is required to deliver financial statements under Section 9.01(a) or (b) (such 10-Business Day periods being referred to herein as the “Interim Period”) will, at the request of the Company, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) Specified Equity Contributions may be made no more than two times in any twelve fiscal month period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with such financial covenant, (c) the Borrowers shall not be permitted to borrow hereunder during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents and (e) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant for the fiscal quarter in which such Specified Equity Contribution is made or any applicable subsequent periods which include such fiscal quarter.

10.12. Canadian Pension Plans. No Credit Party shall:

(a) establish a new “registered pension plan,” as defined in subsection 248(1) of the ITA, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA (other than a plan that provides only a “target benefit” or a “multi-employer pension plan” or a “defined contribution,” both as defined in the Pension Benefits Act (Ontario), or an equivalent plan under the pension standards legislation of any other applicable jurisdiction in Canada, where employer contributions to such target benefit or multi-employer pension plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan);

(b) commence participation in any “multi-employer pension plan,” as defined in the Pension Benefits Act (Ontario), or an equivalent plan under pension standards legislation of any other applicable jurisdiction in Canada, except where employer contributions to such multi-employer pension plan or equivalent plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan, without the prior written consent of the Administrative Agent;

(c) terminate any Canadian Pension Plan in whole or in part, or take any action which could reasonably be expected to allow a Governmental Authority to order the termination or wind-up of any other Canadian Pension Plan in whole or in part, if such termination or wind-up could reasonably be expected to have a Material Adverse Effect;

(d) without the prior written consent of the Administrative Agent (not to be unreasonably withheld), except as is required by Section 9.15 and except for purposes of permitting commuted value transfers under applicable pension standards legislation in circumstances other than a partial plan termination, the Canadian Subsidiaries of the Company shall not make any contribution or other payment to the Canadian Pension Plans during any fiscal year in excess of $50,000,000 more than the minimum amount thereof required to be made under applicable law (including the Canadian Pension Regulations), unless the Payment Conditions are satisfied both before and after giving effect to such contribution or other payment. For purposes of this clause (d), any payment required by a funding agreement with any Governmental Authority shall be deemed to be required by applicable law even if labeled as “voluntary” under the Canadian Pension Regulations; or

(e) consummate any transaction that would result in any Person not already a Subsidiary becoming a Subsidiary if (i) such Person sponsors, maintains or contributes to one or more Ontario Pension Plans and (ii) a solvency or wind up deficiency in excess of $100,000,000 in the aggregate (excluding any surpluses that may exist in any acquired Plans) (as reflected in the most recent actuarial statements unless the same are not available, in which case, based upon the most recent financial statements or as otherwise known based on the most recent information available to the Credit Party) exists with respect to such Ontario Pension Plans, without the prior consent of the Administrative Agent (not to be unreasonably withheld).

Section 11 Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01. Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03. Covenants. The Company or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.02(b), 9.04 (as to the existence of the Company), 9.11, 9.13, 9.17(c) (other than any such default which is not directly caused by the action or inaction of the Company or any Restricted Subsidiary, which such default shall be subject to clause (iii) below), or Section 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Weekly Reporting Event, in which case such period shall be three (3) Business Days), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default under this clause (iii) shall continue unremedied for a period of 30 days after the earlier of (x) written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders or (y) a Responsible Officer of such defaulting party gains knowledge of such default; or

11.04. Default Under Other Agreements. (i) The Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall (x) default in any payment of any Indebtedness (other than the Obligations and any Specified Intercompany Indebtedness) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and any Specified Intercompany Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations and any Specified Intercompany Indebtedness) of the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount and (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is otherwise permitted hereunder; or

11.05. Bankruptcy, etc. The Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall, to the extent applicable, commence a voluntary case or proceeding concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or commence analogous case, proceeding, step or procedure in any jurisdiction under any other Debtor Relief Laws; or an involuntary case or proceeding is commenced against the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in any jurisdiction, and the petition or proceeding is not controverted within 21 days, or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or similar officer is appointed for, or takes charge of, all or substantially all of the property of the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary commences any other proceeding under any Debtor Relief Laws of any jurisdiction whether now or hereafter in effect relating to the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or there is commenced against the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary is adjudicated, or is deemed for the purposes of any applicable law to be, insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered against the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary for the purpose of effecting any of the foregoing; or

11.06. ERISA; Canadian Pension Plans. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted in a Material Adverse Effect, (b) there is or arises Unfunded Pension Liability which has resulted in a Material Adverse Effect, (c) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the Company, any Restricted Subsidiary or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which has resulted in a Material Adverse Effect, (d) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, applicable law which has resulted in a Material Adverse Effect, or (e) the termination, in whole or in part, of any Canadian Pension Plan or any other event with respect to any Canadian Pension Plan which, when taken together with all other terminations of Canadian Pension Plans and other events with respect to Canadian Pension Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

11.07. Credit Documents. (i) Any Credit Document shall for any reason cease to be, or shall be asserted in writing by any Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto or (ii) any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to the Canadian Credit Parties under applicable law) security interest in, and Lien on, all of the Collateral (other than immaterial Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01))); or

11.08. Guaranties. Any Credit Party Guaranty or any provision thereof shall cease to be in full force and effect as to any Credit Party, or any Guarantor or any Person acting for or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under the Credit Party Guaranty to which it is a party; or

11.09. Judgments. One or more judgments or decrees shall be entered against the Company, any other Credit Party or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary involving in the aggregate for the Company and any Restricted Subsidiary a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered by such insurance company) equals or exceeds the Threshold Amount; or

11.10. Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 11.05 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Revolving Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Credit Party Guaranty; (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base; and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied).

11.11. Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above):

(a) Any amounts received on account of the Obligations (other than proceeds of Collateral) shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations);

Third, to interest then due and payable on the Swingline Loans;

Fourth, to the principal balance of the Swingline Loans and Protective Advances outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding and all Obligations on account of Secured Reserved Hedges with Secured Creditors pro rata;

Eighth, to interest then due and payable on FILO Loans, and other amounts due to Lenders under a FILO Subfacility pursuant to Sections 3.01, 3.02 and 5.01;

Ninth, to the principal balance of FILO Loans then outstanding;

Tenth, to all Secured Unreserved Hedges, other Secured Bank Product Obligations and other Obligations pro rata; and

Eleventh, the balance, if any, as required by any intercreditor agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Notwithstanding the foregoing, in no event will any amounts received from a Canadian Credit Party be applied to any such amounts with respect to the U.S. FILO Subfacility or the U.S. Subfacility or Borrowings by a U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Tenth of this Section 11.11(a), the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11 is subject to the provisions of any intercreditor agreement.

(b) Any proceeds of U.S. Collateral received by the Administrative Agent shall be applied ratably in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.S. Borrowers;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations or the Credit Party Guaranty by the U.S. Borrowers of the Obligations of the Canadian Borrowers and U.K. Borrowers, if any) due from the U.S. Borrowers;

Third, to interest then due and payable on the Company’s U.S. Swingline Loan;

Fourth, to the principal balance of the U.S. Swingline Loan and Protective Advances outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans under the U.S. Subfacility and Revolving Loans borrowed by the U.S. Borrowers under the Canadian Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all U.S. LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings under the U.S. Subfacility and Revolving Loans borrowed by the U.S. Borrowers under the Canadian Subfacility then outstanding and all Obligations of the U.S. Borrowers on account of Secured Reserved Hedges with Secured Creditors, pro rata;

Eighth, to interest then due and payable on U.S. FILO Loans under the U.S. FILO Subfacility, and Canadian FILO Loans made to the U.S. Borrowers under the Canadian FILO Subfacility, and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Ninth, to the principal balance of U.S. FILO Loans under the U.S. FILO Subfacility, and Canadian FILO Loans made to the U.S. Borrowers under the Canadian FILO Subfacility, then outstanding;

Tenth, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.K. Borrower, if any, the Canadian Borrowers or any other Canadian Credit Party;

Eleventh, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations) due from the U.K. Borrowers, if any, the Canadian Borrowers or any other Canadian Credit Party;

Twelfth, to interest then due and payable on the Canadian Swingline Loan;

Thirteenth, to the principal balance of the Canadian Swingline Loan and Protective Advances outstanding until the same has been prepaid in full;

Fourteenth, to interest then due and payable on Revolving Loans made to the Canadian Borrowers and U.K. Borrowers, if any, under the Canadian Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Fifteenth, to Cash Collateralize all Canadian LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Sixteenth, to the principal balance of Revolving Borrowings made to the Canadian Borrowers and U.K. Borrowers, if any, under the Canadian Subfacility then outstanding and all Obligations of the U.K. Borrowers, if any, the Canadian Borrowers or any other Canadian Credit Party on account of Secured Reserved Hedges with Secured Creditors, pro rata;

Seventeenth, to interest then due and payable on Canadian FILO Loans made to the Canadian Borrowers and U.K. Borrowers, if any, and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Eighteenth, to the principal balance of Canadian FILO Loans made to the Canadian Borrowers and U.K. Borrowers, if any, then outstanding;

Nineteenth, to all Obligations of the Credit Parties on account of Secured Unreserved Hedges and other Secured Bank Product Obligations and all other Obligations pro rata; and

Twentieth, the balance, if any, as required by any intercreditor agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

(c) any proceeds of Canadian Collateral or U.K. Collateral received by the Administrative Agent shall be applied ratably in order specified in subclauses Tenth through Twentieth of clause (b) above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 11.11.

Section 12 The Administrative Agent.

12.01. Appointment and Authorization.

(a) Each Lender hereby irrevocably designates and appoints (i) Bank of America, N.A. as Administrative Agent and Collateral Agent for such Lender, (ii) BMO Capital Markets Corp. and Wells Fargo Bank, N.A. as Co-Syndication Agents for such Lender, (iii) TD Bank, N.A. and Canadian Imperial Bank of Commerce as Co-Documentation Agents for such Lender and (iv) BofA Securities, Inc., BMO Capital Markets Corp. and Wells Fargo Bank, N.A. as Joint Lead Arrangers for such Lender, each to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein. None of the Agents (other than the Administrative Agent and the Collateral Agent) shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Lender, a Swingline Lender or an Issuing Bank hereunder. The Agents shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders (including in its capacity as a Secured Bank Product Provider) hereby further authorizes the Administrative Agent to enter into the Lender Loss Sharing Agreement, any intercreditor agreement (including those contemplated by Section 10.01(vi)) and any respective amendments thereto on behalf of such Lender. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent to bind each Lender to the actions required by such Lender under the terms of the Lender Loss Sharing Agreement and any intercreditor agreement (including those contemplated by Section 10.01(vi)).

(c) The provisions of this Section 12 (other than Sections 12.09 and 12.11) are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

12.02. Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of such Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction.

12.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 11) or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction in connection with its duties expressly set forth herein, (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, or (c) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent-Related Person is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent or Collateral Agent to liability or that is contrary to any Credit Document or applicable law. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

12.04. Reliance by the Agents.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Administrative Agent or Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

12.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

12.06. Credit Decision; Disclosure of Information by the Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

12.07. Indemnification of the Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent (or its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent’s (or its officers, directors, employees, agents and attorneys in fact which are acting on behalf such Agent) own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.07. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 12.07 shall survive termination of the Revolving Commitments, the payment of all other Obligations and the resignation of the Agents.

12.08. Administrative Agent in Its Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America, N.A. was not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.

12.09. Successor Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and to the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 11.01 or 11.05 (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and with the consent of the Company at all times other than during the existence of an Event of Default under Section 11.01 or 11.05, a successor administrative agent from among the Lenders; provided that any such successor administrative agent shall be either a domestic office of a commercial bank organized under the laws of the United States or any State thereof, or a United States branch of a bank that is organized under the laws of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 and Section 13.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) Any resignation by Bank of America, N.A. as administrative agent pursuant to this Section 12.09 shall also constitute its resignation as lender of the Swingline Loans to the extent that Bank of America, N.A. is acting in such capacity at such time. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

12.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05 and 13.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code or any other Debtor Relief Laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(v) of Section 13.12 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.

12.11. Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, as applicable:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Revolving Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations and expense reimbursement obligations not yet due and payable and (y) Secured Bank Product Obligations not due and payable) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (B) that is sold or to be sold to a Person that is not a Credit Party as part of or in connection with any sale permitted hereunder, (C) subject to Section 13.12, if approved, authorized or ratified in writing by the Required Lenders or (D) if the property subject to such Lien is owned by a Subsidiary Guarantor, subject to Section 13.12, upon release of such Subsidiary Guarantor from its obligations under the Credit Party Guaranty pursuant to clause (iii) below;

(ii) at the request of the Company, to subordinate any Lien on any property granted to or held by the Collateral Agent or Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.01(vii) and (xiv) but only to the extent such Sections permit such Lien to be prior to the Liens held by the Collateral Agent and the Administrative Agent under the Credit Documents and such Collateral is not included in the Borrowing Base at such time; and

(iii) to release any Credit Party from its obligations under this Agreement and the other Credit Documents to which it is a party, and to release all liens and security interests granted by such Guarantor, if (x)(A) such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (B) such Person ceases to be a Restricted Subsidiary or (C) such Person is an Immaterial Subsidiary and (y), if such Credit Party is a Borrower, all Loans and other Obligations of such Borrower have been paid in full and all Letters of Credit issued for the account of such Borrower have been terminated (except to the extent any such Letters of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory to the issuer of such Letter of Credit).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Credit Party Guaranty pursuant to this Section 12.11.

12.12. Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of such agreement, agrees to be bound by this Section 12. Each such Secured Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider’s Secured Bank Product Obligations.

12.13. Administrative Agent and the Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (in its capacity as a Lender) and each other Agent hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and such Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this capacity, the Administrative Agent, as “collateral agent” and any agent, employee or attorney-in-fact appointed by the “collateral agent” pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the “collateral agent,” shall be entitled to the benefits of all provisions of this Section 12 and Section 13 as though such agent, employee or attorney-in-fact were the “collateral agent” under the Credit Documents, as set forth in full herein with respect thereto.

12.14. Withholding Taxes. To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Tax was correctly or legally imposed. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 12.14. The agreements in this Section 12.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.14, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

12.15. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) of the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) of the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

12.16. Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

Section 13 Miscellaneous .

13.01. Payment of Expenses, etc.

(a) The Credit Parties hereby jointly and severally agree to: (i) if the Closing Date occurs, pay all reasonable and documented out-of-pocket costs and expenses within 30 days after demand therefor (A) of the Agents, the Joint Lead Arrangers and Issuing Banks (including, without limitation, the reasonable fees and disbursements of one primary counsel in each of the U.S. and Canada, and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective), (B) of the Agents and the Joint Lead Arrangers in connection with their syndication efforts with respect to this Agreement, (C) of the Agents, the Joint Lead Arrangers and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings and (D) of the Agents, Joint Lead Arrangers and Lenders in connection with Collateral monitoring, Collateral reviews and appraisals (including, without limitation, field examination fees, appraiser fees and out-of-pocket expenses; provided that so long as no Event of Default or Cash Dominion Event shall have occurred and be continuing, (x) the fees and expenses relating to any individual field examination shall not exceed $40,000 and (y) the fees and expenses relating to any individual Inventory appraisal shall not exceed $50,000), and while an Event of Default has occurred and is continuing, the fees and expenses of other advisors and professionals engaged by the Agents and the Joint Lead Arrangers; (ii) [reserved]; and (iii) indemnify each Agent, each Joint Lead Arranger, each Lender, each Issuing Bank and their respective Affiliates and branches, and the officers, directors, employees, agents, and investment advisors of each of the foregoing (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, the reasonable fees and disbursements of one primary counsel in each of the U.S. and Canada, and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts, and consultants’ fees and disbursements) (but excluding Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Joint Lead Arranger or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents or (b) the actual or alleged presence of Hazardous Materials in the Environment relating in any way to any Real Property owned, leased or operated, at any time, by the Company or any Restricted Subsidiary; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by the Company or any Subsidiaries at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries; the non-compliance by the Company or any Subsidiaries with any Environmental Law (including applicable permits thereunder); or any Environmental Claim or other liability under Environmental Law relating in any way to the Company, any Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by the Company or any Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in each case any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence or willful misconduct of the applicable Indemnified Person, any Affiliate or branch of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)) (collectively, the “Indemnified Liabilities”). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Joint Lead Arranger or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for (I)(x) any determination made by it pursuant to this Agreement or any other Credit Document or (y) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, in the absence of gross negligence or willful misconduct on the part of such Agent or Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (II) any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby.

13.02. Right of Setoff.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, in whatever currency) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness (in whatever currency) at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Company or any Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03. Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, or delivered: (x) if to any Credit Party,

Prior to January 1, 2022:	On or After January 1, 2022

c/o Resolute Forest Products, Inc. 111 Boulevard Robert-Bourassa, Suite 5000 Montreal, Québec H3C 2MI, Canada Attention: Treasurer Email: treasury@resolutefp.com	c/o Resolute Forest Products, Inc. 1010 De La Gauchetière Street West Suite 400 Montreal, Quebec, H3B 2N2, Canada Attention: Treasurer Email: treasury@resolutefp.com

With copies to:	With copies to:

Resolute Forest Products, Inc. 111 Boulevard Robert-Bourassa, Suite 5000 Montreal, Québec H3C 2MI, Canada Attention: Vice President, Legal Affairs Email: legalnotices@resolutefp.com	Resolute Forest Products, Inc. 1010 De La Gauchetière Street West Suite 400 Montreal, Québec, H3B 2N2, Canada Attention: Vice President, Legal Affairs Email: legalnotices@resolutefp.com

and	and

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308-2216 Attention: Hazen H. Dempster Email: hazen.dempster@troutman.com	Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308-2216 Attention: Hazen H. Dempster Email: hazen.dempster@troutman.com

~~(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, or delivered: (x) if to any Credit Party, c/o Resolute Forest Products, Inc., 111 Boulevard Robert-Bourassa, Suite 5000, Montreal, Québec H3C 2MI, Canada, Attention: Silvana Travaglini, Vice President and Treasurer (email: Silvana.Travaglini@resolutefp.com), with copies to (i) Resolute Forest Products, Inc., 111 Boulevard Robert-Bourassa, Suite 5000, Montreal, Québec H3C 2MI, Canada, Attention: Jacques Vachon, Senior Vice President, Corporate Affairs and Chief Legal Officer (email: jacques.vachon@resolutefp.com) and (ii) Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 3000, Atlanta, Georgia 30308-2216, Attention: Hazen H. Dempster (email: hazen.dempster@troutman.com);~~ and (y) if to any Lender, at its address specified in writing to the Administrative Agent, at the Notice Office; or, (z) as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, sent by electronic transmission or sent by overnight courier, be effective five (5) Business Days after deposit in the mails, one (1) Business Day after delivery to the overnight courier, as the case may be, or sent by electronic transmission, except that notices and communications to the Administrative Agent and the Credit Parties shall not be effective until received by the Administrative Agent or the Company, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Each of the Administrative Agent and the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04. Benefit of Agreement; Assignments; Participations, etc.

(a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agents, the Lenders, and their respective successors and assigns, except that (a) no Credit Party shall have the right to assign its rights or delegate its obligations under any Credit Documents and (b) any assignment by a Lender must be made in compliance with this Section 13.04. The Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with this Section 13.04. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

(b) A Lender may assign to an Eligible Assignee any of its rights and obligations under the Credit Documents, as long as (a) in the case of a partial assignment, such assignment is in a minimum principal amount of $10,000,000 (unless otherwise agreed by the Administrative Agent in its discretion) and integral multiples of $100,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by the Administrative Agent and the Company in their discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment and Assumption Agreement to the Administrative Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Credit Documents to secure obligations of such Lender to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

(c) Upon delivery to the Administrative Agent of an assignment notice in the form of Exhibit I and a processing fee of $3,500 (unless otherwise agreed by the Administrative Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.04. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Credit Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements for issuance of replacement and/or new Notes, if applicable. The transferee Lender shall comply with Section 5 and deliver, upon request, an administrative questionnaire satisfactory to the Administrative Agent.

(d) No assignment or participation may be made to a Borrower, an Affiliate of a Borrower, a Defaulting Lender or a natural person. The Administrative Agent has no obligation to determine whether any assignee is permitted under the Credit Documents. Assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Credit Documents in a manner satisfactory to the Administrative Agent, including payment by the Eligible Assignee or Defaulting Lender to the Administrative Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to the Administrative Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

(e) The Administrative Agent, acting as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Assumption Agreement delivered to it and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Credit Documents, notwithstanding any notice to the contrary. The Administrative Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Credit Party with respect to the Obligations. The register shall be available for inspection by the Borrowers and, as to its own positions only, any Lender, from time to time upon reasonable notice.

(f) Subject to this Section 13.04, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Credit Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by the Borrowers shall be determined as if it had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Credit Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Credit Documents, and the Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant.

(g) Subject to Section 13.04(h), the Credit Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 5.01 (subject to the requirements and limitations of such Sections and Section 3.04) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b) (provided that any documentation required to be provided under Sections 3.01(b) or (c) shall be provided solely to the participating Lender). To the extent permitted by applicable law, each Participant also shall be entitled to the benefits under this Agreement as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(h) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.02 or 5.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to a greater payment results from a Change in Law occurring after the sale of the participation takes place.

(i) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Credit Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

(j) Each Lender that sells a participation shall, acting as a non-fiduciary agent of the Borrowers (solely for Tax purposes), maintain a register (the “Participant Register”) in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

(k) The Borrowers agree that each Participant shall have a right of setoff in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of setoff with respect to any participating interests sold by it. By exercising any right of setoff, a Participant agrees to share with the Lenders all amounts received through its setoff, in accordance with Section 2.10(c) as if such Participant were a Lender.

13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06. Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.06, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by debtor relief Laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swingline Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

13.07. Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP in effect from time to time; provided that if the Company notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Company shall have the right, if required by relevant regulatory authorities, to adopt the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, which election shall, for purposes of this Agreement, be treated as a permitted change in GAAP and shall be subject to the terms of the immediately preceding sentence. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) any lease which was (or would have been) classified as an operating lease under the Company’s accounting treatment thereof in accordance with GAAP as in effect on the Closing Date shall not constitute a Capital Lease, and the obligations or liabilities thereunder shall not constitute Capitalized Lease Obligations, notwithstanding any changes in GAAP (or the required implementation of any previously promulgated changes in GAAP) subsequent to the Closing Date (whether before or after the ~~Second~~Fourth Amendment Effective Date) relating to the treatment of a lease as an operating lease or capitalized lease.

(b) The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) UNLESS EXPRESSLY PROVIDED IN ANY CREDIT DOCUMENT, THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY CREDIT DOCUMENT, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.03. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09. Counterparts.

(a) This Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any Credit Document (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below). Each of the Credit Parties, the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in ~~any number of~~as many counterparts ~~and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.~~as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent or any Lender has agreed to accept such Electronic Signature, the Administrative Agent and each Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(b) Neither the Administrative Agent nor any Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or such Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and each Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

(c) Each of the Credit Parties, the Administrative Agent and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document based solely on the lack of paper original copies of this Agreement and/or such other Credit Document, (ii) any claim against the Administrative Agent, any Lender or any Related Party for any liabilities arising solely from the Administrative Agent’s, any Lender’s or any Related Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature but excluding any liability arising from the gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction, and (iii) any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of the lack of paper original copies of any Credit Document or any reliance on or use of Electronic Signatures.

13.10. Canadian Severability. Notwithstanding any other provision contained herein or in any other Credit Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations (and the Obligations of each other Canadian Credit Party or English Credit Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

13.11. Headings Descriptive. The headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Revolving Commitment, or reduce the rate or extend the time of payment of interest or Fees thereon or reduce or forgive the principal amount thereof or forgive the payment of such interest or Fees (it being understood that waivers or modifications of conditions precedent, Defaults or Events of Default shall not constitute a reduction or extension of the time of payment of interest or Fees thereon of any Lender), (ii) except as otherwise expressly provided herein or in the Security Documents, release all or substantially all of the Collateral under all the Security Documents without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Credit Party Guaranty without the prior written consent of each Lender, (iv) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 11.11, or any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) reduce the percentage specified in the definitions of “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender directly and adversely affected thereby (it being understood that, with the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (vi)~~)~~ consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender or (vii) implement an ESG Amendment pursuant to Section 2.23 without the prior written consent of each Lender and each Issuing Bank; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Revolving Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of an Issuing Bank or a Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of such Issuing Bank or such Swingline Lender, (5) without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability,” “Suppressed Availability,” “Specified Availability,” “U.S. Borrowing Base,” “Canadian Borrowing Base” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts” and “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased or add any new classes of eligible assets thereto; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein, (6) without the prior written consent of each Lender, increase the percentages set forth in the term “Canadian Borrowing Base” and “U.S. Borrowing Base” or (7) without the prior written consent of the Required Subfacility Lenders, adversely affect the rights of Lenders under a Subfacility or FILO Subfacility in respect of payments hereunder in a manner different than such amendment affects the other Subfacility or FILO Subfacility, as applicable.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Revolving Loans and FILO Loans of such Lender in accordance with Section 3.04; provided that, unless the Commitments that are terminated, and Revolving Loans and FILO Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event the Company shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans and FILO Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, (i) the Borrowers, the Administrative Agent and each Lender providing the relevant Revolving Commitment Increase may, in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Agreement, (ii) the Borrowers, the Administrative Agent and each Extending Lender may, in accordance with the provisions of Section 2.19, enter into an Extension Amendment; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Lender pursuant to the foregoing clause (i) or (ii), this Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12 and (iii) this Agreement may be amended with the written consent of the Company and the Administrative Agent as provided in Section 3.06.

(d) Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.

(e) Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Supermajority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(g) Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date the Administrative Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 5.01, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14. Domicile of Loans. Each Lender may transfer and carry its Revolving Loans and FILO Loans at, to or for the account of any office, branch, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 3.01 or 5.01 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register. The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Revolving Commitments and principal amount (and related interest amounts) of Revolving Loans, FILO Loans and LC Obligations by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive for such purposes (absent manifest error)), notwithstanding notice to the contrary. With respect to any Lender, the transfer of the Commitments of, and the principal (and interest) amounts of the Revolving Loans and FILO Loans owing to, such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments, Revolving Loans and FILO Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments, Revolving Loans and FILO Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments, Revolving Loans and FILO Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Revolving Loan or FILO Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The registration of any provision of Revolving Commitment Increases pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Commitment Agreement. Coincident with the delivery of such Incremental Revolving Commitment Agreement for acceptance and registration of the provision of Revolving Commitment Increases, as the case may be, or as soon thereafter as practicable, to the extent requested by such Lenders, Notes shall be issued, at the Borrowers’ expense, to such Lender of a Revolving Commitment Increase, to be in conformity with Section 2.04 (with appropriate modification) to the extent needed to reflect Revolving Commitment Increases, and outstanding Revolving Loans made by such Lender of a Revolving Commitment Increase.

13.16. Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.16, each Agent, Joint Lead Arranger, Co-Documentation Agent, Co-Syndication Agent and Lender agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender (or language substantially similar to this Section 13.16(a))) any information with respect to the Company or any Restricted Subsidiary which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a), (ii) upon the request or demand of any governmental, regulatory or self-regulatory authority or as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty in any swap, hedge, insurance, re-insurance or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 (or language substantially similar to this Section 13.16(a)), (vii) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder and (viii) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 (or language substantially similar to this Section 13.16(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations with respect to such Lender, in the case of any disclosure pursuant to the foregoing clause (ii), (iii) or (iv), such Lender will use its commercially reasonable efforts to notify the Company in advance of such disclosure so as to afford the Company the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates and branches, and such Affiliates and branches may share with such Lender, any information related to the Company or any Subsidiary (including, without limitation, any non-public customer information regarding the creditworthiness of the Company and the Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17. USA Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”), the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules and Anti-Terrorism Laws, it is required to obtain, verify, and record information that identifies the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance therewith, and each Credit Party agrees to provide such information from time to time to any Lender.

13.18. Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Solely to the extent an ~~EEA~~Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an ~~EEA~~Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

13.19. Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents and its properties and revenues, hereby irrevocably agrees that, to the extent that the Borrowers, or any of their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, the Company further agrees that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and other applicable law and are intended to be irrevocable for purposes of such Act and such other applicable law.

13.20. Canadian Anti-Money Laundering Legislation. If the Administrative Agent has ascertained the identity of any Canadian Credit Party or any authorized signatories of any Canadian Credit Party for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Anti-Terrorism Laws and “know your client” policies, regulations, laws or rules (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other Anti-Terrorism Laws applicable in Canada, as well as all applicable “know your client” policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Credit Parties or any authorized signatories of the Canadian Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Credit Party or any such authorized signatory in doing so.

13.21. Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

13.22. Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Joint Lead Arrangers, the Co-Documentation Agents, Co-Syndication Agents or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against any Joint Lead Arranger, any Co-Documentation Agent, any Co-Syndication Agent or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.

13.23. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in any Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.24. Judgment Currency. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Credit Document (“Agreement Currency”) into another currency, the rate of exchange used shall be the Spot Rate for conversion into Dollars or, for conversion into another currency, the Spot Rate for the purchase of the Agreement Currency with such other currency through the Administrative Agent’s principal foreign exchange trading office for the other currency during such office’s preceding Business Day. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Credit Party shall discharge its obligation in respect of any sum due under a Credit Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Credit Party (or to the Person legally entitled thereto).

13.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 13.25 the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 14 Credit Party Guaranty.

14.01. The Guaranty. In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Secured Bank Product Obligations in recognition of the direct benefits to be received by each Credit Party from the proceeds of the Revolving Loans and the entering into of such Secured Bank Product Obligations, each Credit Party hereby agrees with the Guaranteed Creditors as follows: each Credit Party hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant Guaranteed Obligations of any Credit Party to the Guaranteed Creditors becomes due and payable hereunder, such Credit Party, unconditionally and irrevocably, promises to pay such obligations to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Credit Party Guaranty is a guaranty of payment and not of collection. This Credit Party Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Credit Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation of this Credit Party Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Credit Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02. Bankruptcy. Additionally, each Credit Party unconditionally and irrevocably guarantees the payment of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such obligations to the Guaranteed Creditors, or order, on demand, in the currency in which the obligation was originally denominated.

14.03. Nature of Liability. The liability of each Credit Party hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations, whether executed by any other guarantor or by any other party, and each Credit Party understands and agrees, to the fullest extent permitted under law, that the liability of such Credit Party hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment in full in cash of the Relevant Guaranteed Obligations), or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any proceeding under Debtor Relief Laws, and each Credit Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor, or (h) any change in the corporate existence, structure or ownership of any Credit Party or any other Person liable for any of the Relevant Guaranteed Obligations, or (i) any proceeding under Debtor Relief Laws affecting any Credit Party, or their assets or any resulting release or discharge of any obligation of any Credit Party, or (j) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any other Credit Party, a Guaranteed Creditor, or any other Person, whether in connection herewith or in any unrelated transactions, or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Credit Party in respect of the Relevant Guaranteed Obligations or a Credit Party in respect of this Credit Party Guaranty or the Relevant Guaranteed Obligations.

14.04. Independent Obligation. The obligations of each Credit Party hereunder are independent of the obligations of any other guarantor, any other party or any Relevant Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Credit Party whether or not action is brought against any other guarantor, any other party or any Relevant Guaranteed Party and whether or not any other guarantor, any other party or any Relevant Guaranteed Party be joined in any such action or actions. Each Credit Party waives, in its capacity as a Guarantor, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Party.

14.05. Authorization. To the fullest extent permitted under law, each Credit Party authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Party Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party, other Credit Parties or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Credit Party from its liabilities under this Credit Party Guaranty.

14.06. Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07. Subordination. Any indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Credit Party is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Credit Party shall be collected, enforced and received by such Credit Party for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed

Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Party under the other provisions of this Credit Party Guaranty. Without limiting the generality of the foregoing, each Credit Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08. Waiver.

(a) Each Credit Party waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. For purposes of the law of the province of Quebec, if applicable, each Credit Party waives, in its capacity as a Guarantor, the benefits of division and discussion. Each Credit Party waives any defense (except as shall be required by applicable statute and cannot be waived) based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than payment of the Relevant Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the validity, legality or unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than payment of the Relevant Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent the Relevant Guaranteed Obligations have been paid. Each Credit Party waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any Relevant Guaranteed Party or any other party or any security.

(b) Each Credit Party waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Party Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Credit Party assumes all responsibility for being and keeping itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Credit Party assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise any Credit Party of information known to them regarding such circumstances or risks.

14.09. Maximum Liability. It is the desire and intent of each Credit Party and the Guaranteed Creditors that this Credit Party Guaranty shall be enforced against such Credit Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Credit Party under this Credit Party Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable federal, state, provincial or foreign law relating to fraudulent conveyances or transfers), then the amount of such Credit Party’s obligations under this Credit Party Guaranty shall be deemed to be reduced and such Credit Party shall pay the maximum amount of the Relevant Guaranteed Obligations which would be permissible under applicable law.

14.10. Payments. All payments made by a Credit Party pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 2.06.

14.11. Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Credit Party Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Credit Party Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount); provided that, notwithstanding the foregoing, no Canadian Credit Party shall undertake to provide such funds or other support to, or to guarantee the Swap Obligations of, any U.S. Credit Party. The obligations and undertakings of each Qualified ECP Guarantor under this Section 14.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 14.11 to constitute, and this Section 14.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

14.12. Information. Each Credit Party assumes all responsibility for being and keeping itself informed of each applicable Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks that each Credit Party assumes and incurs under this guarantee, and agrees that no Guaranteed Creditor shall have any duty to advise any Credit Party of information known to it regarding those circumstances or risks.

*        *        *

~~IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.~~

~~RESOLUTE FOREST PRODUCTS INC.~~
~~By:~~
~~Name:~~
~~Title:~~
~~RESOLUTE FP US INC.~~
~~FIBREK RECYCLING U.S. INC.~~
~~By:~~
~~Name:~~
~~Title:~~
~~RESOLUTE FP AUGUSTA LLC~~
~~By: Abitibi Consolidated Sales LLC, its Manager~~
~~By: Resolute Forest Products Inc., its Sole Member~~
~~By:~~
~~Name:~~
~~Title:~~
~~RESOLUTE FP CANADA INC.~~
~~RESOLUTE GROWTH CANADA INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~BOWATER NUWAY MID-STATES INC.~~
~~DONOHUE CORP.~~
~~FIBREK U.S. INC.~~
~~CALHOUN NEWSPRINT COMPANY~~
~~By:~~
~~Name:~~
~~Title:~~
~~ABIBOW RECYCLING LLC~~
~~ABITIBI CONSOLIDATED SALES LLC~~

~~By: Resolute Forest Products Inc., its Sole Member~~
~~By:~~
~~Name:~~
~~Title:~~
~~AUGUSTA NEWSPRINT HOLDING LLC~~
~~By: Abitibi Consolidated Sales LLC, its Member~~
~~By: Resolute Forest Products Inc., its Sole Member~~
~~By:~~
~~Name:~~
~~Title:~~
~~BOWATER NEWSPRINT SOUTH LLC~~
~~FD POWERCO LLC~~

~~Signature Page—1~~

~~By:~~
~~Name:~~
~~Title:~~

~~GLPC RESIDUAL MANAGEMENT, LLC~~
~~By: Fibrek Recycling U.S. Inc., its Sole Member~~
~~By:~~
~~Name:~~
~~Title:~~
~~ABITIBIBOWATER CANADA INC.~~
~~BOWATER CANADIAN LIMITED~~
~~BOWATER LAHAVE CORPORATION~~
~~FIBREK HOLDING INC.~~
~~FIBREK INTERNATIONAL INC.~~
~~3284649 NOVA SCOTIA COMPANY~~

~~By:~~
~~Name:~~
~~Title:~~

~~FIBREK GENERAL PARTNERSHIP by its managing partner FIBREK HOLDING INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page—2~~

~~BANK OF AMERICA, N.A.,~~
~~as U.S. Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page—3~~

~~BANK OF AMERICA, N.A.~~
~~(acting through its Canada branch), as Canadian Administrative Agent, Canadian Swingline Lender, Canadian Issuing Bank and a Canadian Revolving Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page—4~~

~~[ ],~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page—5~~

Exhibit B

Schedule 2.01

Commitments

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment
Bank of America, N.A.	$44,000,000.00	$0.00
Bank of America, N.A. (acting through its Canada branch)	$0.00	$55,000,000.00
Bank of Montreal	$38,000,000.00	$47,500,000.00
Wells Fargo Bank, N.A.	$38,000.000.00	$0.00
Wells Fargo Capital Finance Corporation Canada	$0.00	$47,500,000.00
Canadian Imperial Bank of Commerce	$30,000,000.00	$37,500,000.00
TD Bank, N.A.	$30,000,000.00	$0.00
The Toronto-Dominion Bank	$0.00	$37,500,000.00
Royal Bank of Canada	$20,000,000.00	$25,000,000.00
Total	$200,000,000.00	$250,000,000.00

Exhibit C

Updates to U.S. Perfection Certificate Schedules

Schedule 2(a)

Schedule 2(a) is updated in its entirety to read as follows:

Chief Executive Offices

Grantor	Address	City	State or Province	Zip Code (or Equiv.)	Country
Resolute Forest Products Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute FP US Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Bowater Newsprint South LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Bowater Nuway Mid-States Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Abitibi Consolidated Sales LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Donohue Corp.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute FP Augusta LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Augusta Newsprint Holding LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Fibrek U.S. Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Fibrek Recycling U.S. Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

GLPC Residual Management, LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

FD Powerco LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Calhoun Newsprint Company	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Growth US LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Grantor	Address	City	State or Province	Zip Code (or Equiv.)	Country
Resolute FP Florida Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Atlas Tissue Holdings, Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Atlas Southeast Papers, INC.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Accurate Paper Holdings, LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Atlas Paper Mills, LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Accurate Paper Fleet, LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Atlas Paper Management, LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Tissue LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Navcor LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Cross City Timber Management LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Caddo River LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Cross City LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Cross City Real Estate Holdings LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Glenwood LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute El Dorado Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Grantor	Address	City	State or Province	Zip Code (or Equiv.)	Country
Resolute US Lumber Inc.	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Resolute Hagerstown LLC	1010 De La Gauchetière Street West, Suite 400	Montréal	Québec	H3B 2N2	Canada

Exhibit D

Updates to Canadian Perfection Certificate Schedules

Schedule 2(a)

Schedule 2(a) is updated in its entirety to read as follows:

Chief Executive Office

Grantor	Address	Province	Country
Resolute FP Canada Canada Inc. / PF Résolu Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

AbitibiBowater Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Bowater Canadian Limited / Bowater Canadienne Limitée	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Bowater LaHave Corporation	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Fibrek General Partnership / Fibrek s.e.n.c.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Fibrek International Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

SFK Pulp Finco Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Head Office

Grantor	Address	Province	Country
Resolute FP Canada Inc. / PF Résolu Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

AbitibiBowater Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Bowater Canadian Limited / Bowater Canadienne Limitée	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Bowater LaHave Corporation	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Grantor	Address	Province	Country
Fibrek General Partnership / Fibrek s.e.n.c.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Fibrek International Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

SFK Pulp Finco Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Domicile/Registered Office

Grantor	Address	Province	Country
Resolute FP Canada Inc. / PF Résolu Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

AbitibiBowater Canada Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Bowater Canadian Limited / Bowater Canadienne Limitée	1959 Upper Water Street, Suite 1600 Halifax, Nova Scotia, B3J 3N2	Nova Scotia	Canada

Bowater LaHave Corporation	1959 Upper Water Street, Suite 900 Halifax, Nova Scotia, B3J 3N2	Nova Scotia	Canada

Fibrek General Partnership / Fibrek s.e.n.c.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

Fibrek International Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada

SFK Pulp Finco Inc.	1010 De La Gauchetière Street West, Suite 400 Montreal, Quebec, H3B 2N2	Québec	Canada